EXHIBIT 99.1

KIRKLAND & ELLIS LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022-4675

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Richard L. Wynne (RW-5630)

KIRKLAND & ELLIS LLP

777 South Figueroa Street

Los Angeles, California 90017

Telephone: (213) 680-8400

Facsimile: (213) 680-8500

Sharon M. Kopman (Pro Hac Vice)

Reorganization Counsel for Debtors and

Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------------	x	Chapter 11
In re:	:
	:	Case No. 03-15261 (SMB)
DDI CORP., et al.,	:
	:	(Jointly Administered)
Debtors	:
--------------------------------------------------------------------	x

DEBTORS’ JOINT PLAN OF REORGANIZATION

DATED AS OF AUGUST 30, 2003

i

Exhibits

Exhibit 1	—	Term Sheet for Management Incentive Plan
Exhibit 2	—	Term Sheet for Common Equity
Exhibit 3	—	Term Sheet for Preferred Equity
Exhibit 4	—	Term Sheet for Senior Discount Notes
Exhibit 5	—	Term Sheet for the Restructuring of the Pre-Restructuring Bank Indebtedness
Exhibit 6	—	Summary of Terms and Conditions of Financial Restructuring of DDi Corp. and its Affiliates
Exhibit 7	—	Plan Support Agreement (as amended)
Exhibit 8	—	Senior Discount Note Holder Plan Support Agreement

List Of Plan Documents To Be Filed After The Petition Date

Document	Date Filed
Secured Lender Warrant Agreement	At least 10 business days prior to Confirmation Hearing
Senior Discount Warrant Agreement	At least 10 business days prior to Confirmation Hearing
New DDi Corp. Guarantee and Pledge Agreement	At least 10 business days prior to Confirmation Hearing
New Senior Discount Note Indenture	At least 10 business days prior to Confirmation Hearing
Management Incentive Plan	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Corp. Certificate of Incorporation	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Corp. Bylaws	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Corp. Articles of Incorporation	At least 10 business days prior to Confirmation Hearing
Amended and Restated DDi Europe Articles of Association	At least 10 business days prior to Confirmation Hearing
Any Other Plan Documents Deemed Necessary	At least 10 business days prior to Confirmation Hearing

I.    INTRODUCTION

On August 20, 2003 (the “Petition Date”), DDi, Corp., a Delaware corporation (“DDi Corp.) and DDi Capital Corp., a California corporation (DDi Capital, and together with DDi Corp., the “Debtors” and “Debtors-in-Possession” and each a “Debtor” and “Debtor-in-Possession”), filed separate voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, the “Chapter 11 Cases”). Each of the Debtors is a holding company that operates through their non-debtor operating subsidiaries. As of the Petition Date, Debtors’ total debt equaled approximately $216 million, consisting of $200 million in aggregate principal amount of Convertible Subordinated Notes (as defined below) at the DDi Corp. level and approximately $16.1 million in aggregate principal amount of Senior Discount Notes (as defined below) and a guarantee of the Pre-Restructuring Loan Documents (as defined below) at the DDi Capital level. On August 21, 2003, the United States Bankruptcy Court entered an order authorizing the joint administration of the Debtors’ Chapter 11 Cases.

The document that you are reading is the Debtors’ Joint Chapter 11 Plan of Reorganization. The Plan (as defined below) provides for the preservation of the Debtors’ businesses through a comprehensive reorganization and debt recapitalization. Under the Plan, the claims of creditors will be paid, either in full or in part, through issuance of cash, debt or equity interests in Reorganized DDi Corp. (as defined below) and DDi Europe (as defined below) and will otherwise be discharged.

Sent to you in the same envelope with this document is the Debtors’ Joint Disclosure Statement. The Disclosure Statement (as defined below) has been approved by the Bankruptcy Court and it is being provided along with the Plan in order to provide you with critical information about the Debtors and to help you understand the Plan. The Disclosure Statement discusses the Debtors’ history, businesses, properties, and results of operations and contains a summary and discussion of this Plan. Holders of Claims (as defined below) and Equity Interests (as defined below) are encouraged to read the Disclosure Statement. No solicitation materials, other than the

Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan.

The Ad Hoc Convertible Note Holder Committee (as defined below), DDi Europe, DDi Intermediate Holdings Corp., Dynamic Details, Incorporated and Dynamic Details, Incorporated, Silicon Valley are co-sponsors of the Plan (the “Co-Sponsors”), with the rights of Plan proponents. This means that these groups have participated in the development of the Plan, and they have agreed to perform certain obligations in connection with the Plan provided that the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.

II.    DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

2.1    Definitions.

The following defined terms are used in this document. Any capitalized term used but not defined herein, but that is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it in the Bankruptcy Code or Bankruptcy Rules.

2.1.1    5.25% Convertible Subordinated Debt Parties.    The 5.25% Convertible Subordinated Note Holders, the 5.25% Underwriters and the 5.25% Trustee.

2.1.2    5.25% Convertible Subordinated Notes.    The 5.25% Convertible Subordinated Notes due 2008 issued by DDi Corp.

2.1.3    5.25% Convertible Subordinated Note Indenture.    That certain subordinated indenture dated as of February 20, 2001 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Corp. and the 5.25% Trustee, pursuant to which the 5.25% Convertible Subordinated Notes were issued.

2.1.4    5.25% Convertible Subordinated Note Holders.    All Holders of the 5.25% Convertible Subordinated Notes.

2.1.5    5.25% Trustee.    U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the 5.25% Convertible Subordinated Note Indenture.

2.1.6    5.25% Underwriters.    Credit Suisse First Boston Corp. and Robertson Stephens, Inc. as underwriters of the 5.25% Convertible Subordinated Notes.

2.1.7    6.25% Convertible Subordinated Debt Parties.    The 6.25% Convertible Subordinated Note Holders, the 6.25% Underwriters and the 6.25% Trustee.

2.1.8    6.25% Convertible Subordinated Notes.    The 6.25% Convertible Subordinated Notes due 2007 issued by DDi Corp.

2.1.9    6.25% Convertible Subordinated Note Indenture.    That certain indenture dated as of April 2, 2002 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Corp. and the 6.25% Trustee, pursuant to which the 6.25% Convertible Subordinated Notes were issued.

2.1.10    6.25% Convertible Subordinated Note Holders.    All Holders of the 6.25% Convertible Subordinated Notes.

2.1.11    6.25% Trustee.    U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the 6.25% Convertible Subordinated Note Indenture.

2.1.12    6.25% Underwriters. Robertson Stephens, Inc. and JPMorgan Securities, Inc. as underwriters of the 6.25% Convertible Subordinated Notes.

2.1.13    Ad Hoc Convertible Note Holder Committee.    The group of Holders of Convertible Subordinated Notes who formed a committee chaired by Tablerock Fund Management, LLC. and represented by Stutman, Treister & Glatt Professional Corporation.

2.1.14    Ad Hoc Senior Discount Note Holder Committee.    The group of Holders of the Senior Discount Notes, AIG Global Investment Corp. and JPMorgan Partners (BHCA), L.P., who formed a committee represented by Hahn & Hessen LLP.

2.1.15    Ad Hoc Committees.    Collectively, the Ad Hoc Convertible Note Holder Committee and Ad Hoc Senior Discount Note Holder Committee.

2.1.16    Administrative Agent.    JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as the arranger of the Commitments (as defined in the Pre-Restructuring Loan Documents), and as collateral, co-syndication, and administrative agent for the Secured Lenders.

2.1.17    Administrative Claim.    Any Claim for any cost or expense of administration of the Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, and the fees and expenses relating to the Ad Hoc Committees as described above, including without limitation, any actual and necessary post-petition expenses of preserving the Estates of the Debtors, any actual and necessary post-petition expenses of operating the business of the Debtors in Possession including post-petition taxes, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330, 331, or 503 of the Bankruptcy Code, the fees and expenses of each Professional retained by the Ad Hoc Committees which retentions have been approved by the Debtors and the Required Lenders, and the expenses of the members of the Ad Hoc Committees as each would be allowed under section 503(b) of the Bankruptcy Code if the Ad Hoc Committees were an official committee under section 1102 of the Bankruptcy Code, and any fees or charges assessed against the Estates of the Debtors under section 1930 of Title 28 of the United States Code.

2.1.18    Administrative Claims Bar Date.    The last date or dates fixed by the Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Section 4.1.2.B. of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy Court.

2.1.19    Affiliate.    “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

2.1.20    Allowed.    When used to describe a Claim or Claims, such Claim or Claims to the extent that it or they are an “Allowed Claim” or “Allowed Claims.”

2.1.21    Allowed Class 1 Claims.    Each of the Secured Lenders shall, for purposes of distribution and treatment under the Plan, be deemed to have an Allowed Claim under Class 1 for DDi Capital’s guarantee of the Pre-Restructuring Loan Documents and Pre-Restructuring Bank Indebtedness, which guarantee is secured by a pledge of the stock of Details, and need not file a proof of claim with respect thereto.

2.1.22    Allowed Class 5 Claims.    A beneficial owner of the Senior Discount Notes of record as of the Effective Date shall, for purposes of distribution under the Plan, be deemed to have an Allowed Claim under Class 5 for the outstanding principal amount of the Senior Discount Notes and the Existing Senior Discount Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

2.1.23    Allowed Class 6a Claims.    A beneficial owner of the 5.25% Convertible Subordinated Notes of record as of the Effective Date shall, for purposes of distribution under the Plan, be deemed to have an Allowed Claim under Class 6a for the outstanding principal amount of the 5.25% Convertible Subordinated Notes and the 5.25% Convertible Subordinated Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

2.1.24    Allowed Class 6b Claims.    A beneficial owner of the 6.25% Convertible Subordinated Notes of record as of the Effective Date shall, for purposes of distribution under the Plan, be deemed to have an Allowed Claim under Class 6b for the outstanding principal amount of the 6.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Note Indenture owned by such beneficial owner plus accrued and unpaid interest as of the Petition Date, and need not file a proof of claim with respect thereto.

2.1.25    Allowed Amount shall mean:

(i)    with respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (l) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The Allowed Amount of any Administrative Claim which is subject to an Administrative Claims Bar Date and not filed by the applicable Administrative Claims Bar Date shall be zero, and no distribution shall be made on account of any such Administrative Claim;

(ii)    with respect to any Claim which is not an Administrative Claim, a Deficiency Claim, Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim or Allowed Class 6b Claim (all “Other Claim”): (i) if the Holder of such Other Claim did not file proof thereof with the Bankruptcy Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors’ Schedules as neither disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date, (a) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court, or (b) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court. The Allowed Amount of any Other Claim which is not filed by the applicable Claims Bar Date, is not listed on the Debtors’ Schedules, is listed as disputed, unliquidated, contingent, unknown or in a zero amount or is not allowed under the terms of the Plan, shall be zero, and no distribution shall be made on account of any such Claim;

(iii)    with respect to any Deficiency Claim, the amount thereof as fixed by Final Order of the Bankruptcy Court. The Allowed Amount of any Deficiency Claim which is not filed by the Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim;

(iv)    with respect to any Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims, the outstanding principal amount plus any accrued and unpaid interest due under their respective agreements as of the Petition Date, as the case may be;

(v)    with respect to the Allowed Class 1 Claims in the aggregate, the amount of $72,892,916.17 plus fees and interest thereon; and

(vi)    with respect to any Equity Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Equity Interest shall supersede any listing of such Equity Interest on the records of the Debtors; or (ii) the amount stated in a proof of Equity Interest filed prior to the Confirmation Date if no objection to such Equity Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Equity Interest as fixed by a Final Order of the Bankruptcy Court.

2.1.26    Allowed Claim.    Except as otherwise provided in this Plan (including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim.

2.1.27    Allowed Claim or Allowed Class Claim.    A Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured Claim that is also an Allowed Claim, and an Allowed Class 3 Claim is a Claim classified in Class 3 that is an Allowed Claim).

2.1.28    Allowed Equity Interest.    Any Equity Interest to the extent, and only to the extent, of the Allowed Amount of such Equity Interest.

2.1.29    Allowed Superpriority Administrative Expense Claim.    An Allowed Administrative Expense Claim of the Secured Lenders pursuant to Sections 503((b)(1), 507(a) and 507(b) of the Bankruptcy Code with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code including, without limitation, sections 105, 326, 328, 330, 331 and 726 of the Bankruptcy Code, and shall at all times be senior to the rights of the Debtors, and any successor trustee or any creditor in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code.

2.1.30    Amended and Restated DDi Corp. Bylaws.    The amended and restated Bylaws for Reorganized DDi Corp., which shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.31    Amended and Restated DDi Corp. Certificate of Incorporation.    The amended and restated certificate of incorporation of Reorganized DDi Corp., which shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.32    Amended and Restated DDi Europe Articles of Association.    The amended and restated articles of association of DDi Europe, which shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.33    Ballots.    Each of the ballot forms distributed with the Disclosure Statement to each Holder of an impaired Claim or Equity Interest (other than to Holders not entitled to vote on the Plan) upon which is to be indicated among other things, acceptance or rejection of the Plan.

2.1.34    Bankruptcy Code.    The Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as applicable to the Cases.

2.1.35    Bankruptcy Court.    The United States Bankruptcy Court for the Southern District of New York, having jurisdiction over the Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of Title 28 of the United States Code, the United States District Court for the Southern District of New York, or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.

2.1.36    Bankruptcy Rules.    Collectively, as now in effect or thereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy Procedure, and (ii) the Local Bankruptcy Rules and General Orders applicable to cases pending before the Bankruptcy Court.

2.1.37    Borrowers.    Dynamic Details, Incorporated, a California corporation, and Dynamic Details, Incorporated, Silicon Valley, a Delaware corporation, as borrowers under the Pre-Restructuring Loan Documents.

2.1.38    Budget and Funding Agreement.    That certain Budget and Funding Agreement, dated as of August 1, 2003 by and among the Debtors, Details, DDISV, each Subsidiary Guarantor (as defined therein), the Administrative Agent and the Professionals (as defined therein) signatory thereto.

2.1.39    Business Day.    Any day, other than a Saturday, a Sunday or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

2.1.40    Cases.    The Chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court.

2.1.41    Cash.    Currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

2.1.42    Causes of Action.    All actions, causes of action, omissions, courses of conduct, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, variances, trespasses, damages, judgments, extents, executions, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payments, Claims and demands whatsoever in law, admiralty, equity or otherwise, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively in law, equity or otherwise.

2.1.43    Claim.    All claims (as such term is defined in Section 101(5) of the Bankruptcy Code), counterclaims, setoffs, recoupment, demands, causes of action, obligations, damages, liabilities, indebtedness, obligations, debts (as such term is defined in Section 101(13) of the Bankruptcy Code), demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, any claims that were or could have been brought under Chapter 5 of the Bankruptcy Code, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

2.1.44    Claims Bar Date.    For any Claim other than an Administrative Claim, September 30, 2003, or such other deadline for filing such Claim as has been established under any order of the Bankruptcy Court.

2.1.45    Claims Objection Deadline.    The later of (i) November 28, 2003 or (ii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court on request of a Debtor or Reorganized Debtor or by agreement between a Debtor or Reorganized Debtor and the Holder of the Claim, but in no event later than December 2, 2003.

2.1.46    Class.    Each group of Claims or Equity Interests classified in Article V of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

2.1.47    Co-Sponsors.    Co-Sponsors shall have the meaning set forth in Section I of the Plan.

2.1.48    Co-Syndication Agent.    Bankers Trust Company as documentation and co-syndication agent of the Pre-Restructuring Loan Documents.

2.1.49    Collateral.    Any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

2.1.50    Confirmation.    Entry of the Confirmation Order by the Bankruptcy Court.

2.1.51    Confirmation Date.    The date on which the Confirmation Order is entered in the Bankruptcy Court’s docket.

2.1.52    Confirmation Hearing.    The hearing to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

2.1.53    Confirmation Order.    The order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which order shall be submitted to the Court in form and substance satisfactory to the Co-Sponsors and the Required Lenders.

2.1.54    Convertible Subordinated Notes.    Collectively, the 5.25% Convertible Subordinated Notes and the 6.25% Convertible Subordinated Notes.

2.1.55    Convertible Subordinated Note Indentures.    Collectively, the 5.25% Convertible Subordinated Note Indenture and the 6.25% Convertible Subordinated Note Indenture.

2.1.56    Convertible Subordinated Note Holders.    All Holders of the Convertible Subordinated Notes.

2.1.57    Creditor.    Any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

2.1.58    DDi Capital.    DDi Capital Corp., a California corporation.

2.1.59    DDi Corp.    DDi Corp., a Delaware corporation.

2.1.60    DDi Europe.    DDi Europe Limited, a company registered in England and Wales and a non-debtor affiliate of DDi Corp.

2.1.61    DDi Intermediate.    DDi Intermediate Holdings Corp., a California corporation and a non-debtor affiliate of DDi Corp.

2.1.62    DDISV.    Dynamic Details, Incorporated, Silicon Valley, a Delaware corporation and a non-debtor affiliate of DDi Corp.

2.1.63    Debtor(s).    Individually or collectively, DDi Corp. and DDi Capital.

2.1.64    Debtors-in-Possession.    The Debtors when each is acting in the capacity of representative of the Estates in the Cases.

2.1.65    Deficiency Claim.    That portion of any Claim of a Creditor secured by a Lien on, security interest in or charge against property of the Estate or that is subject to setoff under the Bankruptcy Code section 553, to the extent that the value of such Creditor’s interest in the Estate’s interest in such property or to the extent that the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a), is less than the amount of the Claim.

2.1.66    Details.    Dynamic Details, Incorporated, a California corporation and a non-debtor affiliate of DDi Corp.

2.1.67    Disclosure Statement.    That certain document entitled Disclosure Statement for Plan of Reorganization of DDi Corp. and DDi Capital under Chapter 11 of the Bankruptcy Code Filed in the Cases by the Debtors, including the Exhibits attached thereto, either in its present form or as it may be amended, restated, supplemented, or otherwise modified from time to time.

2.1.68    Disclosure Statement Hearing.    The hearing(s) held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.

2.1.69    Disputed Administrative Claim. Any Administrative Claim that is not an Allowed Administrative Claim.

2.1.70    Disputed Claim.    All or any part of a Claim, other than any Allowed Amount thereof or the Allowed Class 1 Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and the Allowed Class 6b Claims, as to which any one of the following applies: (i) no proof of claim has been filed with respect to such Claim, and either (a) the Claim is not listed in the Schedules, or (b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount, (ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable orders of the Bankruptcy Court, or the Plan which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a “Disputed Claim” pursuant to this Plan. In addition, prior to the earlier of (i) the Claims Objection Deadline, and (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, any Claim whose Allowed Amount is not specified under the Plan or that is not Allowed under the Plan that is evidenced by a proof of claim shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no Claim corresponding to the proof of claim is listed in the Schedules, (b) the Claim corresponding to the proof of claim is listed in the Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.

2.1.71    Disputed Claim or Disputed Class Claim.    A Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim, and a Disputed Class 5 Claim is a Claim classified in Class 5 that is also a Disputed Claim).

2.1.72    Distribution Agent.    Reorganized DDi. Corp.

2.1.73    Distribution Record Date.    The record date for purposes of making distributions under the Plan on account of Allowed Claims and Equity Interests, which date shall be the Effective Date.

2.1.74    Effective Date.    The tenth calendar day after the entry of the Confirmation Order, unless a stay of the Confirmation Order has been issued by the Court, and all conditions to the Effective Date have been satisfied or, if waivable, waived. In the event the Confirmation Order is stayed, the first business day after the stay is lifted, and all conditions to the Effective Date have been satisfied or, if waivable, waived.

2.1.75    Equity Interest.    Any equity security or interest of or in any Debtor within the meaning, of Section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing DDi Corp. Common Stock or on any common stock of any other Debtor, and the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

2.1.76    Estates.    The bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code by the commencement of the Cases.

2.1.77    Existing DDi Corp. Common Stock.    The shares of common stock of DDi Corp., outstanding immediately prior to the Effective Date.

2.1.78    Existing Senior Discount Note Indenture.    That certain indenture dated as of November 18, 1997 (as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date), by and between DDi Capital (f/k/a Details Holdings Corp., a California corporation) and the Senior Discount Trustee, as trustee, pursuant to which the Senior Discount Notes were issued.

2.1.79    Fee Applications.    Applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code and the Professional Persons retained by the Ad Hoc Committees for allowance of compensation and reimbursement of expenses in the Cases.

2.1.80    Filed.    Delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court. “File” shall have the correlative meaning.

2.1.81    Final Order.    A judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Co-Sponsors and the Required Lenders, or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, re-argument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for re-argument or rehearing shall have expired.

2.1.82    Funding Order.    The Order entered on August 20, 2003, (i) Approving the Budget and Funding Agreement, dated as of August 1, 2003 and (ii) Authorizing and Directing the Debtors’ Performance Thereunder, pursuant to Bankruptcy Code §§ 105, 361, 362, 363, 364, 503(B) and 507(B) and Federal Rule of Bankruptcy Procedure 4001(B).

2.1.83    Hedge Agreement.    The terminated Hedge Agreement by and between JPMorgan Chase Bank and Dynamic Details, Incorporated, which was executed in connection with the Pre-Restructuring Loan Documents and terminated as of April 25, 2003.

2.1.84    Holder.    The beneficial owner of any Interest.

2.1.85    Indentures.    Collectively, the 5.25% Convertible Subordinated Note Indenture, the 6.25% Convertible Subordinated Note Indenture, and the Existing Senior Discount Note Indenture.

2.1.86    Indenture Trustee Fee Claim.    Any Claim of the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee for payment of compensation for all services rendered by it under the Indentures as of the Effective Date, together with the reimbursement of all reasonable expenses, disbursements and advances incurred in connection therewith, including the reasonable compensation, expenses and disbursements of its agents and counsel.

2.1.87    Interest.    (i) All Liens, (ii) all Claims, (iii) all interests of any kind or nature, including but not limited to any equity security or interest of or in any Debtor within the meaning, of section 101(16) of the Bankruptcy Code, including, without limitation, any Equity Interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing DDi Corp. Common Stock or on any common stock of any other Debtor, and (iv) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

2.1.88    Lien.    Any mortgage, pledge, security interest, encumbrance, lien (as defined in Section 101(37) of the Bankruptcy Code) or charge of any kind (including any agreement to give the foregoing), judgments, conditions, covenants, impositions, demands, easements, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction, restrictions or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

2.1.89    Management Incentive Plan.    The Management Incentive Plan pursuant to which the Management Options will be granted which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.90    Management Options.    The options to be granted under the Management Incentive Plan to the management of Reorganized DDi Corp. and its subsidiaries which shall have the material terms described in the term sheet attached as Exhibit “1” to the Plan.

2.1.91    New Common Stock.    The new common stock of Reorganized DDi Corp. issued from and after the Effective Date, which shall be governed by the Amended and Restated DDi Corp. Certificate of Incorporation and shall represent all of the New Common Stock. The New Common Stock shall have the material terms described in the term sheet attached as Exhibit “2” to the Plan and in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.92    New Common Stock Registration Rights Agreement.    The New Common Stock Registration Rights Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.93    New DDi Corp. Securities.    Collectively, the New Common Stock, the New Warrants, and the Management Options.

2.1.94    New DDi Corp. Guarantee and Pledge Agreement.    The New DDi Corp. Guarantee and Pledge Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.95    New Preferred Stock.    The new preferred stock of DDi Europe, issued from and after the Effective Date, which shall be governed by the Amended and Restated DDi Europe Articles of Association and shall represent all of the New Preferred Stock. The New Preferred Stock shall have the material terms described in the term sheet attached as Exhibit “3” to the Plan and in the form attached to the Plan Documentary Supplement.

2.1.96    New Preferred Stock Registration Rights Agreement.    The New Preferred Stock Registration Rights Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.97    New Senior Discount Note Indenture.    The New Senior Discount Note Indenture shall have the material terms described in the term sheet attached as Exhibit “4” to the

Plan and in the form of the New Senior Discount Note Indenture attached as an Exhibit to the Plan Documentary Supplement.

2.1.98    New Warrant Agreements.    Collectively, the Secured Lender Warrant Agreement and the Senior Discount Warrant Agreement.

2.1.99    New Warrants.    Collectively, the Secured Lender Warrants and the Senior Discount Warrants.

2.1.100    Person.    An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, association, unincorporated association, joint venture, governmental authority, Professional, governmental unit, Committee or other entity of whatever nature.

2.1.101    Petition Date.    The date on which each Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code, i.e., August 20, 2003.

2.1.102    Plan.    The Joint Plan of Reorganization as set forth herein, including the Exhibits thereto and the Plan Documents, as the same may be amended or modified from time to time in accordance with section 15.1 of this Plan.

2.1.103    Plan Documentary Supplement.    A supplement to this Plan, containing various documents relating to the implementation of the Plan, to be Filed with the Bankruptcy Court no later than ten (10) Business Days prior to the commencement of the hearing on confirmation of the Plan, as said supplement may be amended from time to time at any time prior to the Effective Date with the consent of the Co-Sponsors and the Required Lenders.

2.1.104    Plan Documents.    Collectively, the Amended and Restated DDi Corp. Certificate of Incorporation; the Amended and Restated DDi Corp. Bylaws, the Amended and Restated DDi Europe Articles of Association, the New Warrant Agreements, the Management Incentive Plan, the Registration Rights Agreements, the New Senior Discount Note Indenture and any other documents required by the Plan, excluding any of the Restructuring Loan Documents (other than the Secured Lender Warrant Agreement, the New Common Stock

Registration Rights Agreement and the New DDi Corp. Guarantee and Pledge Agreement), or determined by the Co-Sponsors and the Required Lenders to be necessary or advisable to implement the Plan. The Plan Documents shall be in form and content acceptable to the Co-Sponsors and the Required Lenders. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as part of the Plan Documentary Supplement as early as practicable (but in no event later than ten (10) Business Days prior to the commencement of the Confirmation Hearing or on such other date as the Bankruptcy Court may establish).

2.1.105    Pre-Restructuring Bank Indebtedness.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit ”5” to the Plan.

2.1.106    Pre-Restructuring Loan Documents.    The Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002, the Seventh Amendment, dated as of June 27, 2003 and the Eighth Amendment, dated as of August 1, 2003 (as amended, supplemented or otherwise modified prior to the Petition Date, the “Pre-Restructuring Credit Agreement”), among Details, DDISV, the Secured Lenders, the Administrative Agent and the Co-Syndication Agent, and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the Hedge Agreement, with any Secured Lender or any Affiliate of any Secured Lender.

2.1.107    Priority Claim.    Any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

2.1.108    Pro Rata.    Proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of

(b)(i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.

2.1.109    Professional.    A Person or Entity (a) employed by the Debtors in Possession pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, (b) employed by the Ad Hoc Committees, which retentions have been approved by the Debtors and the Required Lenders and to be compensated for services rendered prior to the Effective Date as would be allowed under section 503(b) of the Bankruptcy Code if the Ad Hoc Committees were an official committee or (c) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

2.1.110    Professional Fees.    All Allowed Claims of Professionals for compensation and for reimbursement of expenses under sections 328, 330 and/or 503(b) of the Bankruptcy Code, and the Administrative Claims of the Professionals for the Ad Hoc Committees.

2.1.111    Registration Rights Agreements.    Collectively, the New Common Stock Registration Rights Agreement and the New Preferred Stock Registration Rights Agreement.

2.1.112    Released Claims.    Any and all of the following Claims and Causes of Action that arose up to and including the Effective Date and/or relate to, in any way, any Claims or Causes of Action that arose up to and including the Effective Date:

        (i)    actions or omissions or courses of conduct of any Released Party with respect to any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of their respective subsidiaries is or was a borrower or guarantor, the Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes, the Senior Discount Notes or

any investment (direct or indirect) in any common or preferred equity of any of the Debtors (including, without limitation, any action or omission of any Released Party with respect to the issuance, acquisition, holding, voting or disposition of any such investment),

        (ii)    actions or omissions or courses of conduct of any Released Party as an officer, director, employee or agent of, or advisor to, any of the Debtors, the Debtors’ respective subsidiaries, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties or the Senior Discount Parties,

        (iii)    disclosures made or not made by any person to any current or former Holder of any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of the Debtors’ respective subsidiaries is or was a borrower or a guarantor, the Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes or the Senior Discount Notes,

        (iv)    consideration paid in respect of any investment (direct or indirect) by any Person in any indebtedness arising under or with respect to any credit facility or any other arrangement under which any of the Debtors or any of the Debtors’ respective subsidiaries is or was a borrower or a guarantor, Pre-Restructuring Loan Documents, the 5.25% Convertible Subordinated Notes, the 6.25% Convertible Subordinated Notes, the Senior Discount Notes, any common or preferred equity investment (direct or indirect) in any of the Debtors or in respect of any services provided or to be provided to any of the Debtors under any management agreement or otherwise,

        (v)    Claims for equitable subordination or other recharacterization of any claim of any of the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties and the Senior Discount Parties,

        (vi)    avoidance Claims the Debtors and their respective Estates have or may have against any of the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties and the Senior Discount Parties under

Sections 542, 543, 544, 547, 548, 549, 553, or 724(a) of the Bankruptcy Code, under applicable state law or otherwise, in respect of any payments or transfers made, obligations incurred or any contracts, agreements or arrangements involving any of the Released Parties,

        (vii)    any fiduciary duty of any of the Released Parties to any of the Debtors or their respective Estates or which the Estates might have asserted or any of their creditors or Holders,

        (viii)    actions taken or not taken or course of conduct in connection with the contemplated Plan, the restructuring and the petitions or otherwise in respect in the Chapter 11 Cases and

        (ix)    Claims, obligations, rights, Causes of Action and liabilities which the Debtors and any of their respective successors, assigns, affiliates and subsidiaries (other than DDi Europe and its European subsidiaries) may assert against the Released Parties, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date, in any way relating to the Chapter 11 Cases, the Restructuring or the Plan; provided, however, that Released Claims shall not include Claims or Causes of Action arising out of any such Released Party’s gross negligence or willful misconduct.

2.1.113    Released Parties.    The Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Creditors’ Committee (if any) and each of the members, the Ad Hoc Committees and each of the members, and any and all of such parties’ respective predecessors, successors and assigns, past, current and future principals, affiliates, agents, officers, directors, employees, shareholders, partners, members, affiliates, representatives, attorneys, financial advisors, investment bankers, agents or other professionals.

2.1.114    Reorganized DDi Corp.    DDi Corp., as reorganized on and after the Effective Date.

2.1.115    Reorganized Debtors.    The Debtors, as reorganized under the terms of the Plan on and after the Effective Date, and any successors thereto by merger, consolidation, acquisition, or otherwise.

2.1.116    Required Lenders.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit “5” to the Plan.

2.1.117    Restructuring.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit “5” to the Plan.

2.1.118    Restructuring Loan Documents.    This term shall have the meaning ascribed to such term in the term sheet attached as Exhibit “5” to the Plan.

2.1.119    Restructuring Support Agreement.    That certain agreement (together with exhibits, annexes and attachments thereto) dated as of August 1, 2003, by and among DDi Corp., DDi Intermediate, DDi Capital, Details, DDISV, their respective subsidiaries and affiliates and one hundred percent (100%) of the Holders of the Pre-Restructuring Bank Indebtedness.

2.1.120    Schedules.    The schedules of assets and liabilities and list of equity security Holders Filed by the Debtors, as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(1) and (3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

2.1.121    Secured Claim.    Any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Holder’s interest in the Debtors, any Debtor’s or any Estate’s interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.

2.1.122    Secured Lender Warrant Agreement.    The agreement pursuant to which the Secured Lender Warrants will be issued which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.123    Secured Lender Warrant Escrow Agreement.    The Secured Lender Warrant Escrow Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.124    Secured Lender Warrants.    The warrants issuable to the Secured Lenders which shall have the material terms described in the term sheet attached as Exhibit “5” to the Plan.

2.1.125    Secured Lenders.    The several banks and other financial institutions from time to time parties to the Pre-Restructuring Loan Documents.

2.1.126    Senior Debt Parties.    The Secured Lenders, the Administrative Agent and the Co-Syndication Agent.

2.1.127    Senior Discount Notes.    The 12.5% Senior Discount Notes due 2007 issued by DDi Capital.

2.1.128    Senior Discount Note Holders.    All Holders of the Senior Discount Notes.

2.1.129    Senior Discount Parties.    The Senior Discount Note Holders and the Senior Discount Trustee.

2.1.130    Senior Discount Trustee.    Wilmington Trust Company, as successor trustee to U.S. Bank National Association, as successor in interest to The State Street Bank and Trust Company, in its capacity as indenture trustee under the Existing Senior Discount Note Indenture.

2.1.131    Senior Discount Warrant Agreement.    The agreement pursuant to which the Senior Discount Warrants will be issued which shall be in the form attached as an Exhibit to the Plan Documentary Supplement.

2.1.132    Senior Discount Warrants.    The warrants issuable to the Senior Discount Note Holders which shall have the material terms described in the term sheet attached as Exhibit “4” to the Plan.

2.1.133    Tax.    Any tax, charge, fee, levy, impound or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. “Tax” shall include any interest or additions attributable to, or imposed on or with respect to such assessments.

2.1.134    Tax Claim.    Any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

2.1.135    Unclaimed Property.    All Cash, DDi Corp. Securities, and New Preferred Stock deemed to be “Unclaimed Property” pursuant to Sections 9.6 and 9.7 of the Plan.

2.1.136    Unsecured Claim.    A Claim against any Debtor that is not (a) a Secured Claim, (b) an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.

2.2    Rules of Construction.    For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Equity Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (f) the words “herein,” hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; and (g) unless otherwise provided in the Plan, any reference in this Plan to a contract, instrument, release, indenture, agreement, or other document being in a particular form or non particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (h) any reference in the Plan to a document, schedule, or exhibit to the Plan, Plan Documentary Supplement, or Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or any other provision in this section 2.2.

2.3    Plan Documentary Supplement.    Forms or summaries of certain documents referred to herein will be contained in a separate Plan Documentary Supplement, which the Debtors shall file with the Bankruptcy Court and may amend from time to time with the consent of the Co-Sponsors and the Required Lenders prior to the Effective Date. A copy of the Plan Documentary Supplement may be obtained from counsel for the Debtors, at the address set forth in section 16.5 of the Plan, upon written request.

2.4    Exhibits.    All Exhibits to the Plan and all documents contained in the Plan Documentary Supplement are incorporated into and are a part of the Plan as if set forth in full herein.

III.    JOINT PLAN; NO SUBSTANTIVE CONSOLIDATION

This Plan, although proposed jointly, constitutes a separate plan proposed by each of the Debtors. The Debtors’ respective Chapter 11 estates remain legally separate. Each Debtor is only assuming liability under the Plan for the claims properly chargeable to such Debtor and for no others. Accordingly, except as expressly provided herein, the classifications set forth below shall be deemed to apply separately with respect to each Plan proposed by each Debtor.

IV.    UNCLASSIFIED CLAIMS

As required by the Bankruptcy Code, the Plan places claims and interests into various Classes according to their right to priority. However, certain types of claims are not classified in any Classes under the Plan. These claims are deemed “unclassified” under the provisions of the Bankruptcy Code. They are not considered impaired and they do not vote on the Plan, because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following claims in a class. The treatment of these unclassified claims is as provided below.

4.1    Administrative Claims.    Administrative Claims are generally claims for the expenses of administering the Debtors’ Cases that are allowed under Code section 507(a)(1). The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The treatment of Administrative Claims is as described below.

        4.1.1    Payment Generally.    Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following Sections, the Distribution Agent shall pay each Allowed Administrative Clam in full, in Cash or such other treatment as may be accepted by such Holder, on the later of (i) the Effective Date, (ii) within ten (10) Business Days after the date of such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of post-petition business by the Debtors in Possession shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

        4.1.2    Administrative Claims Bar Date.

                    (i)    General Administrative Claims Bar Date.    All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) post-petition, ordinary course trade obligations and routine post-petition payroll obligations incurred in the ordinary course of the Debtors’ post-petition business, for which no bar date shall apply, and (ii) post-petition tax obligations, for which the bar date described in the following Section shall apply) shall be filed with the Bankruptcy Court and served upon the Co-Sponsors no later than sixty (60) days after the Effective Date (the “General Administrative Claims Bar Date”), unless such date is extended by the Bankruptcy Court after notice to the Co-Sponsors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.

        (ii)    Administrative Tax Claims Bar Date.    All requests for payment of Administrative Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date (“Tax Administrative Claims”) and for which no bar date has otherwise previously been established, must be filed and served on the Co-Sponsors on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 180 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property. The total claims of this nature are estimated to be zero.

4.2    Superpriority Administrative Expense Claim.    Pursuant to the terms and conditions of the Funding Order, the Secured Lenders and the Administrative Agent were granted the Allowed Superpriority Administrative Expense Claim pursuant to sections 503(b) and 507(b) of the Bankruptcy Code; provided, however, that the Secured Lenders have acknowledged that they will waive the Allowed Superpriority Administrative Expense Claim if

the Restructuring Transaction (as defined in Exhibit “7”) is consummated on or before January 30, 2004.

4.3    Priority Tax Claims.    Priority Tax Claims are certain unsecured income, employment and other taxes described by Code section 507(a)(8). The Bankruptcy Code requires that each Holder of such a section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments over a period not exceeding six (6) years from the date of the assessment of such tax. The total claims of this nature are estimated to be zero. At the election of the Debtors, the Holder of each Allowed Priority Tax Claim shall be entitled to receive, on account of such Claim, (i) equal cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the Tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any unpaid balance from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or (iii) payment of the full Allowed Priority Tax Claim in Cash. The total Claims of this nature are estimated to be zero.

4.4    Indenture Trustee Fee Claim.    The Indenture Trustee Fee Claim shall be paid directly by the Debtors on the Effective Date and shall not be deducted from any distributions to the Holders of (i) the Allowed Class 1 Claims, (ii) Allowed Class 5 Claims, (iii) Allowed Class 6a Claims or (iv) the Allowed Class 6b Claims. In addition, the Reorganized Debtors shall pay the actual, necessary and reasonable fees and expenses of the 5.25% Trustee, the 6.25% Trustee and the Senior Discount Trustee incurred after the Effective Date in connection with the distributions to be made pursuant to this Plan.

V.    CLASSIFICATION OF CLAIMS AND INTERESTS

5.1    General Overview.    As required by the Bankruptcy Code, the Plan places claims and interests into various Classes according to their right to priority and other relative rights. The Plan specifies whether each Class of claims or interests is impaired or unimpaired, and the Plan sets forth the treatment each Class will receive. The table below lists the Classes of Claims established under the Plan and states whether each particular Class is impaired or left unimpaired by the Plan. A Class is “unimpaired” if the Plan leaves unaltered the legal, equitable and contractual rights to which the Holders of claims or interests in the Class are entitled, with certain exceptions specified in the Bankruptcy Code.

Class	Claimants	Impaired or Unimpaired

Class 1	Allowed Class 1 Claims	Unimpaired

Class 2	Other Secured Claims	Unimpaired

Class 3	Other Priority Claims that fall within Code sections 507(a)(3), (4) and (6)	Unimpaired

Class 4	Allowed Unsecured Claims not classified in Classes 5, 6a or 6b	Unimpaired

Class 5	Allowed Class 5 Claims	Impaired

Class 6a	Allowed Class 6a Claims	Impaired

Class 6b	Allowed Class 6b Claims	Impaired

Class 7	Existing DDi Corp. Common Stock Equity Interests	Impaired

VI.    PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

6.1    Class 1 - Allowed Class 1 Claims (Unimpaired).    Class 1 consists of all Allowed Class 1 Claims against Debtor DDi Capital by virtue of DDi Capital’s guarantee of the Pre-Restructuring Loan Documents, which guarantee is secured by a perfected, first priority Lien on and pledge of the stock of Details (the “DDi Capital Guarantee and Pledge”). All Class 1 Claims are Allowed Class 1 Claims.

Class 1 is unimpaired and all legal, equitable and contractual rights, remedies, powers and privileges of Holders of Allowed Class 1 Claims shall be left unaltered, including, without limitation, the DDi Capital Guarantee and Pledge. Therefore, the Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan and are deemed to have accepted the Plan.

6.2    Class 2 - Other Secured Claims (Unimpaired).    Class 2 consists of any other Allowed Secured Claims not otherwise classified (“Other Secured Claims”). Each Holder of an Allowed Class 2 Claim shall receive one of the following alternative treatments, at the election of the Reorganized Debtors:

(a)	The claimant’s collateral shall be returned to the claimant on the Effective Date in full satisfaction of such claimant’s Allowed Other Secured Claim. The claimant’s allowed Deficiency Claim shall be treated as an Allowed Class 3 Claim.

(b)	The legal, equitable and contractual rights of the Allowed Other Secured Claim shall be unaltered by the Plan; or

(c)	Such Claim will be otherwise treated in any other manner so that such Claim shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Class 2 is unimpaired and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that any Other Secured Claims exist.

6.3    Class 3 - Other Priority Claims (Unimpaired).    Class 3 consists of all Allowed Claims against the Debtors accorded priority and right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim (“Other Priority Claims”). The legal, equitable and contractual rights of the Holders of Class 3 Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an allowed Class 3 Claim shall receive one of the following alternative treatments, at the election of the Debtors:

(a)	to the extent then due and owing on the Effective Date, such Allowed Class 3 Claim will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors;

(b)	to the extent not due and owing on the Effective Date, such Allowed Class 3 Claim (i) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors on the Effective Date or (ii) will be paid in full in Cash or such other treatment agreed to by the Holder of an Allowed Class 3 Claim by the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

(c)	such Allowed Class 3 Claim will be otherwise treated in any other manner so that such Allowed Class 3 Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Allowed Class 3 Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured by virtue of payments made upon the Effective Date. Class 3 is unimpaired and the Holders of Allowed Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Allowed Claims in Class 3 are not entitled to vote to accept or reject the Plan. As of the date hereof, the Debtors do not believe that there are any Class 3 Claims.

6.4    Class 4 - Allowed Unsecured Claims Not Classified in Classes 5, 6a or 6b (Unimpaired).    Class 4 consists of all Allowed Unsecured Claims which are not classified in Classes 5, 6a or 6b (other than the Indenture Trustee Fee Claims). Thirty (30) days after the Effective Date, each Holder of an Allowed Class 4 Claim shall receive, on account of and in full satisfaction of such Holder’s Allowed Class 4 Claim, Cash in full. As of the date hereof, the Debtors believe that there are no Class 4 Claims.

Class 4 is unimpaired and the Holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

6.5    Class 5 - Allowed Class 5 Claims (Impaired).    Class 5 consists of Allowed Class 5 Claims under the Senior Discount Notes and the Existing Senior Discount Note Indenture. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 5 Claims asserted against any and all Debtors, each Holder of an Allowed Class 5 Claim shall receive a Pro Rata share of (i) participation in the New Senior Discount Note Indenture and (ii) the Senior Discount Warrants.

Class 5 is impaired and the Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

6.6    Class 6a - Allowed Class 6a Claims (Impaired).    Class 6a consists of Allowed Class 6a Claims. All Class 6a Claims are Allowed Class 6a Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6a Claims asserted against any and all Debtors, each Holder of an Allowed Class 6a Claim shall receive, (i) a Pro Rata share of 43.24% of the New Common Stock, subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of the Management Options therein, and (B) all New Common Stock issuable upon the exercise of the New Warrants; and (ii) a Pro Rata share of 45.45% the New Preferred Stock.

6.7    Class 6b - Allowed Class 6b Claims (Impaired).    Class 6b consists of Allowed Class 6b Claims. All Class 6b Claims are Allowed Class 6b Claims. On the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 6b Claims asserted against any and all Debtors, each Holder of an Allowed Class 6b Claim shall receive, (i) a Pro Rata share of 50.76% of the New Common Stock subject to dilution for (A) all New Common Stock issuable under the Management Incentive Plan upon the exercise of the Management Options therein and (B) all New Common Stock issuable upon the exercise of the New Warrants; and (ii) a Pro Rata share of 45.45% of the New Preferred Stock.

6.8    Class 7 - Existing DDi Corp. Common Stock (Impaired).    Class 7 consists of the Allowed Equity Interests of all Holders of Existing DDi Corp. Common Stock. On or as soon as practicable after the Effective Date, on account of and in full and complete satisfaction of all Allowed Class 7 Equity Interests, each Holder of a Class 7 Equity Interest shall receive a Pro Rata share of 1.0% of the outstanding New Common Stock on the Effective Date, subject to dilution for (i) all New Common Stock issuable under the Management Incentive Plan upon exercise of the Management Options therein and (ii) all New Common Stock issuable upon exercise of the New Warrants.

VII.    ACCEPTANCE OR REJECTION OF THE PLAN

7.1    Introduction.    PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OR THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtors and the Co-Sponsors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, acceptance of the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. The requirements described herein are not the only requirements for confirmation.

7.2    Who May Object to Confirmation of the Plan.    Certain Creditors and parties in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

7.3    Who May Vote to Accept/Reject the Plan.    A Creditor or Equity Interest Holder has a right to vote for or against the Plan if that Creditor or Equity Interest Holder has a claim which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class.

        7.3.1    What Is an Allowed Claim/Equity Interest.    As noted above, a Creditor or Equity Interest Holder must first have an Allowed Claim or Allowed Equity Interest to vote. These terms are defined in sections 2.1.26 and 2.1.28 of this Plan.

        7.3.2    What Is an Impaired Class.    A class is impaired if the Plan alters the legal, equitable, or contractual rights of the claims or interests in that class, other than the right to accelerate the claim upon certain kinds of defaults. In this case, the Debtors believe that all classes are impaired except Classes 1, 2, 3 and 4.

        7.3.3    Who is Not Entitled to Vote.    The following four types of claims are not entitled to vote: (1) claims that have not been Allowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(7) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any property under the Plan do not vote because such classes are deemed to have rejected the Plan. The Debtors believe that all classes are entitled to vote except Classes 1, 2, 3 and 4. Classes 1, 2, 3 and 4 are unimpaired under the Plan and consequently are not entitled to vote, because they are conclusively deemed to have accepted the Plan.

EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

        7.3.4    Who Can Vote in More Than One Class.    A Creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject a Plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim. Also, a Creditor may otherwise hold Claims in more than one class, and may vote the Claims held in each Class.

        7.3.5    Votes Necessary for a Class to Accept the Plan. A class of claims is deemed to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims that actually voted, vote to accept the Plan.

        7.3.6    Treatment of Nonaccepting Classes.    As noted above, even if there are impaired classes that do not accept the proposed Plan, the Court may nonetheless confirm the Plan if the nonaccepting classes are treated in the manner required by the Bankruptcy Code and at least once impaired class of claims accepts the Plan. The process by which a plan may be confirmed and become binding on non-accepting classes is commonly referred to as “cramdown.” The Bankruptcy Code allows the Plan to be “crammed down” on nonaccepting classes of claims or interests if it meets all statutory requirements except the voting requirements of 1129(a)(8) and if the Plan does not “discriminate unfairly” and is “fair and equitable” with respect to each impaired class that has not voted to accept the Plan, as set forth in 11 U.S.C. § 1129(b) and applicable case law.

        7.3.7    Request for Confirmation Despite Nonacceptance by Impaired Class(es).    The parties proposing this Plan will ask the Court to confirm this Plan by cramdown on any impaired class if such class does not vote to accept the Plan.

VIII.    MEANS FOR IMPLEMENTING THE PLAN

8.1    Introduction.    This section is intended to explain the means through which the Debtors intend to effectuate the recapitalization and reorganization provided for under the Plan, and it addresses how the Debtors intend to fund the obligations to Creditors undertaken in the Plan. It provides information regarding prospective corporate governance, funding sources for Plan obligations, the new equity interests being issued pursuant to the Plan, and other material issues bearing upon the performance of the Plan.

8.2    The Reorganized Debtors.    Each of the Debtors shall, as Reorganized Debtor, continue to exist after the Effective Date of the Plan as a separate legal entity, with all of the powers of a corporation under the laws of their respective states of incorporation, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law. Each Reorganized Debtor shall continue to have all corporate powers and rights accorded to the same under the laws of the jurisdiction of its incorporation.

8.3    Issuance of New Common Stock.    On the Effective Date, Reorganized DDi Corp. shall issue the New Common Stock in accordance with the Plan, consistent with the Amended and Restated DDi Corp. Certificate of Incorporation and other Plan Documents, which shall be distributed as described herein. On the Effective Date, the New Common Stock shall be issued for distribution to the Holders of Allowed Class 6a Claims, Allowed Class 6b Claims, Class 7 Equity Interests and the management of Reorganized DDi Corp The New Common Stock issued to the Holders of Allowed Class 6a Claims and Allowed Class 6b Claims shall represent 94% of the New Common Stock outstanding on the Effective Date. The New Common Stock issued to the management of Reorganized DDi Corp. shall represent 5% of the New Common Stock outstanding on the Effective Date; however, 2.5% shall be vested on the Effective Date and, subject to the Management Incentive Plan, 2.5% shall vest twelve (12) months after the Effective Date. The New Common Stock issued to the Holders of Class 7 Equity Interests shall represent 1% of the New Common Stock outstanding on the Effective Date. All shares of New Common Stock issued pursuant to the Plan will be, upon such issuance, validly issued, and non-assessable and upon payment of any applicable warrant or option exercise price, fully paid.

8.4    Issuance of Secured Lender Warrants.    On the Effective Date, Reorganized DDi Corp. shall issue the Secured Lender Warrants representing 10.0% of the New Common Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date, in accordance with the Plan, consistent with the Secured Lender Warrant Agreement, the Restructuring Loan Documents and other Plan Documents, which shall be distributed to the Secured Lenders as described herein. The Secured Lender Warrant Agreement shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the Secured Lender Warrants shall be issued to the Secured Lenders ratably in accordance with their respective commitments and held in an escrow account until the twenty-four (24) month anniversary of the Effective Date (the “Second Anniversary Date”). The terms of the Secured Lender Warrants are more fully described in the term sheet attached as Exhibit “5” to the Plan.

8.5    Issuance of Senior Discount Warrants.    On the Effective Date, Reorganized DDi Corp. shall issue the Senior Discount Warrants representing 2.5% of the New Common Stock of Reorganized DDi Corp. on a fully diluted basis on the Effective Date, in accordance with the Plan, consistent with the Senior Discount Warrant Agreement, the Restructuring Loan Documents and other Plan Documents, which shall be distributed to the Senior Discount Note Holders as described herein. The Senior Discount Warrant Agreement shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the Senior Discount Warrants shall be issued ratably to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The terms of the Senior Discount Warrants are more fully described in the term sheet attached as Exhibit “4” to the Plan.

8.6    Issuance of Management Options Under Management Incentive Plan.    On the Effective Date, Reorganized DDi Corp. shall grant the Management Options under the Management Incentive Plan, in accordance with the Plan, consistent with the Management Incentive Plan and other Plan Documents. The terms of the Management Incentive Plan are more fully described in the term sheet attached as Exhibit “1” to the Plan. The Management Incentive Plan shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement.

8.7    Issuance of New Preferred Stock.    On the Effective Date, DDi Europe shall issue the New Preferred Stock in accordance with the Plan, consistent with the Amended and Restated DDi Europe Articles of Association and other Plan Documents, which shall be distributed as described herein. On the Effective Date, the New Preferred Stock shall be issued to the Holders of Class 6a and 6b Claims in accordance with sections 6.6 and 6.7 of the Plan. The Amended and Restated DDi Europe Articles of Association shall be substantially in the form attached as an Exhibit to the Plan Documentary Supplement. On the Effective Date, the New Preferred Stock shall be issued to the Holders of Class 6a Claims and Class 6b Claims. All shares of New Preferred Stock issued pursuant to the Plan will be, upon such issuance, validly issued, and non-assessable and fully paid. The terms of the New Preferred Stock are more fully described in the term sheet attached as Exhibit “3” to the Plan.

8.8    Amended and Restated Articles or Certificate of Incorporation or Charter and Bylaws.    As of the Effective Date, the Certificate of Incorporation of Reorganized DDi Corp. shall be the Amended and Restated DDi Corp. Certificate of Incorporation, substantially in the form attached as an Exhibit to the Plan Documentary Supplement. The Amended and Restated DDi Corp. Certificate of Incorporation will, among other provisions, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, the Bylaws of Reorganized DDi Corp. shall be the Amended and Restated DDi Corp. Bylaws substantially in the form attached as an Exhibit to the Plan Documentary Supplement. As of the Effective Date, the Articles of Association of DDi Europe shall be the Amended and Restated DDi Europe Articles of Association, substantially in the form attached as an Exhibit to the Plan Documentary Supplement. The Amended and Restated DDi Corp. Certificate of Incorporation, Amended and Restated DDi Corp. Bylaws and the Amended and Restated DDi Europe Articles of Association shall be deemed effective as of the Effective Date by virtue of the Confirmation Order, without the need for any corporate, director or stockholder action.

8.9    Treatment of the Senior Debt Parties Under the Pre-Restructuring Loan Documents.    On the Effective Date, the aggregate outstanding principal amount of indebtedness and the face amount of letters of credit under the Pre-Restructuring Loan Documents in the amount of $72,892,916.17 and any fees and interest accrued and unpaid thereon shall be restructured, exchanged and repaid pursuant to the Restructuring Loan Documents and all the rights of the Senior Debt Parties under the Pre-Restructuring Loan Documents shall be modified, exchanged and restated as provided in the Restructuring Loan Documents. On the Effective Date, DDi Corp. shall execute and deliver (i) the New DDi Corp. Guarantee and Pledge Agreement and deliver one hundred percent (100%) of the common stock of DDi Intermediate to the Administrative Agent as Collateral pursuant thereto, (ii) the Secured Lender Warrant Agreement and shall issue the Secured Lender Warrants to the Secured Lenders pursuant thereto, (iii) the New Common Stock Registration Rights Agreement and (iv) the Secured Lender Warrant Escrow Agreement. On the Effective Date, DDi Intermediate shall pledge one hundred percent (100%) of the common stock of DDi Capital to the Administrative Agent as Collateral. The New DDi Corp. Guarantee and Pledge Agreement and the Secured Lender Warrant Agreement shall be in the form attached as an Exhibit to the Plan Documentary Supplement. The terms of the Secured Lender Warrants are more fully described in the term sheet attached as Exhibit “5” to the Plan.

8.10    Treatment of the Senior Discount Note Holders.    On the Effective Date, the aggregate outstanding principal amount of the Senior Discount Notes and the fees and interest accrued and unpaid thereon shall be restructured and repaid pursuant to the New Senior Discount Note Indenture and all the rights of the Senior Discount Note Holders under the Existing Senior Discount Note Indenture shall be extinguished. The New Senior Discount Note Indenture shall be substantially in the form attached to the Plan Documentary Supplement as an Exhibit. In addition, the Senior Discount Warrants shall be issued ratably to the Senior Discount Note Holders and held in an escrow account until the Second Anniversary Date. The terms of the Senior Discount Warrants are more fully described in the term sheet attached as Exhibit “4” to the Plan.

8.11    Funding of the Plan.    All Cash necessary for the Debtors to pay their obligations under the Plan shall be obtained by the Debtors from their domestic subsidiaries; provided, however, that: (a) this section 8.11 shall not create or vest in any creditor, claimant or Holder any claim against such subsidiaries; (b) the Debtors shall have the exclusive right to collect the Cash from their subsidiaries; (c) this section 8.11 shall not create, or be interpreted or construed to create, any liability of any such subsidiaries to any Person other than the Debtors; and (d) the Debtors’ rights under this section 8.11 shall not be enforceable to the extent that they would cause a breach of the Restructuring Loan Documents or the Budget and Funding Agreement.

8.12    Management/Board of Directors.    On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors’ newly constituted Board of Directors (each a “Board” and collectively, the “Boards”), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors. Immediately following the Effective Date, the New Board of Reorganized DDi Corp. shall consist of seven members, comprised as follows: (a) Bruce McMaster, (b) David Blair, (c) two Convertible Subordinated Note Holder designees (designated by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval and (d) three Convertible Subordinated Note Holder designees (selected by the Ad Hoc Convertible Note Holder Committee prior to distribution of the Plan) which designees will be included in the Plan as sent to the Convertible Subordinated Note Holders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi Corp., the Ad Hoc Convertible Note Holder Committee and their respective advisors). Prior to or immediately following the Effective Date of the Plan, Reorganized DDi Corp. shall use commercially reasonable efforts to provide to the Ad Hoc Convertible Note Holder Committee the names of at least three directors who meet the “independence” standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi Corp. or any of the securities of Reorganized DDi Corp. are subject to such standards). After the Effective Date of the Plan, and not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below)), two Holders of the New Preferred Stock (who initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the “Preferred Stock Representatives”), together, shall make reasonable recommendations in good faith (the “Designation Right”) to the Board (or more frequently in the event any such Holder transfers any of its shares of New Preferred Stock along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to Reorganized DDi Corp. within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). The Board shall submit a written request for names for consideration once a year (or more frequently in the event such Holder of New Preferred Stock and any transferee thereof each certify that such Holder of New Preferred Stock has transferred its shares of New Preferred Stock to such transferee). If at any time while the New Preferred Stock remains outstanding those nominees recommended by such Holders of the New Preferred Stock are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board or management of Reorganized DDi Corp. for election by the stockholders of Reorganized DDi Corp. to the Board, then as a remedy to the Holders of the New Preferred Stock, for breach of the Designation Right, the New Preferred Stock shall bear a dividend rate equal to 17% per annum effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are appointed or nominated, whereupon the dividend rate shall be decreased to 15% per annum commencing on the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (i) any member of the Board who holds New Preferred Stock (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds New Preferred Stock) (each, a “Preferred Stock Board Member”) votes against an appointment or nominee to the Board recommended by such holders of New Preferred Stock (the “Recommended Board Member”) in accordance with the foregoing provisions, (ii) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such Recommended Board Member and (iii) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section.

8.13    Corporate Actions.    On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, officers or directors of the Debtors or the Reorganized Debtors or DDi Europe, including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware of the Amended and Restated DDi Corp. Certificate of Incorporation; (b) the adoption of the Amended and Restated DDi Corp. Bylaws; (c) the adoption and filing with Companies House of the Amended and Restated DDi Europe Articles of Association; (d) the issuance by DDi Europe of the New Preferred Stock, (e) the issuance by Reorganized DDi of the New Common Stock, the New Warrants and the Management Options contemplated under the Management Incentive Plan; (f) the execution and the delivery of, and the performance under, each of the Plan Documents, the Restructuring Loan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the removal of all members of the respective Boards of Directors of the Debtors and the election of all members of the Boards of Directors of the Reorganized Debtors designated pursuant to the Plan. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders, officers or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents, the Restructuring Loan Documents and any other agreements, documents and instruments contemplated by the Plan, the Plan Documents or the Restructuring Loan Documents in the name and on behalf of the Reorganized Debtors.

8.14    Revesting of Assets.    Except as otherwise specifically provided in the Plan, on the Effective Date, all property of the Estates of the Debtors (including all rights of action held by such Estates, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors whose Estates owned such property or interest in property immediately prior to the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Equity Interests of Creditors and equity security holders. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Equity Interests without the supervision of, or any authorization from, the Bankruptcy Court or the United States Trustee, and free of any restriction of the Bankruptcy Code or Bankruptcy rules, other than those restrictions specifically provided for in the Plan or the Confirmation Order. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Equity Interests, except as otherwise expressly provided herein.

8.15    Cancellation of Existing Securities and Agreements.    On the Effective Date, except as otherwise specifically provided for in the Plan (including, without limitation, the DDi Capital Guarantee and Pledge) and except for the Debtors’ obligation to pay, reimburse and indemnify the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee and the rights of the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee to payment thereof (including any priority or lien rights); provided that the Indentures shall continue in effect for the purposes of allowing the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, agent or servicer to make the distributions to be made on account of such Allowed Claims in connection with the Indentures under the Plan, (a) all existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, including, without limitation, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Note Indenture and the Senior Discount Notes will be cancelled, (b) the Pre-Restructuring Loan Documents, including but not limited to the DDi Capital Guarantee and Pledge, will be modified, exchanged and restated as provided in the Restructuring Loan Documents and (c) the obligations of, Claims against, and/or Equity Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing existing Equity Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, including, without limitation, the Existing DDi Corp. Common Stock, the Convertible Subordinated Note Indentures, and the Convertible Subordinated Notes, the Senior Discount Note Indenture and the Senior Discount Notes will be released and discharged.

8.16    Preservation of Rights of Action; Settlement of Litigation Claims.    Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or entity without the approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

IX.    DISTRIBUTIONS

9.1    Distribution Agent.    The Distribution Agent shall make all distributions required hereunder, except with respect to (1) a Holder of a Claim whose distribution is governed by the Indentures, which distributions shall be deposited by the Distribution Agent with the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, who shall respectively deliver such distributions to the Holders of Claims in accordance with the provisions hereof and the terms of the Indentures and (2) a distribution governed by the Secured Lender Warrant Agreement, which distributions shall be deposited by the Distribution Agent with the Administrative Agent, who shall deliver such distribution to the Secured Lenders in accordance with the terms hereof and the terms of the Secured Lender Warrant Agreement. The Distribution Agent may employ one or more sub agents on such terms and conditions as it may agree in its discretion, upon consultation with the Required Lenders. The Distribution Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

9.2    Distributions.

        9.2.1    Dates of Distributions.    Any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date, except that the distributions required to be made on the Effective Date to the Senior Discount Trustee for distribution to the Senior Discount Note

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Holders for Allowed Class 5 Claims and to the 5.25% Trustee and the 6.25% Trustee for distribution to the Convertible Subordinated Note Holders for Allowed Class 6a Claims and Allowed Class 6b Claims, shall be made on the Effective Date. Any distribution required to be made upon a Disputed Claim becoming an Allowed Claim and no longer being a Disputed Claim shall be deemed timely if made as soon as practicable thereafter.

9.2.2    Limitation on Liability.    Neither the Debtors, the Reorganized Debtors, the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, the Administrative Agent and the Collateral Agent, their respective Affiliates, nor any of their respective employees, members, officers, directors, agents, or professionals or Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan’s terms (including but not limited to any delays caused by the resolution of Disputed Claims).

9.3    Old Instruments and Securities.

9.3.1    Surrender and Cancellation of Instruments and Securities.    As a condition to receiving any distribution pursuant, to the Plan, each Person holding any note or other instrument or security (other than the Convertible Subordinated Notes, Senior Discount Notes and the DDi Capital Guarantee and Pledge) (collectively “Instruments or Securities” and individually an “Instrument or Security”) evidencing an existing Claim against or in a Debtor must surrender such Instrument or Security to the Distribution Agent.

9.3.2    Rights of Persons Holding Instruments and Securities.    As of the Effective Date, and whether or not surrendered by the Holder thereof, (a) all Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes and all other Instruments and Securities evidencing any Claims or Equity Interests (other than the DDi Capital Guarantee and Pledge) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Equity Interests under or evidenced by such Existing DDi Corp. Common Stock, Convertible Subordinated Notes, Senior Discount Notes or other Instruments or Securities (other than the DDi Capital Guarantee and Pledge) shall be deemed discharged. All options to purchase any stock of DDi Corp. shall be deemed rejected, cancelled and terminated as of the Petition Date.

9.3.3    Cancellation of Liens.    Except as otherwise provided in the Plan, any Lien securing any Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and Filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors. This subsection 9.3.3 shall not apply to any Lien securing any of the Pre-Restructuring Bank Indebtedness.

9.4    De Minimis Distributions and Fractional Shares.    No Cash payment shall be made by the Reorganized Debtors to any Holder of Claims (other than Administrative Claims) unless a request therefore is made in writing to the Reorganized Debtors. No fractional shares of New Common Stock and New Preferred Stock shall be distributed; any entity that otherwise would be entitled to receive a fractional share distribution under this Plan shall instead receive an amount of shares rounded down to the next whole number. Any securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class be treated as “Unclaimed Property” under the Plan. Thus section 9.4 shall not apply to any of the Secured Lenders.

9.5    Delivery of Distributions.    Except as provided in Section 9.7 with respect to Unclaimed Property, distributions to Holders of Allowed Claims, Allowed Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such Holder as maintained by the official claims agent for the Debtors; (2) with respect to each Holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the Holder may specify in writing; (4) with respect to each Holder of an Allowed Class 6a Claim or Allowed Class 6b Claim, to the 5.25% Trustee or the 6.25% Trustee, as the case may be; (5) with respect to each Holder of an Allowed Claim under the Senior Discount Notes and the Existing Senior Discount Note Indenture, to the Senior Discount Trustee; or (6) with respect to each Holder of an Allowed Class 1 Claim, to the Administrative Agent.

9.6    Undeliverable Distributions.    If the distribution of Cash, New Preferred Stock or New DDi Corp. Securities (other than the Secured Lender Warrants) to the Holder of any Allowed Claim, Allowed Administrative Claim, Allowed Class 5 Claims, Allowed Class 6a Claims, or Allowed Class 6b Claims, is returned to the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee as undeliverable (any such distribution being hereinafter referred to as “Unclaimed Property”), no further distribution shall be made to such Holder unless and until the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee is notified in writing of such Holder’s then current address. Subject to the remainder of this Section and following Section 9.7, Unclaimed Property shall remain in the possession of the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee pursuant to this Section, and shall be set aside and (in the case of Cash) held in a segregated interest bearing account (as to Cash Unclaimed Property) to be maintained by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee, the Senior Discount Trustee, or any other Person to attempt to locate such Person. This section 9.6 shall not apply to any of the Secured Lenders.

9.7    Disposition of Unclaimed Property.    If the Person entitled thereto notifies the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, of such Person’s claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person. Any Holder of an Allowed Claim, Allowed Administrative Claim, Allowed Class 5 Claim, Allowed Class 6a Claim or Allowed Class 6b Claim that does not assert a claim in writing for Unclaimed Property held by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be. In such cases, any Unclaimed Property held for distribution on account of such Allowed Claims, Administrative Claims, Allowed Class 5 Claims, Allowed Class 6a Claims and Allowed Class 6b Claims shall be retained by the Distribution Agent, the 5.25% Trustee, the 6.25% Trustee or the Senior Discount Trustee, as the case may be, as follows: pursuant to Bankruptcy Code section 347(b), (a) any undistributed Cash shall be the property of the Distribution Agent; provided, however, that any undistributed Cash whose distribution is governed by the Existing Senior Discount Note Indenture shall be returned by the Senior Discount Trustee to the Distribution Agent and distributed by the Distribution Agent to DDi Capital, (b) any undistributed New DDi Corp. Securities (other than the Secured Lender Warrants) shall be the property of the Distribution Agent; provided, however that any undistributed New Common Stock and New Preferred Stock which was distributed for the benefit of the Convertible Subordinated Note Holders shall be retained by or transferred to the 5.25% Trustee or the 6.25% Trustee, as the case may be, and distributed Pro Rata to Holders of Allowed Class 6a Claims and Allowed Class 6b Claims that have claimed their initial distributions, in each case, free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit. This section 9.7 shall not apply to any of the Secured Lenders.

9.8    Effect of Distribution Record Date.    As of the close of business on the Distribution Record Date, the transfer register for any instrument, security, or other documentation canceled pursuant to the Plan (including, but not limited to, the Existing DDi Corp. Common Stock, any existing warrants or vested or unvested options to purchase Equity Interests in DDi Corp., the Convertible Subordinated Note Indentures, the Convertible Subordinated Notes, the Existing Senior Discount Indenture and the Senior Discount Notes) shall be closed and there shall be no further changes in the record Holders of any such instrument, security, or documentation. The Reorganized Debtors shall have no obligation to recognize the transfer of any such instrument, security, or other documentation occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

9.9    Setoffs.    Except as otherwise provided herein, the Reorganized Debtors may, pursuant to sections 502(d) or 553 of the Bankruptcy Code or applicable non-bankruptcy law, offset against any Allowed Claim (other than an Allowed Class 1 Claim, Allowed Class 5 Claim, Allowed Class 6a Claim, Allowed Class 6b Claim), and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights, and causes of Action that the Debtors or the Reorganized Debtors may possess against such Holder.

X.    OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS

10.1    Objections to Claims.    The Reorganized Debtors shall have the sole and exclusive right to file and prosecute objections to Claims. Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be Filed with the Bankruptcy Court and served on the Person holding such Claim on or before the applicable Claims Objection Deadline. The Reorganized Debtors shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of the Claims Objection Deadline.

10.2    Treatment of Disputed Claims.

10.2.1    No Distribution Pending Allowance.    If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim and is no longer a Disputed Claim; provided, however, that this section does not apply to any distributions made to the 5.25% Trustee and the 6.25% Trustee or on account of the Allowed Class 6a Claims or Allowed Class 6b Claims.

10.2.2    Distribution After Allowance.    As soon as practicable following the date on which a Disputed Claim becomes an Allowed Claim and is no longer a Disputed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash or New Common Stock that would have been distributable to such Person if on the Effective Date such Claim had been an Allowed Claim and not a Disputed Claim.

XI.    EFFECT OF CONFIRMATION OF PLAN

11.1    Discharge.    Except as otherwise specifically provided in the Plan or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, whether known or unknown, against liabilities of, Liens on, obligations of, rights against and Equity Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights and Equity Interest, including but not limited to, Claims and Equity Interests that arose before the Confirmation Date, including all debts of the kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt or Equity Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim of Equity Interest based upon such Claim, debt, right or Equity Interest is allowed under section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Equity Interest accepted the Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Equity Interest in the Debtors, subject to the occurrence of the Effective Date.

11.2    Injunction.    Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Equity Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Equity Interest: (1) commencing or containing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

XII.    LIMITATION OF LIABILITY AND RELEASES

12.1    No Liability for Solicitation or Participation.    As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of the New DDi Corp. Securities and the New Preferred Stock offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

12.2    Limitation of Liability.    Effective as of the Effective Date, none of the Co-Sponsors, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Debtors, Reorganized Debtors or their respective Affiliates, nor any of their respective members, officers, directors, employees and other agents, advisors, attorneys and accountants shall have or incur any liability to any Holder of any Claim or Equity Interest or any other Person for any act or omission in connection with or arising out of the negotiations, preparation and pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except: (a) the Reorganized Debtors shall be liable for the performance of obligations assumed by them or imposed upon them under or by the Plan; and (b) for liability based on willful misconduct as finally determined by a Final Order of the Bankruptcy Court. Each of the Co-Sponsors, the Senior Debt Parties, the 5.25% Convertible Subordinated Debt Parties, the 6.25% Convertible Subordinated Debt Parties, the Senior Discount Parties, the Debtors, the Reorganized Debtors and their respective Affiliates, and each of their respective officers, directors, employees and other agents, advisors, attorneys and accountants shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under or with respect to the Plan.

12.3    Good Faith Finding.    Confirmation of the Plan shall constitute a finding that (a) the Plan has been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and (b) the solicitation of acceptances of rejections of the Plan by all Persons (except as set forth below) and the offer, issuance, sale, or purchase of a security offered or sold under the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code. Nevertheless, this provision will have no effect on liability for any act or omission of the Debtors, their non-debtor affiliates, each of the officers, directors and advisors of the Debtors and their non-debtor affiliates to the extent that such act or omission is ultra vires or constitutes actual fraud.

12.4    Exculpation.    Except as otherwise specifically provided in this Plan, the Debtors, the non-debtor affiliates, each of the officers, directors, advisors and attorneys for the Debtors and the non-debtor affiliates acting in such capacity and each and all of the Released Parties, shall neither have nor incur any liability to any Person for any and all Claims and Causes of Action arising from or related to in any way, the Released Claims. Notwithstanding any other provision of this Plan, no Holder, or other party in interest, none of their respective members, officers, directors, agents, employees, representatives, financial advisors, attorneys, partners, representatives or affiliates, and no successors or assigns of the foregoing, shall have any Claim or Causes of Action against the Debtors, the Reorganized Debtors, the non-debtor affiliates, each of the officers, directors, advisors and attorneys for the Debtors and the non-debtor affiliates acting in such capacity or any of the Released Parties, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the Restructuring, the pursuit of confirmation of the Plan, the consummation of the Plan, the consummation of the Restructuring, the administration of the Plan or the property to be distributed under the Plan.

12.5    Debtors’ Releases and Injunction.

12.5.1    Release.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

12.5.2    Injunction.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each of the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their non-debtor affiliates and subsidiaries, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

(i)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iv) asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

(v)    prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

12.6    Releases and Injunction.

12.6.1    Release.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their respective non-debtor affiliates and subsidiaries acting in such capacity, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties from any and all of the Released Claims and any and all Claims and Causes of Action arising from or related in any way to the Released Claims.

12.6.2    Injunction.    On the Confirmation Date (but subject to the occurrence of the Effective Date), each Person and Entity, other than the Debtors, their respective non-debtor affiliates and subsidiaries and each of the officers, directors and advisors of the Debtors and their respective non-debtor affiliates and subsidiaries, that votes to accept the Plan and/or does not file an objection to the entry of the Confirmation Order and/or receives consideration under the Plan, shall conclusively, absolutely, unconditionally, irrevocably and forever be permanently enjoined from:

(i)    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind in respect of a Released Claim against any and all Released Parties or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(ii)    enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iii)    creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien in respect of a Released Claim against any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors;

(iv)    asserting any set-off, right of subrogation or recoupment of any kind in respect of a Released Claim, directly or indirectly against any obligation due to any and all Released Parties or their respective assets or property, or their respective direct or indirect successors or transferees in interest, or any assets or property of such transferees or successors; and

(v)    prosecuting or attempting to prosecute any and all Claims and Causes of Action arising from or related in any way to the Released Claims which they have or may have against any and all of the Released Parties.

XIII.    CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

13.1    Conditions Precedent to Plan Confirmation.    The conditions precedent to Confirmation of the Plan shall include, without limitation, the following:

13.1.1    The Confirmation Order shall be in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders.

13.1.2    The aggregate amount of (a) the Administrative Claims (exclusive of post-Petition Date trade payables incurred in the ordinary course of business); (b) the Allowed and Disputed Priority Claims as of the Claims Bar Date; and (c) the Allowed and Disputed Tax Claims as of the Claims Bar Date will not exceed [$3.0 million].

13.1.3    The aggregate amount of the Allowed Class 4 Claims will not exceed [$1.0 million].

13.2    Conditions Precedent to Plan Effectiveness.    The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date.

13.2.1    The Confirmation Order in form and substance satisfactory to the Debtors, the Co-Sponsors, the Ad Hoc Senior Discount Note Holder Committee and the Required Lenders shall have been entered and have become a Final Order.

13.2.2    All agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan and the Restructuring Loan Documents necessary for consummation of the restructuring of the Pre-Restructuring Bank Indebtedness, shall have been duly and validly executed by the parties thereto and all conditions of their effectiveness shall have been satisfied or waived. Upon satisfaction of all conditions precedent to effectiveness of the Plan, unless waived, and the Effective Date, all parties shall be deemed to have delivered all of the documents and instruments described herein simultaneously, and effectiveness of the Plan and the Plan Effective Date shall be deemed to have occurred simultaneously with such delivery.

13.3    Waiver of Conditions.    The conditions set forth in Section 13.1 and 13.2 may be waived with the prior written consent of the Required Lenders, the Ad Hoc Committees and the Debtors, at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain the Confirmation Order and consummate the Plan.

XIV.    RETENTION OF JURISDICTION

14.1    Retention of Jurisdiction.    Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. § 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out; provided, however, that the Bankruptcy Court shall not have nor retain jurisdiction over any of the Restructuring Loan

Documents (other than the Restructuring Loan Documents being filed as Plan Documents). Without limiting the generality of the foregoing the Bankruptcy Court shall retain jurisdiction for the following purposes:

(a)    to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

(b)    to consider an act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

(c)    to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors’ assets wherever located;

(d)    to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

(e)    to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.

(f)    to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(g)    to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

(h)    to effectuate distributions under and performance of the provisions of the Plan.

(i)    to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

(j)    to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

(k)    to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

(l)    to enforce all order, judgments, injunctions and exculpations issued or entered in connection with the Cases or the Plan;

(m)    to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(n)    to determine any other matter not inconsistent with the Bankruptcy Code;

(o)    to issue a final decree closing the Cases.

XV.    MODIFICATION OR WITHDRAWAL OF PLAN

15.1    Modification of Plan.    At any time prior to confirmation of the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, the Reorganized Debtors may supplement, amend or modify the Plan. After confirmation of the Plan, with the prior written consent of the Co-Sponsors and the Required Lenders, the Debtors or Reorganized Debtors may (x) apply to the Bankruptcy Court, pursuant to section 1127 of the Bankruptcy Code, to modify the Plan; and (y) apply to the Bankruptcy Court to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan.

15.2    Termination Events.    If confirmation is denied by a Final Order, or if the Effective Date does not occur by January 8, 2004 (or such later date as may be agreed to in writing by the Debtors and the Co-Sponsors and the Required Lenders), then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

15.3    Nonconsensual Confirmation.    In the event that any impaired Class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors (i) may request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and (ii) in accordance with Section 15.1, and with the consent of the Co-Sponsors and the Required Lenders, may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.

XVI.    MISCELLANEOUS

16.1    Payment of Statutory Fees.    All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of Title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor’s Case is closed, to the extent required by section 1930(a)(6) of Title 28 of the United States Code.

16.2    Payment Dates.    Whenever any payment or distribution to be made under the Plan shall be due on a day other than a business day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

16.3    Headings.    The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

16.4    Other Documents and Actions.    The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

16.5    Notices.    All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

To the Debtors:

DDi Corp.

1220 North Simon Circle

Anaheim, CA 92806

Attention: Timothy Donnelly

With copies to:

Kirkland & Ellis LLP

777 South Figueroa Street

Los Angeles, CA 90017

Attention: Sharon M. Kopman

To the Secured Lenders:

JPMorgan Chase Bank

270 Park Avenue, 20th Floor

New York, NY 10017

Attention: Michael Lancia

With copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Kathrine A. McLendon

To the Ad Hoc Convertible Note Holder Committee:

Tablerock Fund Management

505 Park Avenue, 5th Floor

New York, NY 10022

Attention: Jeffrey D. Lapin

With copies to:

Stutman Treister & Glatt Professional Corporation

1901 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention: George C. Webster II

To the Ad Hoc Senior Discount Note Holder Committee:

JP Morgan Partners

1221 Avenue of the Americas, 34th Floor

New York, NY 10020

Attention: Kevin O’Brien

With copies to:

Hahn & Hessen LLP

488 Madison Avenue

New York, NY 10022

Attention: Jeffrey L. Schwartz

To the 5.25 Trustee:

US Bank

555 SW Oak Street

Portland, Oregon 97204

Attention: Lawrence Bell

With copies to:

Maslon

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

To the 6.25 Trustee:

US Bank

555 SW Oak Street

Portland, Oregon 97204

Attention: Lawrence Bell

With copies to:

Maslon

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

To the Senior Discount Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Sandra R. Ortiz

With copies to:

Curtis, Mallet-Prevost, Colt & Mosle, LLP

101 Park Avenue

New York, New York 10178

Attention: Steven J. Reisman

All notices and requests to any Person holding of record any Claim of Equity Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.5 which designation will be effective on receipt.

16.6    Governing Law.    Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

16.7    Binding Effect.    The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, Holders of Claims, Holders of Equity Interests, and their respective successors and assign.

16.8    Successors and Assigns.    The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

16.9    No Waiver.    The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors’ or Reorganized Debtors’ right to object to or examine such Claim, in whole or in part.

16.10    Exemption from Securities Laws.    All of the New Preferred Stock and New DDi Corp. Securities distributed pursuant to this Plan are and shall be entitled to the benefits and exemptions provided by section 1145 of the Bankruptcy Code.

16.11    Inconsistencies.    In the event the terms or provisions of the Plan and the Confirmation Order are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan (other than the Restructuring Loan Documents), the terms of the Plan and the Confirmation Order shall control. In the event the terms and provisions of the Plan and the Confirmation Order are inconsistent with the terms and provisions of the Restructuring Loan Documents, the terms of the Restructuring Loan Documents shall control.

16.12    Exemption from Certain Transfer Taxes and Recording Fees.    Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property or of any other interest in such property (including, without limitation, a security interest) will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

16.13    Post-Confirmation Conversion/Dismissal.    A creditor or party in interest may bring a motion to convert or dismiss the case under § 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. The Debtors and Reorganized Debtors reserve the right to object to any motion for conversion or dismissal. If the Court orders any of the Cases converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

16.14    Final Decree.    Once an Estate has been fully administered, as referred to in Bankruptcy Rule 3022, the applicable Reorganized Debtor, or other party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the Case of such Debtor.

DDi Corp., a Delaware corporation

Date: August 30, 2003	By:	/s/ Timothy J. Donnelly
Name: Timothy J. Donnelly Title: Vice President

DDi Capital Corp., a California corporation

Date: August 30, 2003	By:	/s/ Timothy J. Donnelly
Name: Timothy J. Donnelly Title: Vice President

Submitted by:

Kirkland & Ellis LLP

By:	/s/ Sharon M. Kopman
Richard L. Wynne Sharon M. Kopman Christian C. Lymn Attorneys for Debtors and Debtors-In-Possession

Exhibit 1

SCHEDULE F

Term Sheet for Management Equity Term Sheet

REORGANIZED DDi

MANAGEMENT EQUITY TERM SHEET

A. MANAGEMENT EQUITY

Issuer of Management Equity:	Reorganized DDi

Percentage of Equity to Management:	5% of the Common Stock on the Effective Date of the Chapter 11 Plan, plus grants of options (as set forth below). The equity in the form of the Common Stock (“Restricted Common Stock”) or options to acquire Common Stock (“Options”) to be issued to management shall be forfeitable under certain circumstances as described below.

B. MANAGEMENT EQUITY INCENTIVE PLAN

Equity Grant Date:	100% of all Restricted Stock on the Effective Date of the Chapter 11 Plan may be granted, subject to Mandatory Forfeiture (as defined below)

Option Grant Date:	Tranche A (Series Al-A4): Tranche A of the Management Equity Incentive Plan to provide for options to purchase an aggregate of twelve and a half percent (12.5%) of the Common Stock of Reorganized DDi on the Effective Date (collectively, the “Tranche A Options”). Fifty percent (50%) of all Tranche A Options shall be granted on the Effective Date of the Chapter 11 Plan and the remaining fifty percent (50%) of Tranche A Options shall be granted on the twelve (12) month anniversary of the Effective Date of the Chapter 11 Plan, subject to Mandatory Forfeiture (as defined below).

Tranche B: Tranche B of the Management Equity Incentive Plan to provide for discretionary options to purchase an aggregate of four percent (4%) of the Common Stock of Reorganized DDi on the Effective Date (the “Tranche B Options”). The issuance of the Tranche B Options shall be in the discretion of the Compensation Committee of the Board of Directors of Reorganized DDi, or CEO under CEO Exemption.

Equity Vesting Schedule:	50% of the Restricted Stock will vest immediately upon grant, 50% of the Restricted Stock will vest 12 months after the grant.

Option Vesting Schedule:	Tranche A (Series Al-A4): 1/3 of the Options will vest immediately upon grant, 1/3 of the Options will vest on the 18 month anniversary of the grant, 1/3 of the Options will vest on the 36 month anniversary of the grant.

Tranche B: 1/3 of the Options will vest immediately upon grant, 1/3 of the Options will vest on the 18 month anniversary of the grant, 1/3 of

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the Options will vest on the 36 month anniversary of the grant.

Series A1 Options:	10 year Options to purchase 3- 1/3% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at a strike price of an implied total enterprise value of $110 million.

Series A2 Options:	10 year options to purchase 3- 1/3% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at the following strike prices:

(i) First grant date: the Fair Market Value of the stock on the date of grant.

(ii) Second grant date: the greater of (a) the Fair Market Value of the Common Stock on the date of grant and (b) the strike price on the first grant date.

Series A3 Options:	10 year options to purchase 3- 1/3% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at the following strike prices:

(i) First date: 115% of the Fair Market Value of the Common Stock on the date of grant.

(ii) Second grant date: the greater of (a) the Fair Market Value of the Common Stock on the date of grant and (b) the strike price on the first grant date.

Series A4 Options:	Five year Options to purchase 2.5% of the “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” at nominal strike price. Options may only be exercised on and after the Second Anniversary Date as follows:

• 0%, if the commitments (including accrued and unpaid interest and accrued and unpaid PIK interest with respect thereto) of the Lenders have not been permanently repaid by at least fifty percent (50%) of the aggregate amount of such commitments outstanding on the Effective Date;

• 50%, if the commitments (including accrued and unpaid interest and accrued and unpaid PIK interest with respect thereto) of the Lenders have been permanently repaid by at least fifty percent (50%) but less than one hundred percent (100%) of the aggregate amount of such commitments outstanding on the Effective Date;

• 100%, if the commitments plus all accrued and unpaid interest and accrued and unpaid PIK Interest have been repaid in full to the Lenders.

Tranche B Options:	10 year options to purchase four percent (4%) of the Common Stock of Reorganized DDi on the Effective Date at a strike price equal to the Fair

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Market Value of the Common Stock.

Mandatory Forfeiture:	All unvested grants of Options and Restricted Stock will be subject to mandatory forfeiture by the holder, if the holder’s employment is terminated by Reorganized DDi for Cause, or the holder voluntarily leaves Reorganized DDi without Good Reason prior to the 36 month anniversary of the grant. Any forfeited grants shall be made available for redistribution at the discretion of the Compensation Committee of the reorganized Board of Directors of Reorganized DDi.

Vesting upon Change of Control:	If the Change of Control is a cash-for-stock transaction, full acceleration of unvested Options and unvested Restricted Stock.

If the Change of Control is a stock-for-stock transaction, no acceleration of unvested Options or unvested Restricted Stock and unvested Options and unvested Restricted Stock will be converted into unvested Options and unvested Restricted Stock of the merged enterprise.

If the Change of Control is a combination of stock and cash transaction, then unvested Options and unvested Restricted Stock will accelerate pro rata (based on amount stock and cash portions of consideration) and will be converted into pro rata number of unvested Options and unvested Restricted Stock of the merged enterprise.

If, following a Change of Control, (i) a holder’s employment is terminated by Reorganized DDi or the successor to Reorganized DDi for Cause, or the holder voluntarily leaves the successor to Reorganized DDi without Good Reason within one year following the effective date of the Change of Control, then all of such holder’s unvested Options and unvested Restricted Stock shall be forfeited upon such termination and/or leave or (ii) a holder’s employment is terminated by Reorganized DDi or the successor to Reorganized DDi without Cause, or the holder voluntarily leaves Reorganized DDi or the successor to Reorganized DDi with Good Reason within two years following the effective date of the Change of Control, then all of such holder’s unvested Options and unvested Restricted Stock shall immediately vest upon such termination or leave.

Other Terms:	• Cashless exercise features.

• Registration Rights: An S-8 registration statement shall be filed on or subsequent to the effectiveness of an equity registration statement filed by Reorganized DDi for the benefit of the former Subordinated Noteholders and the Lenders who are then holders of Common Stock and/or Lender Warrants after the Effective Date of the Chapter 11 Plan.

• Management Options and Restricted Stock shall be entitled to antidilution protection for stock dividends and stock splits only.

Definitions (applicable for this	• “Cause” shall mean a Management Holder’s (a) indictment or

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Schedule F only; provided, however, that the “Change of Control” and “Fair Market Value” definitions shall apply to the entire Term Sheet):		conviction of any felony (it being understood that if such Management Holder is not convicted of a felony within two (2) years of indictment (or later if any state or federal agency is actively prosecuting such felony), such options shall be reinstated), (b) fraud, misappropriation, or embezzlement that would warrant termination from Reorganized DDi or its subsidiaries based upon the existing policies of Reorganized DDi and its subsidiaries then in effect, (c) failure or refusal, after reasonable notice, to perform the material duties of such person’s office, (d) drug or alcohol abuse that would warrant termination from Reorganized DDi or its subsidiaries based upon the existing policies of Reorganized DDi and its subsidiaries then in effect, (e) any willful misconduct or willful acts that materially impair the assets of operations of Reorganized DDi and its subsidiaries, taken as a whole, (f) acts of discrimination or sexual harassment that would warrant termination from Reorganized DDi or its subsidiaries based upon the existing policies of Reorganized DDi and its subsidiaries then in effect, (g) public statements disparaging Reorganized DDi that are likely to cause material damage to Reorganized DDi and its subsidiaries, taken as a whole.

	•	“Fair Market Value” shall mean:

(a) if the Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, weighted average of the closing sales price of the Common Stock on such exchange or market on the five (5) trading days immediately preceding the date of grant; or

(b) otherwise, the fair market value as determined by the Board of Directors of Reorganized DDi, which determination shall be subject to approval by the Required Lenders;

provided, further, that should the Required Lenders not approve the determination of Fair Market Value, any dispute with regard to such valuation determinations shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders

	•	“Good Reason” means termination of employment by a Management Holder if (x) (a) such Management Holder’s annual base salary is materially reduced without Cause(unless there is a reduction in the base salary of substantially all comparably positioned employees or unless such Management Holder consents) or (b) the requirements of such person’s job materially and adversely are changed without Cause and without such Management Holder’s consent (including, without limitation, the relocation of the Management Holder’s place of employment to a location beyond 75 miles of his or her then current place of employment) and (y) such Management Holder terminates his

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position within 90 days of either (x)(a) or (x)(b) and states that the purpose for such termination is the events stated in (x)(a) or (x)(b).

•	“Change of Control” will be considered to have occurred if:

	•	any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of Reorganized DDi (for the purposes of this clause, such person shall be deemed to beneficially own any voting stock of a person held by any other person (the “parent entity”), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity) or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of Reorganized DDi;

	•	the sale of all or substantially all the assets of Reorganized DDi to another person, or, the merger or consolidation of Reorganized DDi with or into another person or the merger of another person with or into Reorganized DDi, or if the securities of Reorganized DDi that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of Reorganized DDi are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or

	•	Reorganized DDi is dissolved or liquidated.

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SCHEDULE A

Employee	Title	% of Tranche A (Series A1-A4) Awards
Bruce McMaster	President and CEO	30%
Michael Moisan	COO	9%
Joe Gisch	SVP - Strategic Planning and BD	7%
Tom Ingham	VP - Sales & Marketing	7%
David Blair	President & CEO - European Operations	7%
Brad Tesch	VP - North American Assembly Ops	5%
John Stumpf	CFO	5%
Terry Wright	CTO	5%
Tim Donnelly	General Counsel	5%
Jay Latin	VP - Sales	5%
Robert Hembree	CIO	5%
Tom Johnston	Managing Director	2%
John Calvert	VP - Sales & Marketing Europe	2%
John Chelberg	VP - Operations	2%
Victor Hemmingway	VP - Operations	2%
Jon Pereira	VP - Operations	2%

Exhibit 2

SCHEDULE C

Term Sheet for the Common Equity

REORGANIZED DDi (FOR COMMON EQUITY)

Structure:	No change to existing structure.

Issuer:	Reorganized DDi (“Reorganized DDi”)

Common Equity (issued to Noteholders):	Subordinated Noteholders to receive 94% of the Common Stock on the Effective Date of the Chapter 11 Plan, subject to dilution for (i) all Common Stock issuable under the Management Equity Incentive Plan (annexed hereto as Schedule F) upon the exercise of management options thereunder and (ii) Common Stock issuable upon exercise of the Lender Warrants.

Common Equity (issued to old equity):	Holders of old common stock in DDi to receive 1.0% of the Common Stock of Reorganized DDi on the Effective Date of the Chapter 11 Plan, subject to dilution for (i) all Common Stock issuable under the Management Equity Incentive Plan upon the exercise of all management options thereunder and (ii) Common Stock issuable upon exercise of the Lender Warrants.

Common Equity (issued to Lenders):	See Schedule B.
Common Equity (issued to management):	See Schedule F.
Common Equity (issued to Senior Discount Noteholders):	None. See Schedule E.

Board of Directors:	Bylaws to provide that board of directors of Reorganized DDi (the “Board”) shall consist of seven members. Immediately following the Effective Date of the Chapter 11 Plan, the Board shall consist of seven directors, comprised as follows:

• CEO of Reorganized DDi

• CEO of DDi Europe

• Two Subordinated Noteholder designees (designated by Ad Hoc Committee prior to distribution of Chapter 11 Plan) which designees will be included in Chapter 11 Plan as sent to Subordinated Noteholders for approval

• Three Subordinated Noteholder designees (selected by Ad Hoc Committee prior to distribution of Chapter 11 Plan) which designees will be included in Chapter 11 Plan as sent to Subordinated Noteholders for approval (designees will be selected from list to be developed in conjunction with Reorganized DDi, the Subordinated Noteholders and their

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respective advisors)

•	Reorganized DDi will use commercially reasonable efforts to provide to the Ad Hoc Committee the names of at least 3 directors who meet the “independence” standards of the Securities and Exchange Commission and the Nasdaq National Market (whether or not Reorganized DDi or any of Reorganized DDi’s securities are subject to such standards), prior to or immediately following the Effective Date of the Chapter 11 Plan.

•	Directors shall serve one-year terms. No staggered board terms.

•	After the Effective Date of the Plan, and not less than annually thereafter, prior to any election by the stockholders or appointments by the Board (if there are not remaining at the time of any such appointment by the Board, two members of the Board who have been previously recommended as nominees by the Preferred Stock Representatives (as defined below), two holders of Preferred Stock (who initially will be Providence Capital, LLC and Tablerock Fund Management, LLC (the “Preferred Stock Representatives”)), together, shall make reasonable recommendations in good faith (the “Designation Right”) to the Board (or more frequently in the event any such Preferred Stock Representative transfers any of its shares of Preferred Stock along with its Designation Right to an unaffiliated third party) with respect to two nominees, who shall be qualified and otherwise appropriate candidates for the Board in the event of an election by the stockholders and a number of nominees necessary to result in there being two acting members of the Board who have been recommended by such Preferred Stock Representatives in the event of an appointment by the Board. Such recommendation may be made by delivering notice thereof to the Company within sixty (60) days after the written request by the Board of names for consideration (or more frequently in the event such holder of Preferred Stock and any transferee thereof each certify that such holder of Preferred Stock has transferred its shares of Preferred Stock to such transferee). If at any time while the Preferred Stock remains outstanding those nominees recommended by such holders of the Preferred Stock are not appointed by the Board to the Board (if the appointments are determined by the Board) or nominated by the Board or management of the Company for election by the Company’s stockholders to the Board, then as a remedy to the holders of the Preferred Stock, for breach of the Preferred Stock Right, the Preferred Stock shall bear a dividend rate equal to 17% effective retroactively to the date of issuance (until such time as two nominees recommended to the Board pursuant to the foregoing procedures are appointed or nominated, whereupon the dividend rate shall be decreased to 15% commencing on

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the date of such complying appointments or nominations.) Notwithstanding the foregoing, if (x) any member of the Board who holds Preferred Stock (or who is a stockholder, director, member, partner, employee or otherwise an affiliate of a person or entity who holds Preferred Stock)(each, a “Preferred Stock Board Member”) votes against an appointment or nominee to the Board recommended by such holders of Preferred Stock (the “Recommended Board Member”) in accordance with the foregoing provisions, (y) such Recommended Board Member is not appointed or nominated to the Board because one or more Preferred Stock Board Members votes against such Recommended Board Member and (z) such Recommended Board Member would have been appointed or nominated to the Board had such Preferred Stock Board Member voted for such Recommended Board Member, then there shall be no increase in the dividend rate pursuant to the provisions of this section.

Registration Rights:	The Subordinated Noteholders will have registration rights for U.S. public offerings, the timing of which will be at the discretion of the Board of Directors. The Subordinated Noteholders will have the same registration rights provided to the Lenders in Schedule B.

Exhibit 3

SCHEDULE D

Term Sheet for the Preferred Equity

DDi Europe

PREFERRED STOCK TERM SHEET

Issuer of Preferred Stock:	DDi Europe

Equity Investment:	shares of preferred stock of DDi Europe (the “Preferred Stock”) with a liquidation value of $ per share (plus accrued and unpaid dividends thereon), for an aggregate liquidation preference of $16.5 million. The final governing documents will reflect a liquidation preference of British pounds, based on a conversion rate of the Bank of Scotland (“BOS”) in effect on the fifth business day preceding the Effective Date of the Chapter 11 Plan.

Dividends:	15% per annum, payable quarterly in arrears. Dividends will compound quarterly and accumulate to the extent not paid in cash. DDi Europe shall pay dividends in cash only (x) if not prohibited by existing financing arrangements or applicable law, and (y) if DDi Europe will have at least £2.0 million in cash, as reflected upon its balance sheet prepared in accordance with U.K. GAAP, immediately following such dividend payment.

Priority:	Senior with respect to dividends and redemptions and upon liquidation to all other classes and series of DDi Europe’s capital stock.

Optional Redemption:	None.

Mandatory Redemption:	The Preferred Stock shall be redeemed by DDi Europe upon the later of (i) January 31, 2009 or (ii) repayment in full of all obligations under the BOS credit facility, as amended from time to time (but not as to any extensions of the maturity date), to the extent permitted by law.

Voting Rights:	On the Effective Date, the Board of Directors of DDi Europe shall consist of seven (7) directors, four (4) of whom (the “Preferred Stock Appointed Directors”) shall be elected by the holders of Preferred Stock, voting as a class. The Preferred Stock shall have no other voting rights except as otherwise required by applicable law. The initial term, commencing on the Effective Date, of the Preferred Stock Appointed Directors shall be two (2) years. For each subsequent board election when the Preferred Stock is still outstanding, the holders of the Preferred Stock will designate the following number of board seats (which shall provide for a one (1) year term) based on the trailing twelve (12) month EBITDA at the time of the election:

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EBITDA < $15 million	4
$15 million < EBITDA < $25 million	3
$25 million < EBITDA < $35 million	2
EBITDA > $35 million	1

Preferred Stock Rights:	The Preferred Stock will have certain covenant rights (all of which shall be further subject to any limitations in the BOS credit facility) including: (1) restrictions on payment of dividends or redemption of any shares (other than dividends or redemptions of Preferred Stock); (2) limitations on the incurrence of additional indebtedness, except indebtedness in the ordinary course of business (i.e. trade credit) and purchase money indebtedness (i.e. capital lease obligations ) in the ordinary course of business; (3) restrictions on DDi Europe’s ability to amend its articles of association or bylaws to the extent that such amendments directly or indirectly affect the rights of the Preferred Stock or its holders, including without limitation, any amendment which would directly or indirectly authorize shares or the issuance of shares or other securities convertible or exercisable into shares ranking as regards participation in the profits or the assets of DDi Europe ahead of or pari passu with the Preferred Stock; (4) restrictions on any asset disposition, whether for value or not, without the prior written consent of a majority of the holders of the Preferred Stock except for an asset disposition which is made in the ordinary course of business and which involves only the sale of property that is either: (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of reorganized DDi or is obsolete unless the asset disposition is made solely in exchange for cash consideration and the net cash proceeds therefrom are used to pay cash dividends, in accordance with applicable law, to the holders of the Preferred Stock.

Remedies:	Remedy for certain breaches of the New Preferred Stock Rights described above (following reasonable cure period) shall be an increase in dividend rate to 17% (until remedied or cured, in which case the rate returns to 15%). Remedy for others shall be limited only by applicable law. Remedy for failure to redeem or purchase the Preferred Stock, whether or not permitted by law, in the event of a mandatory redemption or change of control based on the terms set forth below, shall be that the redemption (or repurchase or purchase) price, including all accrued and unpaid dividends, as well as all costs and expenses to collect the foregoing amounts shall become subordinated indebtedness of DDi Europe, subject to applicable law, payable on demand.

Registration Rights:	DDi Europe shall file, at DDi Europe’s expense, a United States registration statement, which shall become effective on or prior to the first anniversary of issuance. In addition, at any time DDi Europe files a United States registration statement relating to equity, the holders of Preferred Stock shall be permitted the opportunity, on at least twenty

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(20) days notice, to participate in such registration, subject to reasonable pro rata cutbacks based on advice of the lead underwriter participating in the subject transaction. DDi Europe may postpone for one hundred twenty (120) days the filing or effectiveness of a registration statement if the board of directors determines that such registration would reasonably be expected to have an adverse effect on any proposal or plan of DDi Europe to engage in any acquisition of assets (other than in the ordinary course), merger, consolidation, public issuance of stock or debt, tender offer or similar transaction.

Put Rights:	•	Each holder of the Preferred Stock shall have the right to require DDi Europe or its successor in a change of control to purchase or repurchase all of such holder’s investment in Preferred Stock at a price equal to 107% (during first year), 104% (during second year) and 101% (thereafter) of $16.5 million plus all accrued and unpaid dividends during a twenty (20) business day period following notice of the consummation of a change of control of DDi Europe. “Change of Control” occurs if (i) Reorganized DDi fails to control directly more than 50% of the voting stock of DDi Europe, (ii) all or substantially all of the assets of DDi Europe are sold to another person (other than reorganized DDi and/or its subsidiaries), or (iii) the merger or consolidation of DDi Europe with or into another person (other than Reorganized DDi and/or its subsidiaries) or the merger of another person, (other than Reorganized DDi and/or its subsidiaries) with or into DDi Europe, or if the securities of DDi Europe that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of DDi Europe are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee.

Exhibit 4

SCHEDULE E

Preliminary Discount Notes Term Sheet

Indebtedness:	Approximately $16.5 million (the “SDN Indebtedness”)

New Interest Rate:	16% PIK to go cash pay at 14% pursuant to terms outlined below

Maturity:	1/1/09

Modification of Payment Terms:	PIK interest through maturity; cash pay at the election of the Issuer (and entities it owns on a consolidated basis), provided that interest must be paid in cash from and after the quarter in which the Issuer achieves LTM leverage equal or less than 2.5X. In addition, in any period prior to the Issuer (and entities it owns, on a consolidated basis) achieving LTM leverage equal or less than 2.5X, cash interest for the current period will be paid to Senior Discount Noteholders out of excess cash prior to any repayment of the Bank debt, with excess amortization payments to the Bank debt paid with any remaining excess cash. No partial PIK. Issue due and payable on sale of Company, Issuer or Subsidiary.

Interest accrued/paid quarterly.

Guarantee:	Acceptable anti-layering protection.

Warrants:	Warrants of the Company will be issued to the holders of the Senior Discount Noteholders but held in escrow for 2.5% of the fully-diluted reorganized equity (the “SDN Warrants”). Nominal strike, December 2008 expiry, antidilution protection consistent with Lender Warrants (but in no event shall the SDN Warrants dilute the Lender Warrants), registration rights consistent with Lender Warrants, cashless exercise, and other rights level with Lender Warrants, exercisable commencing on the first business day after the Second Anniversary Date, provided, however:

• if the Issuer elects to go to 100% cash pay permanently and irrevocably on or prior to the Second Anniversary Date then in such event all of the SDN Warrants shall be cancelled or

• if the Issuer has satisfied all of the SDN Indebtedness to the holders of the Senior Discount Notes on or prior to the Second Anniversary Date, then in such event all claims to the SDN Warrants shall be cancelled.

Covenants:	Typical HY Covenants with exceptions for dividends to reorganized DDi to cover corporate expenses related to

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being a public company to be capped at an amount acceptable to Senior Discount Noteholders. In the event Company is no longer public, Senior Discount Noteholders to receive annual audited financial statements for the Company and summary quarterly unaudited financial statements for the Company. Senior Discount Noteholders to receive same financial reporting information as Bank Group (i.e., monthly reports, etc).

Treatment of Lenders and Convertible Noteholders:	Final treatment to be acceptable to Senior Discount Noteholders.

Releases:	Global Releases and Plan Injunction

Fees:	Company and/or Issuer to pay reasonable attorney fees of Senior Discount Noteholders as well as any fees to be incurred by indenture trustee of Senior Discount Notes.

Other Terms & Conditions:	Callable at par plus accrued subject to Bank Covenants; no partial calls permitted.

Exhibit 5

SCHEDULE B

Terms and Conditions for the Restructuring of the Pre-Restructuring Bank Indebtedness

RESTRUCTURING CREDIT FACILITIES

Summary of Terms and Conditions

PARTIES

Borrower:	Dynamic Details, Incorporated and Dynamic Details, Incorporated Silicon Valley (the “Borrower”).

Guarantors:	DDi and each intermediate domestic holding company and each domestic direct and indirect subsidiary of the Borrower (the “Guarantors”; the Borrower and the Guarantors, collectively, the “Loan Parties”).

Administrative Agent:	JPMorgan Chase Bank (“JPMorgan Chase Bank” and, in such capacity, the “Administrative Agent”).

Lenders:	The Lenders under the existing Credit Agreement.

TYPES AND AMOUNTS OF CREDIT FACILITIES

Term and Revolving Facilities:	The Pre-Restructuring Bank Indebtedness will be restructured and exchanged as follows into two tranches:

(i) Tranche A Revolving and Term Loan Facility in an aggregate amount of $15 million (including the $1.2 million in undrawn face amount of outstanding letters of credit, plus accrued and unpaid interest and fees under the Pre-Restructuring Loan Documents, the “Tranche A Indebtedness”); and

(ii) Tranche B Term Loan Facility in an aggregate amount of $57.9 million (plus accrued and unpaid interest and fees under the Pre-Restructuring Loan Documents, the “Tranche B Indebtedness” and together with the Tranche A Indebtedness, the “Indebtedness”)

Type:

Tranche A Revolving and Term Loan Facility	Tranche A Revolving and Term Loan Facility: Tranche A will initially be a revolving credit facility through June 30, 2005 (the “Tranche A Revolving Facility “ and the loans thereunder, the “Tranche A Revolving Loans”). The commitments under the Tranche A Revolving Facility in an aggregate principal amount of $15 million shall be available on a revolving basis during the period commencing on the Effective Date and ending on June 30, 2005 (the “Revolving Termination Date”). As of the Effective Date, the Tranche A

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Revolving Facility will be fully funded with $13.8 million in outstanding loans and $1.2 million in face amount of outstanding letters of credit. Availability under the Tranche A Revolving Facility shall at any time be equal to the sum of (i) 100% of the principal amount of Tranche A Revolving Loans optionally prepaid plus (ii) 100% of the Net Cash Proceeds (to be defined in the Restructuring Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders) of the first $1.25 million in the aggregate of Net Cash Proceeds from the sales of assets, including, but not limited to, any sales of real or personal property currently located at the facilities in Sterling, Virginia and Garland, Texas, applied to prepay Tranche A Revolving Loans, in each case, to the extent that such prepayments do not constitute permanent commitment reductions.

On June 30, 2005, any principal amount of Tranche A Revolving Loans outstanding under the Revolving Credit Facility shall be converted to Tranche A Term Loans (the “Tranche A Term Loans”) (the facility, the “Tranche A Term Loan Facility” and together with the Tranche A Revolving Facility, the “Tranche A Revolving and Term Loan Facility”).

Letters of Credit	A portion of the Tranche A Revolving Facility not in excess of $5.0 million shall be available for the issuance of letters of credit (the “Tranche A Letters of Credit”) by JPMorgan Chase Bank (in such capacity, the “Issuing Lender”). No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the Revolving Termination Date, provided that any Tranche A Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above). Drawings under any Tranche A Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Tranche A Revolving Loans) on the same business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Tranche A Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

Tranche B Term Loan Facility	Tranche B Term Loan Facility: Tranche B to be a term loan facility (the “Tranche B Term Loan Facility” and the loans thereunder, the “Tranche B Term Loans”; the Tranche B Term Loan Facility together with the Tranche A Revolving and Term Loan Facility, the “Restructuring Credit Facilities”) in an aggregate principal amount equal to (i) $57.9 million plus (ii) any accrued and unpaid interest under the Pre-Restructuring Loan Documents.

Maturity:

Tranche A Term and Revolving Loans	April 15, 2008 (the “Tranche A Maturity Date”)

Tranche B Term Loans	April 15, 2008 (the “Tranche B Maturity Date”)

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Amortization:	The Tranche A Term Loans and the Tranche B Term Loans shall be repayable in quarterly installments during the years and in the amounts set forth below, on a pro rata basis, with the first payment on the Tranche A Term Loans due June 30, 2005 and on the Tranche B Term Loans due January 30, 2003:

Tranche A Term Loans:

TRANCHE A

YEAR	Q1	Q2	Q3	Q4
2003	$—	$—	$—	$—
2004	$—	$—	$—	$—
2005	$—	$514,403.29	$514,403.29	$514,403.29
2006	$514,403.29	$514,403.29	$514,403.29	$514,403.29
2007	$514,403.29	$514,403.29	$514,403.29	$514,403.29
2008	$514,403.29	$8,827,160.52

Tranche B Term Loans:

TRANCHE B

YEAR	Q1	Q2	Q3	Q4
2003	$—	$—	$—	$—
2004	$25,000	$25,000	$25,000	$25,000
2005	$25,000	$1,985,596.71	$1,985,596.71	$1,985,596.71
2006	$1,985,596.71	$1,985,596.71	$1,985,596.71	$1,985,596.71
2007	$1,985,596.71	$1,985,596.71	$1,985,596.71	$1,985,596.71
2008	$1,985,596.71	$33,940,755.65

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True-Up:

The Restructuring Credit Facilities will contain a true-up mechanism which shall provide that, if, on the Revolver Termination Date or on the date (the “SED Date”) of the occurrence of a Significant Event of Default (to be defined in the Restructuring Loan Documents), as applicable, (i) the ratio of (x) the Tranche A Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, to (y) the aggregate Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, is less than (ii) the ratio of the (x) Tranche A Commitments outstanding on the Effective Date to (y) the aggregate Commitments outstanding on the Effective Date (the “True-Up Trigger”), then, pursuant to the participations required in the next succeeding paragraph, the Tranche B Lenders shall be entitled to an additional amount (in the aggregate, the “True-Up Amount”), which is equal to (x)(i) the stun of the Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, multiplied by the Tranche A Commitments outstanding on the Effective Date less (ii) the sum of the Commitments outstanding on the Effective Date multiplied by the Tranche A Commitments outstanding on the Revolver Termination Date, or on the SED Date, as applicable, divided by (y) the sum of the Commitments outstanding on the Effective Date. Restated:

If:

	ART/SED Date Total	< AEffective Date Total
	(ART/SED Date Total + BRT/SED Date Total)	(AEffective Date Total + BEffective Date Total)

then:

BAggregate True Up Amount =

{(ART/SED Date Total + BRT/ SED Date Total)(AEffective Date Total) - (AEffective Date Total + BEffective Date Total)(ART/SEC Date Total)} ÷ (AEffective Date Total + BEffective Date Total)

In the event a True-Up Trigger exists on the Revolver Termination Date, or, if earlier, on the SED Date, then each Tranche A Lender shall purchase in cash from the Tranche B Lenders, participations in Tranche B Term Loans in an amount (the “Participating Share”) equal to (x)(i) the aggregate Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, multiplied by such Tranche A Lender’s Tranche A Commitments outstanding on the Effective Date less (ii) the aggregate Commitments outstanding on the Effective Date multiplied by such Tranche A Lender’s Tranche A Commitments outstanding on the Revolver Termination Date or on the SED Date, as applicable, divided by (y) the sum of the Commitments outstanding on the Effective Date. Restated:

Bparticipation amount for each Tranche A Lender =

{(ART/SEC Date Total + BRT/SEC Date Total)(A Tranche A Lender on Effective Date) - (AEffective Date
Total + BEffective Date Total)(ATranche A Lender on RT/SEC Date)} ÷ (AEffective Date Total + BEffective

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Date Total)

The Lenders acknowledge and agree that the aggregate of the Participating Shares shall equal the True-Up Amount. It is not intended that this True-Up Mechanism create any additional cost, liability or exposure to any Loan Party.

CERTAIN PAYMENT PROVISIONS

Expenses, Fees and Interest Rates:	As set forth on Annex I to this Schedule B.

Optional Prepayments and Commitment Reductions:	Loans may be prepaid and commitments may be reduced by the Borrower in whole or in part at par plus accrued interest and LIBOR breakage costs, if any, at any time at the Borrower’s option. If prior to June 30, 2005, the Borrower elects to create a permanent reduction of commitments, each such reduction of commitments shall be made ratably among the Lenders in accordance with their respective commitments. If prior to June 30, 2005, the Borrower elects to make optional prepayments under the Tranche A Revolving Facility that do not constitute permanent reductions of commitment thereunder, then the Borrower may elect to prepay the Tranche A Revolving Loans only. After June 30, 2005, Term Loans are prepayable in whole or in part at par, plus accrued interest and LIBOR breakage costs, if any, at any time at the Borrower’s option, on a pro rata basis. Any prepayment of Tranche A Term Loans and Tranche B Term Loans shall be applied to the installments thereof in inverse order of maturity and may not be reborrowed.

Mandatory Prepayments and Commitment Reductions:	The following amounts shall be applied to prepay the Loans:

(i) 100 % of the Net Cash Proceeds of any sale or other disposition (including as a result of casualty or condemnation; provided, however, that, in the case of casualty, reinvestment of up to $1,000,000 per fiscal year pursuant to a reinvestment notice shall be permitted subject to certain conditions) by Reorganized DDi, the Borrower, any of its subsidiaries (other than DDi Europe and its European subsidiaries) or any of the other Loan Parties of any assets (except for the sale of inventory in the ordinary course of business and certain other dispositions to be agreed on consistent with the Pre-Restructuring Loan Documents); provided, however, that 100% of the Net Cash Proceeds of the first $1.25 million in the aggregate amount of Net Cash Proceeds from the sales of assets, which shall include, but are not limited to, any sale of real or personal property located at the facilities in Garland, Texas and Sterling, Virginia, shall be applied to prepay Tranche A Revolving Loans only to create availability under the Tranche A Revolving Facility.

(ii) Excess Cash (to be defined in the Restructuring Loan Documents in a manner mutually satisfactory to the Administrative Agent, the Required Lenders and the Debtors) on the balance sheet in excess of $15 million for

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each fiscal year of the Borrower (commencing with the 2004 fiscal year) to be applied as follows: (1) on July 15, 2005,100% of Excess Cash for the 2004 fiscal year (measured as of December 31, 2004) shall be applied to or prepay Tranche A Term Loans and Tranche B Loans, on a pro rata basis and (2) after July 15, 2005, for each fiscal year, commencing with the 2005 fiscal year, 100% of Excess Cash (measured as of December 31 for each fiscal year) shall be applied on March 31 of the subsequent fiscal year to prepay Tranche A Term Loans and Tranche B Term Loans on a pro rata basis (it being understood that Borrower may, at its option, use any of its cash to prepay in whole or in part the Tranche A Term Loans on or prior to July 15, 2005 without making a pro rata payment on the Tranche B Term Loans, thereby creating availability under the Tranche A Revolving Facility).

(iii) 100% of the Net Cash Proceeds of any sale or issuance of equity (excluding the first $3 million in the aggregate of Net Cash Proceeds of issuances of equity of Reorganized DDi which any Loan Party may use for general corporate purposes) and 100% of the Net Cash Proceeds of any incurrence of indebtedness after the Effective Date by Reorganized DDi, the Borrower or any of their subsidiaries (excluding DDi Europe and its European subsidiaries) or any of the other Loan Parties (subject to customary exceptions, including purchase money debt and equipment financing debt).

Except as set forth in clauses (i) and (ii) above, each such prepayment of the Term Loans shall be applied to the Tranche A Term Loans and the Tranche B Term Loans ratably and to the installments thereof in inverse order of maturity and may not be reborrowed.

LENDER WARRANTS	Warrants, representing 10.0% of the common stock (the “Common Stock”) of Reorganized DDi on a fully diluted basis on the Effective Date (the “Lender Warrants”), will be issued to the Lenders ratably in accordance with their respective commitments (as of the Effective Date) and held in an escrow account, on terms reasonably acceptable to the Required Lenders. The calculation of “Common Stock of Reorganized DDi on a fully diluted basis on the Effective Date” shall give effect to the exercise of such Lender Warrants, all other outstanding warrants and the exercise, conversion or exchange, as applicable, of all other outstanding securities of Reorganized DDi, including but not limited to issuances to old equity, the Subordinated Noteholders, the Senior Discount Noteholders (if any), all share grants and Tranche A option grants to management made on the Effective Date pursuant to the Management Equity Incentive Plan (it being understood and agreed that anti-dilution adjustments shall thereafter be made in respect of any shares or options granted after the Effective Date pursuant to Tranche A and Tranche B of the Management Equity Incentive Plan). (See Anti-Dilution Adjustments below).

The Lender Warrants will have an exercise price initially equal to $.01 per share and shall be subject to customary anti-dilution adjustments. Each Lender Warrant will be exercisable for the period commencing on the first business day after the twenty-four (24) month anniversary (the “Second Anniversary Date”) of the Effective Date through and including July 31, 2008. The Lender Warrants and the underlying shares of common stock will

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have registration rights, pursuant to a registration rights agreement, customary for transactions of this type and as set forth below (as described below, the “Registration Rights Agreement”).

The number of Lender Warrants that may be exercised shall be determined based on the aggregate amount of the commitments under the Restructuring Credit Facilities outstanding on the Second Anniversary Date as follows:

(i) If on the Second Anniversary Date, the commitments (and accrued and unpaid interest with respect thereto) have been permanently reduced and terminated (and are not subject to reborrowing) by at least fifty percent (50%) of the aggregate amount of such commitments outstanding on the Effective Date, then:

(a) Lender Warrants issued to and held in escrow for the Lenders representing 50% of the original issuance of Lender Warrants (after giving effect to anti-dilution adjustments) shall be returned to Reorganized DDi for cancellation and all remaining Lender Warrants shall be released from the escrow account and delivered to the Lenders;

(b) all Success Fees (as defined below) accrued and unpaid as of the Second Anniversary Date shall be immediately due and payable in cash; and

(c) the Success Fees shall be converted to a cash pay interest obligation.

(ii) If on the Second Anniversary Date, all outstanding loans and other extensions of credit under the commitments, plus all accrued and unpaid interest and accrued and unpaid Success Fees, have been repaid in full (and are not subject to reborrowing), and such commitments have been terminated, then all Lender Warrants issued to and held in escrow for the Lenders shall be returned to DDi for cancellation.

(iii) If on the Second Anniversary Date, more than 50% of the commitments outstanding on the Effective Date remains outstanding, all Lender Warrants shall be released from the escrow account and delivered to the Lenders on such date.

Net Exercise:	The Lender Warrants shall be exercisable on a net basis, permitting the surrender of
Lender Warrants with no cash exercise price and the receipt of the number of shares of
Common Stock equal to that otherwise deliverable upon exercise less the number of shares of Common Stock having a current market price at the time equal to the aggregate exercise price that would otherwise have been paid.

Anti-Dilution Adjustments:	Adjustments to exercise price and shares deliverable upon exercise applicable to all issuances and potentially dilutive events, including without limitation:

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(1) stock dividends and distributions, subdivisions, combinations and reclassifications;

(2) cash dividends and other distributions (if same distributions are not made to holders of Lender Warrants);

(3) issuances of additional shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, if issued or sold for less than Fair Market Value (as defined in Schedule F below) at time of issuance; provided, that, no antidilution adjustment will be made in respect of an issuance or series of issuances of additional shares of Common Stock or any securities convertible into or exchangeable for Common Stock with an aggregate value of up to $3 million (based upon an implied total enterprise value of $110 million); and provided, further that, should the Required Lenders not approve any determination of Fair Market Value, any dispute with regard to such valuation determination shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders;

(4) Common Stock issued upon the exercise of Tranche B Options under the Management Equity Incentive Plan.

(5) distributions of any rights to acquire shares of Common Stock;

(6) tender offers or exchange offers by DDi or any subsidiary or affiliate (excluding DDi Europe and its European subsidiaries); and

(7) any other distributions, offers and similar dilutive events.

Subject to the provisions in the “Release Upon Change of Control”, in the case of a merger or consolidation in which Common Stock is changed or exchanged, all Lender Warrants become exercisable for consideration that a holder of Common Stock would have received had such holder exercised immediately prior to the consummation of the transactions.

Representations and Warranties:	Standard (for issuers and purchasers)

Transfer of Lender Warrants:	Lender Warrants to be transferable in compliance with applicable securities laws, subject to the transfer and escrow restrictions specified herein.

Registration Rights Agreement:	In addition to any registration rights that the Subordinated Noteholders have as set forth in Schedule C hereto, which rights shall also be afforded to the Lenders in a Registration Rights Agreement, the holders of Lender Warrants and the Common Stock underlying the Lender Warrants shall receive, pursuant to such Registration Rights Agreement, indemnification from Reorganized DDi, one demand registration, unlimited as to the amount of shares to be registered, at any time within the eighteen (18) month period following the term of the escrow and an unlimited number of exercises of piggyback rights prior to July 31, 2008. Any registration statement for the Common Stock pursuant to the Registration Rights Agreement shall be in the form of a shelf registration and shall be made available commencing no later

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than the Second Anniversary Date and shall remain available until the earlier of (x) July 31, 2008 and (y) the date on which all Lender Warrants have been exercised.

Transferability:	Prior to the release of the Lender Warrants from escrow, no Lender shall have the right to sell, transfer or assign the right to receive Lender Warrants other than in connection with an assignment of its loans. After the release of the Lender Warrants from escrow, each Lender shall have the absolute right, subject to applicable laws, to sell, transfer or assign the Lender Warrants independent of any assignment of its loans. Reorganized DDi’s transfer agent shall be responsible for keeping a record of all issuances of Lender Warrants to the Lenders.

Release Upon Change of Control:	If the outstanding Indebtedness (including accrued and unpaid interest and accrued and unpaid Success Fees with respect thereto) of the Lenders has not been repaid in full and the commitments have not been terminated and a Change of Control (as defined in Schedule F) event occurs and the transaction is a cash-for-stock transaction, all Lender Warrants shall be released from the escrow account, delivered to the Lenders and be deemed immediately exercisable.

If a Change of Control event occurs and the transaction is a stock-for-stock transaction, the Lender Warrants shall be released from the escrow account and shall be replaced by or converted into Lender Warrants with substantially similar terms for the common stock of the merged enterprise.

If a Change of Control event occurs and the transaction is a combination of stock and cash transaction, then, on a pro rata basis (based on amount stock and cash portions of consideration), Lender Warrants shall (1) with respect to the cash portion of the transaction, be released from the escrow account, delivered to the Lenders and be deemed immediately exercisable; and (2) with respect to the stock portion of the transaction, be released from the escrow account and be replaced by or converted into Lender Warrants with substantially similar terms for the common stock of the merged enterprise.

ADDITIONAL COLLATERAL

Additional Guaranties and Pledges:	In addition to all existing collateral and guarantees of the Lenders, the obligations of each Borrower in respect of the Restructuring Credit Facilities shall be further secured by:

1) a guarantee from DDi and DDi Intermediate; and

2) a pledge of 100% of the common stock of DDi Intermediate, 100% of the common stock of DDi Capital and 100% of the common stock of each of Reorganized DDi’s direct and indirect subsidiaries (other than DDi Europe and its European subsidiaries) not previously pledged to the Lenders.

Treatment of Additional	The guarantees and pledges provided to the Lenders will not be structurally senior or pari passu with respect to the direct claims against DDi Europe of

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Guarantees and Pledges:	the Subordinated Noteholders under the New Preferred Stock (as defined in Schedule D below).

CERTAIN CONDITIONS

Initial Conditions:	In addition to the conditions set forth in the Summary of Terms and Conditions, the availability of the Restructuring Credit Facilities shall be conditioned upon satisfaction of, among other things, the following:

(i) subject to the RSA, each Loan Party (or the Administrative Agent on its behalf) shall have executed and delivered the Restructuring Loan Documents which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders;

(ii) the Lenders, the Administrative Agent and their respective professionals shall have received all fees required to be paid and all expenses for which invoices have been presented on or before the Effective Date;

(iii) all governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Restructuring contemplated hereby and the continuing operations of the Loan Parties and their respective affiliates and subsidiaries (excluding DDi Europe and its European subsidiaries) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Restructuring; and

FURTHER CONDITIONS	Other customary conditions as provided in the Restructuring Loan Documents.

Terminated Hedge Agreement:	Amounts owing to JPMorgan Chase Bank under the Hedge Agreement by and between JPMorgan Chase Bank and Details, terminated as of April 25, 2003 (the “Terminated Hedge Agreement”) shall be included as Indebtedness.

Budget and Funding Mechanism For Chapter 11 Cases:	Debtors and Lenders shall enter into an agreement in form and substance satisfactory to the Administrative Agent, the Ad Hoc Committee and the Required Lenders for the funding of the Chapter 11 Cases (the “Budget and Funding Mechanism”).

Reserved Cash Account	On or before August 1, 2003, the Borrower shall cause to be established a cash account (the “Reserved Cash Account”) at JPMorgan Chase Bank and shall fund the Reserved Cash Account with an initial deposit of $7,500,000,

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which account shall be subject to a control agreement (the “Reserved Cash Account Control Agreement”); provided, that, at all times the balance in the Reserved Cash Account shall be at least $7,500,000; provided, further, that, the Required Lenders may issue a Notice of Sole Control (to be defined in the Reserved Cash Account Control Agreement) at any time in their sole and absolute discretion, but shall not be permitted to seize, set-off or otherwise direct the use of the funds in the Reserved Cash Account until after a Termination Event (as defined in the RSA) occurs under the RSA or, on or after the Effective Date, a default or Event of Default (as defined in the Restructuring Loan Documents) occurs under the Restructuring Loan Documents; provided, however, that until such time as a Notice of Sole Control has been issued by the Administrative Agent, any and all interest that accrues on such initial deposit shall be available to the Borrower.

OTHER TERMS AND CONDITIONS	Substantially similar to those set forth in the Credit Agreement

CERTAIN DOCUMENTATION MATTERS	The Restructuring Loan Documents shall contain representations, warranties, covenants and events of default (including all of those contained in the Credit Agreement except to the extent modified herein) applicable to the reorganized Debtors, the Loan Parties and all of their respective subsidiaries (excluding DDi Europe and its European subsidiaries), including, without limitation, those described below and others to be mutually agreed upon (subject, in each case, to exceptions and baskets to be mutually agreed upon), all of which shall be in form and substance satisfactory to the Required Lenders.

Representations and Warranties:	The Restructuring Loan Documents will include representations and warranties customary for a credit facility of this nature (including all of those contained in the Credit Agreement except to the extent modified herein) and including, without limitation, representations and warranties as to financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Restructuring Loan Documents; no conflict with law or contractual obligations; no material litigation; no default; location and ownership of material assets (including property); liens; intellectual property; no burdensome restrictions; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; current subsidiary organization and structure; environmental matters; solvency; labor matters; accuracy of disclosure; status of subsidiary guarantors and creation and perfection of security interests.

Affirmative Covenants:	The Restructuring Loan Documents will include, without limitation, the following affirmative covenants: delivery of financial statements, reports, financial models, accountants’ letters, projections, officers’ certificates and other information and reports reasonably requested by the Administrative Agent or the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; maintenance of independent

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corporate identity; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property, subject to existing constraints which do not impair the ability to grant security interests in material collateral and existing permitted liens, and the inclusion of any new affiliates as guarantors and grantors under the collateral documents); and others to be mutually agreed upon.

Financial Covenants:	The Restructuring Loan Documents will include, without limitation, the following financial covenants, which are set forth more fully on Annex II to this Schedule B:

	(a)	minimum EBITDA,

	(b)	three-month minimum rolling revenue test,

	(c)	minimum liquidity test, which shall provide, inter alia, that, until the termination of all commitments and Letters of Credit and thereafter until payment in full of the Indebtedness of the Borrower under any of the Restructuring Loan Documents, each Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it shall not, have less than $7,500,000 in the aggregate at all times in the Reserved Cash Account commencing on August 1, 2003 up to, and including, April 15, 2008 (the “Liquidity Financial Covenant”). Commencing on the Wednesday following August 1, 2003 and on every Wednesday thereafter up to, and including April 9, 2008, the Borrower shall prepare and deliver to the Administrative Agent (which may be further transmitted to the then advisors and other Lenders), for the week ending as of the preceding Friday, a report of the daily Minimum Liquidity for that week.

	(d)	maximum leverage ratio,

	(e)	minimum fixed charge coverage ratio, and

	(f)	others to be discussed in connection with preparation of Restructuring Loan Documents.

The Restructuring Loan Documents will also include a covenant providing that capital expenditures may not exceed during any quarter an amount to be agreed upon with an ability to carry forward any amount that is not used for capital expenditures in any given quarter to the next two succeeding quarters.

Negative Covenants:	The Restructuring Loan Documents will include, without limitation, the following negative covenants: limitations on indebtedness (including guarantee obligations), liens, mergers, consolidations, liquidations and dissolutions, sales and transfers of assets, leases, dividends and other restricted payments, capital expenditures, investments, loans and advances, payments and modifications of subordinated and other debt instruments, transactions with affiliates, sale and leasebacks, accounting changes, negative

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pledge clauses and clauses restricting subsidiary distributions, interest rate swaps, currency swaps, and other debt equivalents, changes in lines of business, and others to be mutually agreed upon.

Events of Default:	Nonpayment of principal when due, nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon; provided, that, the Liquidity Financial Covenant shall be subject to a fifteen (15) day grace period); cross-default; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document or security interest; a change of control (the definition of which is to be agreed); breach of any term or condition of the Non-Solicitation Agreement (as defined below); and others to be mutually agreed upon.

Non-Solicitation Agreement:	On or before the Effective Date of the Chapter 11 Plan, Bruce McMaster shall execute a non-solicitation agreement in form and substance acceptable to the Required Lenders (the “Non-Solicitation Agreement”).

Canadian Tax Restructuring:	Restructuring Loan Documents will permit for tax restructuring of Dynamic Details Canada, Inc. (“DDIC”) in form and substance acceptable to the Required Lenders

Indemnification:	The Debtors and the reorganized Debtors shall indemnify, pay and hold harmless the Administrative Agent and the Lenders and each of their respective predecessors, affiliates, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint venturers, affiliates and the successors and assigns of any and all of them against any loss, claim, damage, liability, cost or expense incurred in respect of the restructuring of the Pre-Restructuring Indebtedness contemplated hereby, the financing contemplated hereby or the use or the proposed use of proceeds thereof by the reorganized Debtors and their subsidiaries (subject to customary limitations), except to the extent they are found by a final non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party; provided, however, that the indemnification obligations with respect to the Lender Warrants shall be as provided in the Registration Rights Agreement.

Governing Law and Forum:	This Summary of Terms and Conditions and the Restructuring Loans Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

Counsel to the Administrative Agent:	Simpson Thacher & Bartlett LLP.

Documentation:	To be drafted by Simpson Thacher & Bartlett LLP.

FOR SETTLEMENT PURPOSES ONLY

PURSUANT TO FRE 408

FINAL

Annex I to Schedule B

Interest; Certain Fees; and Expenses

Interest Rate Options:	The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

(a) the ABR plus the Applicable Margin; or

(b) the Eurodollar Rate plus the Applicable Margin.

As used herein:

“ABR” means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1% and (iii) the federal funds effective rate from time to time plus 0.5%.

“Applicable Margin” means:

(a) with respect to the Tranche A Revolving Loans and the Tranche A Term Loans, (i) 350 bps, in the case of ABR Loans (as defined below) and (ii) 450 bps component in the case of Eurodollar Loans (as defined below), plus, in each case, a 462.5 bps success fee which shall accrue on a quarterly basis and be payable in cash (x) on and after the date that the Borrower achieves EBITDA of $50 million and (y) at the election of each Lender (which election shall be made on or prior to the execution of the Restructuring Loan Documents) (i) on the Maturity Date or (ii) on the Maturity Date, if and to the extent that on such date the fair market value of the Borrowers and their subsidiaries, which shall be determined by an independent valuation firm approved by the Administrative Agent, is greater than the outstanding amount of Obligations (other than the Success Fee) due under the Restructuring Loan Documents (the “Success Fee”).

(b) with respect to the Tranche B Term Loans, (i) 350 bps in the case of ABR Loans and (ii) 450 bps in the case of Eurodollar Loans, plus, in each case, a 462.5 Success Fee.

“Eurodollar Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen.

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Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), monthly in arrears through the first full quarter after the Effective Date and then quarterly in arrears thereafter.

In the case of Loans bearing interest based upon the Eurodollar Rate (“Eurodollar Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:	The Borrower shall pay a commitment fee calculated at the rate of 75 bps per annum on the average daily unused portion of the Tranche A Revolving Facility, payable quarterly in arrears.

Letter of Credit Fees:	The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans that are Revolving Loans on the face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

A fronting fee equal to 25 bps per annum on the face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Lenders’ Consent Fee	On or before the effective date of the RSA, the Debtors shall pay a consent fee of 137.5 bps to the Lenders.

Work Fee:	The Debtors shall pay a work fee to the Administrative Agent (the “Work Fee”) pursuant to a Work Fee Letter on the Effective Date. The Work Fee shall be payable as follows: (i) fifty percent (50%) payable on the effective date of the RSA; and (ii) fifty percent (50%) payable on the date that is six (6) months following the Effective Date of the Chapter 11 Plan.

Default Rate:	At any time when the Borrower is in default in the payment of any amount of principal due under the Restructuring Credit Facilities, all outstanding Loans shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to the relevant ABR Loans.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest

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rate payable on which is then based on the Prime Rate) for actual days elapsed.

Interest, Fees and Expenses During Chapter 11 Cases:	During the Chapter 11 Cases, the Debtors shall (i) continue to pay post-petition interest on the Pre-Restructuring Loans and all other fees (including but not limited to the annual administrative agency fee payable to the Administrative Agent) provided for under the Credit Agreement, and (ii) continue to pay any and all reasonable fees, costs and expenses of Simpson Thacher & Bartlett, counsel to the Administrative Agent and FTI Consulting, financial advisors to the Administrative Agent.

Expenses:	On and for all periods after the Effective Date, the Borrower shall: (a) pay all reasonable out-of-pocket expenses of the Administrative Agent associated with the Restructuring Credit Facilities and the preparation, execution, delivery and administration of the Restructuring Loan Documents and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel, in-house counsel and financial advisors, including in connection with consultation during ongoing administration), (b) pay all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel, in-house counsel and financial advisors) in connection with the enforcement of, and preservation of rights under, the Restructuring Loan Documents, (c) pay the annual administrative agency fee payable to the Administrative Agent, and (d) replenish and maintain the retainers provided to Simpson Thacher & Bartlett and FTI Consulting in connection with the Loan Documents, in the amounts of $125,000 (the “STB Retainer”) and $75,000 (the “FTI Retainer”), respectively.

FOR SETTLEMENT PURPOSES ONLY

PURSUANT TO FRE 408

FINAL

Annex II to Schedule B

Principal Financial Covenants

[see attached PDF file]

Exhibit 6

SUMMARY OF TERMS AND CONDITIONS OF FINANCIAL

RESTRUCTURING OF DDi CORP. AND AFFILIATES

The following (this “Summary of Terms and Conditions”) is an outline of (i) the key terms and provisions of a plan of reorganization attached hereto as Schedule A (the “Chapter 11 Plan”) for DDi Corp. (“DDi”) and DDi Capital Corp. (“DDi Capital”) to be proposed by those entities, the Ad Hoc Committee (the “Ad Hoc Committee”) for the Subordinated Noteholders (as defined below), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Europe Limited (“DDi Europe”), Dynamic Details, Incorporated (“Details”) and Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and (ii) in connection therewith, the key terms for the proposed out-of-court restructuring and exchange of the outstanding indebtedness of Details and DDISV.

This Summary of Terms and Conditions is subject to finalization and execution of a Plan Support Agreement (the “PSA”) to be signed by certain of the Subordinated Noteholders and a Restructuring Support Agreement (the “RSA”) to be signed by the Lenders, to each of which this Summary of Terms and Conditions shall be attached as Exhibit A, and to the completion of appropriate tax due diligence, acceptable treatment of tax issues (including agreement on tax treatment of restructured Pre-Restructuring Bank Indebtedness (as defined below)) and the execution of definitive documentation. Upon execution of the PSA and the RSA, this Summary of Terms and Conditions is intended to be binding on the signatories to (i) the PSA in accordance with the terms of the PSA and (ii) the RSA in accordance with the terms of the RSA. However, this Summary of Terms and Conditions remains subject to, among a variety of other things, finalizing any incomplete Schedules hereto, resolving any terms that are bracketed or indicated as being “open” or subject to further review, and acceptable definitive documentation of all matters contemplated herein, including any court-approved disclosure statement (in the form annexed to the Chapter 11 Plan in Schedule A, the “Disclosure Statement”) related to the Chapter 11 Plan of DDi and DDi Capital, any agreements related thereto and the terms and conditions of such plan. Any vote in favor of any plan, or any support thereof, whether or not it includes the terms and conditions set forth herein, is not being solicited by or agreed to by this Summary of Terms and Conditions and is subject to, among other conditions, the completion of appropriate tax due diligence, acceptable treatment of tax issues (including agreement on tax treatment of restructured Pre-Restructuring Bank Indebtedness) and the execution of definitive documentation. Notwithstanding anything to the contrary in the foregoing, this Summary of Terms and Conditions is being provided as part of settlement discussions and, as a result, shall be treated as such pursuant to Federal Rule of Evidence 408 and all bankruptcy and state law equivalents subject to the following exceptions:

1.	The PSA may be attached as an exhibit to the Disclosure Statement along with the attachments, except that Schedule B of the Term Sheet shall be attached with any redactions as may be required by the Required Lenders (as defined below).

2.	The RSA will not be filed with the Bankruptcy Court (as defined below), but a description of the RSA may be included in the Disclosure Statement in form and substance satisfactory to the Administrative Agent (as defined below) and counsel to the Administrative Agent.

This Summary of Terms and Conditions is not an offer with respect to any securities. Such a solicitation will only be made in compliance with applicable provisions of securities laws. In addition, notwithstanding the terms of any agreement to which any of the parties to this Summary of Terms and Conditions is a party, the contents or the existence of this Summary of Terms and Conditions may not be disclosed by any party hereto to any other person or entity, either orally or in writing, except (i) to the

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parties’ respective directors, trustees, officers, employees, legal counsel, financial advisors, accountants and regulatory authorities on a confidential basis and (ii) in accordance with the PSA and the RSA. Any person or entity to whom all or any portion of this Summary of Terms and Conditions is disclosed as permitted above shall be advised of the terms of the confidentiality provisions set forth above and the intent of the parties that such recipients keep such information confidential.

DEBT TO BE RESTRUCTURED

The indebtedness of DDi and its affiliates (collectively, the “DDi Entities”) to be restructured shall be:

(i) senior debt of approximately $72,892,916.17 in principal amount under the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002 and the Seventh Amendment, dated as of June 27, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Details, DDi Capital, DDISV, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as the arranger of the Commitments, and as collateral, co-syndication and administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Bankers’ Trust Company as documentation and co-syndication agent (the “Co-Syndication Agent” and together with the Lenders and the Administrative Agent, the “Senior Debt Parties”), and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the terminated interest rate exchange agreement and transactions thereunder entered into by Details (the “Hedge Agreement”) (collectively, the “Pre-Restructuring Loan Documents”);

(ii) subordinated debt of $100,000,000 in principal amount of 5 1/4% Convertible Subordinated Notes due 2008 (the “5 1/4 Convertible Subordinated Notes”), underwritten by Credit Suisse First Boston Corp. and Robertson Stephens, Inc., as underwriters (collectively, the “5 1/4 Underwriters”) and issued by DDi under that certain Indenture, dated as of February 20, 2001 (as supplemented, the “5 1/4 Indenture”) between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee (the “5 1/4 Trustee” and together with the 5 1/4 Underwriters and the 5 1/4 Noteholders (as defined below), the “5 1/4 Subordinated Debt Parties”);

(iii) subordinated debt of $100,000,000 in principal amount of 6 1/4% Convertible Subordinated Notes due 2007 (the “6 1/4 Convertible Subordinated Notes”), underwritten by Robertson Stephens, Inc. and JPMorgan Securities, Inc., as underwriters (collectively, the “6 1/4 Underwriters”) and issued by DDi under that certain Indenture, dated as

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of April 2, 2002 (as supplemented, the “6 1/4 Indenture”) between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U. S. Bank, N.A.), as trustee (the “6 1/4 Trustee” and together with the 6 1/4 Underwriters and the 6 1/4 Noteholders (as defined below), the “6 1/4 Subordinated Debt Parties”); and

(iv) senior debt in face amount of $16,090,000 at June 30, 2003 of 12 1/2% Senior Discount Notes due 2007 (the “Senior Discount Notes”) issued by DDi Capital under that certain indenture dated as of November 18, 1997 between DDi Capital, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee (the “12 1/2 Trustee” and together with the 12 1/2 Noteholders (as defined below), the “12 1/2 Senior Discount Parties”), as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the 12 1/2 Trustee (the “12 1/2 Indenture”).

THE RESTRUCTURING.

Such indebtedness will be restructured (the “Restructuring”) pursuant to (i) the pre-negotiated Chapter 11 Plan to be filed jointly by DDi and DDi Capital (collectively, the “Debtors”) in proceedings (the “Chapter 11 Cases”) to be commenced under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), with respect to the 5 1/4 Convertible Subordinated Notes, the 6 1/4 Convertible Subordinated Notes and the Senior Discount Notes, and (ii) the RSA, with respect to the Pre-Restructuring Bank Indebtedness (as defined below), and the Restructuring Loan Documents (as defined below).

The Restructuring and the Chapter 11 Plan on the terms and conditions set forth herein shall be effectuated in the event that (a) (i) one-hundred percent (100%) of the holders (the “Consenting Lenders”) of Pre-Restructuring Bank Indebtedness (as defined below) execute the Restructuring Loan Documents, (ii) the Chapter 11 Plan and the Disclosure Statement filed with the Bankruptcy Court and the Confirmation Order (as defined below) entered by the Bankruptcy Court are in form and substance acceptable to the holders of more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders of Pre-Restructuring Bank Indebtedness (the “Required Lenders”), (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “5 1/4 Noteholders”) of 5 1/4 Convertible Subordinated Notes (the “Required 5 1/4 Noteholders”) voting on the Chapter 11 Plan vote to accept the terms of the Chapter 11 Plan by November 15, 2003, (c) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “6 1/4 Noteholders” and together with the 5 1/4 Noteholders, the “Subordinated Noteholders”) of 6 1/4 Convertible Subordinated Notes (the “Required 6 1/4 Noteholders”) voting on the Chapter 11 Plan vote to accept the terms of the Chapter 11 Plan by November 15, 2003 and (d) the Bankruptcy Court enters an order (the “Confirmation Order”) confirming the Chapter 11 Plan in accordance with Section 1129 of the Bankruptcy Code no later than December 15, 2003.

TREATMENT OF EXISTING	On the date the Chapter 11 Plan becomes effective (the “Effective Date”) the aggregate outstanding principal amount of indebtedness and the face amount

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BANK DEBT.	of letters of credit under the Pre-Restructuring Loan Documents in the amount of $72,892,916.17 (the “Pre-Restructuring Loans”) and the fees and interest accrued and unpaid on the Pre-Restructuring Loans (collectively, the “Accrued Fees and Interest” and together with the Pre-Restructuring Loans, the “Pre-Restructuring Bank Indebtedness”) will be restructured, exchanged and repaid pursuant to restructuring credit documentation (the “Restructuring Loan Documents”). The principal terms and conditions for the Restructuring Loan Documents are set forth in Schedule B attached hereto.

TREATMENT OF EXISTING 5 1/4 CONVERTIBLE SUBORDINATED NOTES AND EXISTING 6 1/4 CONVERTIBLE SUBORDINATED NOTES.

On the Effective Date, the aggregate outstanding principal amount of subordinated indebtedness of $100,000,000 under the 5 1/4 Convertible Subordinated Notes (the “5 1/4 Principal Amount”) and the fees and interest accrued and unpaid on the 5 1/4 Convertible Subordinated Notes (collectively, the “5 1/4 Accrued Fees and Interest” and together with the 5 1/4 Principal Amount, the “Pre-Restructuring 5 1/4 Subordinated Debt”) and the aggregate outstanding principal amount of subordinated indebtedness of $100,000,000 under the 6 1/4 Convertible Subordinated Notes (the “6 1/4 Principal Amount”) and the fees and interest accrued and unpaid on the 6 1/4 Convertible Subordinated Notes (collectively, the “6 1/4 Accrued Fees and Interest” and together with the 6 1/4 Principal Amount, the “Pre-Restructuring 6 1/4 Subordinated Debt”, and the Pre-Restructuring 6 1/4 Subordinated Debt and the Pre-Restructuring 5 1/4 Subordinated Debt, together, the “Subordinated Note Debt”) will be restructured and converted into common stock of Reorganized DDi (as defined in Schedule C below) and preferred stock of DDi Europe.

On the Effective Date, subject to the Budget and Funding Mechanism (as defined below), any unpaid fees and expenses of the Subordinated Noteholders, including the unpaid fees and expenses of the members of the Ad Hoc Committee, the retained professionals of the Ad Hoc Committee, the 5 1/4 Trustee and the 6 1/4 Trustee, will be paid in cash.

The principal terms and conditions for the conversion of the Subordinated Note Debt into common stock of Reorganized DDi and preferred stock of DDi Europe are set forth in Schedules C and D, respectively, attached hereto.

TREATMENT OF EXISTING SENIOR DISCOUNT NOTES.	On the Effective Date, the aggregate outstanding principal amount of senior debt of face amount of $16,090,000 under the Senior Discount Notes and the fees and interest accrued and unpaid thereon (collectively, the “Senior Discount Note Debt”) are intended to be restructured on the terms set forth in Schedule E attached hereto; provided that any modification to such terms shall be subject to the consent of the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders.

TREATMENT OF EXISTING EQUITY INTERESTS.	Except as otherwise provided in Schedule C, all existing common and preferred equity interests in DDi and other existing securities consisting of (or convertible into) equity interests in DDi, including any warrants or vested or unvested options to purchase equity interests in DDi, shall be

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extinguished as of the Effective Date. All existing equity interests in direct and indirect subsidiaries of DDi shall continue to be held by the same parties who held such equity interests, subject to any liens and pledges in favor of the Lenders, prior to the commencement of the Cases (it being understood that as part of the Restructuring, new preferred stock of DDi Europe will be issued to the Subordinated Noteholders).

MANAGEMENT EQUITY INCENTIVE PLAN.	The Chapter 11 Plan shall provide for the establishment of a management equity incentive plan, having the principal terms set forth on Schedule F attached hereto for five percent (5%) of the Reorganized DDi common stock on the Effective Date, options for up to an additional ten percent (10%) of the Reorganized DDi common stock for members of the Reorganized DDi’s management and discretionary options for an additional four percent (4%) of the Reorganized DDi common stock.

RELEASE; PLAN INJUNCTION.	The Confirmation Order shall approve, among other things, the global releases (the “Global Releases”) as set forth in the Chapter 11 Plan and shall provide for an injunction (the “Plan Injunction”) as set forth in the Chapter 11 Plan. The Global Releases and the Plan Injunction shall be in the form set forth in the Chapter 11 Plan attached hereto, provided, however, that to the extent any subsequent material modifications are necessary to confirm the Chapter 11 Plan, they must be approved in writing by the Required Lenders.

BOARD OF DIRECTORS.	See Schedule C.

TAX ATTRIBUTES.	The terms of the Chapter 11 Plan and the restructuring contemplated by this Summary of Terms and Conditions shall be subject to (i) satisfactory due diligence by the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with respect to any related intercompany transactions, (ii) satisfactory due diligence by the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with respect to tax consequences of the Restructuring and agreement satisfactory to the Required Lenders with respect to the tax treatment of the restructured Pre-Restructuring Bank Indebtedness, and (iii) the preservation of favorable tax attributes of the Debtors in a manner satisfactory to the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders.

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CERTAIN CONDITIONS.	Conditions to the agreement of the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders to the Restructuring, the Chapter 11 Plan and the Effective Date will include, without limitation, the following: (i) definitive documentation in form and substance satisfactory to the Administrative Agent, Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders, which shall include the new indenture governing the Senior Discount Notes, the new agreement governing the Lender Warrants (as defined below), the plan for issuing options to the management of Reorganized DDi, the amended and restated certificate of incorporation of Reorganized DDi, the amended and restated bylaws of Reorganized DDi and the amended and restated articles of association of DDi Europe (including the terms of the Preferred Stock (as defined below) of DDi Europe to be issued to the Subordinated Noteholders); (ii) the Restructuring Loan Documents shall be consistent in all respects with the Restructuring Terms and in form and substance satisfactory to the Consenting Lenders; (iii) arrangements with respect to the treatment of any other claims not specifically addressed in this Summary of Terms and Conditions satisfactory to the Administrative Agent, Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders; (iv) satisfaction of the Administrative Agent, Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with the form and substance of the Disclosure Statement and the Confirmation Order and with any proposed changes thereto, and to the Chapter 11 Plan attached hereto, to be accepted by the Required Lenders in writing; provided, however, that, the Administrative Agent may approve any change that does not affect the treatment of the Lenders in the judgment of the Administrative Agent; (v) approval of the Chapter 11 Plan by the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders in numbers and amount necessary for class acceptance of the Chapter 11 Plan under Section 1126(c) of the Bankruptcy Code; (vi) satisfaction of the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with the form and substance of the Global Releases and the Plan Injunction; (vii) satisfaction of the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with any management retention plan, management option plan, severance plan, senior management employment contracts or post-restructuring senior management employment arrangements, except upon terms and conditions previously agreed to by the Required Lenders in writing; provided that no modifications shall be made to the foregoing without the prior written consent of the Required Lenders; (viii) the Effective Date of the Chapter 11 Plan shall have occurred on January 8, 2004 and substantial consummation of the Chapter 11 Plan shall occur on or before January 30, 2004; (ix) the granting on the Effective Date of a perfected first priority security interest (subject to certain carve-outs which shall be approved by the Administrative Agent and the Required Lenders in writing) in all personal, mixed and real property of the reorganized Debtors and their non-debtor subsidiaries (other than DDi Europe and its European subsidiaries) to secure the Restructuring Loan Documents and pledges of 100% of the common stock of DDi Intermediate, 100% of the common stock of DDi Capital and 100% of the common stock of each of Reorganized DDi’s direct and indirect subsidiaries (other than DDi

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Europe and its European subsidiaries) not previously pledged to the Lenders; (x) there being no material adverse effect on (a) the Restructuring, (b) the business, operations, property or condition (financial or otherwise) of Details and its subsidiaries taken as a whole or (c) the validity or enforceability of this Summary of Terms and Conditions, the PSA, the RSA or any of the Pre-Restructuring Loan Documents, the 5 1/4 Indenture and the 6 1/4 Indenture, or the respective rights or remedies of the Administrative Agent, the Lenders, the 5 1/4 Noteholders and the 6 1/4 Noteholders, hereunder or thereunder; (xi) Bruce McMaster continuing to serve as Chief Executive Officer of DDi, DDi Intermediate, DDi Capital, Details, DDISV and their respective subsidiaries and affiliates (excluding DDi Europe and its European subsidiaries) through the Effective Date, (xii) satisfaction of all conditions to the effectiveness of the RSA and PSA, (xiii) no termination event shall have occurred under the Funding Mechanism (as defined below) and (xiv) satisfaction of the Administrative Agent, the Required Lenders, the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders with any projected financial statements submitted by the Debtors in connection with confirmation of the Chapter 11 Plan.

CONSENT AND MODIFICATIONS TO RESTRUCTURING.	The RSA shall provide that, by execution thereof, each Consenting Lender consents and authorizes JPMorgan Chase Bank, in its capacity as Administrative Agent under the Credit Agreement, to enter into and execute, on behalf of such Consenting Lender, the Restructuring Loan Documents. The RSA shall further provide that each Consenting Lender agrees that modifications to the terms of the Restructuring may be approved by the Required Lenders except that the following changes shall require the consent of 100% of the Lenders: (1) any extension of scheduled date of any amortization payment; (2) reduction of principal; (3) extension of final maturity date of any loan; (4) reduction in stated rate of interest or fees or any extension of the payment thereof; (5) changes to voting percentage requirements; (6) release or modification of collateral or guarantees, except as otherwise provided in the Restructuring Loan Documents; and (7) any change in the Budget and Funding Mechanism not contemplated by the terms thereof.

GOVERNING LAW AND FORUM.	This Summary of Terms and Conditions shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit 7

EXHIBIT

PLAN SUPPORT AGREEMENT

This Plan Support Agreement (together with exhibits annexes and attachments hereto, this “Agreement”) is made and entered into as of August 8, 2003 by and among (i) DDi Corp. (“DDi”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details”), Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and their respective subsidiaries and affiliates (collectively, the “Company Group”), (ii) the 5 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 5 1/4% Subordinated Noteholders”) and (iii) the 6 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 6 1/4% Subordinated Noteholders” and together with the Consenting 5 1/4% Subordinated Noteholders, the “Consenting Subordinated Noteholders”). DDi, DDi Intermediate, DDi Capital, Details, DDISV, and each of their respective subsidiaries and affiliates, each Consenting Subordinated Noteholder and any subsequent person that becomes a party hereto are referred herein as the “Parties” and individually, as a “Party.”

PRELIMINARY STATEMENTS

A. The holders (the “5 1/4% Subordinated Noteholders”) of the 5 1/4% Subordinated Notes due 2008 (the “5 1/4% Subordinated Notes”) issued by DDi under that certain Indenture, dated as of February 20, 2001 (as supplemented, the “5 1/4% Indenture”) between DDi, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, hold subordinated debt of $100,000,000 (the “5 1/4% Indebtedness”).

B. The holders (the “6 1/4% Subordinated Noteholders”) of the 6 1/4% Subordinated Notes due 2007 (the “6 1/4% Subordinated Notes”) issued by DDi under that certain Indenture, dated as of April 2, 2002 (as supplemented, the “6 1/4% Indenture”) between DDi , as issuer, and State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, hold subordinated debt of $100,000,000 (the “6 1/4% Indebtedness”). As of the date hereof, the Consenting 6 1/4% Subordinated Noteholders and the Consenting 5 1/4% Subordinated Noteholders (collectively, the “Consenting Subordinated Noteholders” hold, in aggregate, at least forty-two and a half percent (42.5%) of the sum of the principal amount of the 5 1/4% Indebtedness and the principal amount of the 6 1/4% Indebtedness.

C. Pursuant to that certain Restructuring Support Agreement, dated as of August 1, 2003 (the “RSA”), the Consenting Lenders (as defined in the Term Sheet) have consented to, inter alia, the Restructuring Terms (as defined below) subject to certain terms and conditions outlined in the RSA.

D. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to certain aspects of the restructuring and reorganization of the Company Group.

E. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders now desire to implement a restructuring and reorganization of the Company Group such that the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders and the other holders of claims against and/or equity interests in the Company Group shall receive the consideration to be paid, distributed or provided by the Company Group pursuant to such restructuring and reorganization (the “Restructuring Terms”) as set forth on the term sheet (the “Term Sheet”) attached hereto as Exhibit A.

F. In order to expedite the contemplated restructuring and reorganization of the Company Group, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction (i) by way of a plan of reorganization under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) relating to DDi and DDi Capital, and (ii) by way of an out-of-court restructuring transaction relating to Details, DDISV and their respective subsidiaries that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, the “Restructuring Transaction”) and during the pendency of this Agreement desires not to support any restructuring or reorganization of any of the members of the Company Group (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

G. In order to implement the Restructuring Transaction, the Company Group has agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a disclosure statement that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Disclosure Statement”), and (b) a plan of reorganization for DDi and DDi Capital that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Plan”) in cases filed under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and to negotiate and prepare the definitive Restructuring Transaction documents that are consistent in all respects with the Restructuring Terms and are in form and substance satisfactory to the Consenting Lenders (the “Conforming Restructuring Loan Documents”), and (ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

H. The Company Group, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders acknowledge and agree that the best way to effectuate the Conforming Plan and the Conforming Restructuring Loan Documents is to do so in a way that would:

1.	maximize the value of the Company Group for the benefit of all interested persons;

2.	minimize the disruption to the Company Group resulting from the commencement of the Chapter 11 Cases as quickly as possible;

3.	minimize the loss of business continuity and opportunity of Details and DDISV;

4.	provide all parties to the Restructuring Transaction with Global Releases (as defined in the Term Sheet) and a Plan Injunction (as defined in the Term Sheet); and

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5.	provide assurances and stability to certain key employees of the Company Group.

I. In expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of DDi and DDi Capital as debtors in possession, the fiduciary duties of any Consenting 5 1/4% Subordinated Noteholder and/or Consenting 6 1/4% Subordinated Noteholder who is appointed to the official committee of unsecured creditors (the “Creditors’ Committee”) in the Chapter 11 Cases or the role of any state or federal agencies with regulatory authority concerning any member of the Company Group.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet.

2. Term Sheet Conditions. Without limiting the conditions set forth herein, each Party’s agreement to this Agreement and support for the Conforming Plan, the Conforming Restructuring Loan Documents and the Term Sheet is expressly conditioned on satisfaction of each of the terms and conditions set forth in the Term Sheet and this Agreement. To the extent that any such conditions involve a time period or an outside date for satisfaction, the Parties acknowledge and agree that time is of the essence with respect to each such condition.

3. Agreements.

(a)	Agreements of the Consenting 5 1/4% Subordinated Noteholders

(i) Ownership. Each Consenting 5 1/4% Subordinated Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting 5 1/4% Subordinated Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the “Consenting 5 1/4% Subordinated Noteholder Claims”), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting 5 1/4% Subordinated Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting 5 1/4% Subordinated Noteholder Claims to the terms of this Agreement, and (ii) such Consenting 5 1/4% Subordinated Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting 5 1/4% Subordinated Noteholder Claims and to exchange, assign and transfer such debt and Consenting 5 1/4% Subordinated Noteholder Claims.

(ii) Voting. Each Consenting 5 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting 5 1/4%

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Subordinated Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, pursue, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting 5 1/4% Subordinated Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Mechanism (as defined below) and the Funding Motion (as defined in the Budget and Funding Mechanism). Nothing contained herein shall limit the ability of a Consenting 5 1/4% Subordinated Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting 5 1/4% Subordinated Noteholder’s obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(iii) Transfers. Each Consenting 5 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting 5 1/4% Subordinated Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-1, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting 5 1/4% Subordinated . Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

(iv) Agreement to Budget and Funding Mechanism. Each Consenting 5 1/4% Subordinated Noteholder approves the Budget and Funding Mechanism (including the Initial Budget (as defined in the Budget and Funding Mechanism) contained therein) annexed hereto as Exhibit C (the “Budget and Funding Mechanism”).

(v) Further Agreement. Each Consenting 5 1/4% Subordinated Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company’s creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting 5 1/4% Subordinated Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting 5 1/4% Subordinated Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts

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to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting 5 1/4% Subordinated Noteholder is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Consenting 5 1/4% Subordinated Noteholder’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

(b)	Agreements of the Consenting 6 1/4% Subordinated Noteholders.

(i) Ownership. Each Consenting 6 1/4% Subordinated Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting 6 1/4% Subordinated Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the “Consenting 6 1/4% Subordinated Noteholder Claims” and together with the Consenting 5 1/4% Subordinated Noteholder Claims, the “Claims”), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting 6 1/4% Subordinated Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting 6 1/4% Subordinated Noteholder Claims to the terms of this Agreement, and (ii) such Consenting 6 1/4% Subordinated Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting 6 1/4% Subordinated Noteholder Claims and to exchange, assign and transfer such debt and Consenting 6 1/4% Subordinated Noteholder Claims.

(ii) Voting. Each Consenting 6 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting 6 1/4% Subordinated Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting 6 1/4% Subordinated Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Mechanism and the Funding Motion. Nothing contained herein shall limit the ability of a Consenting 6 1/4% Subordinated Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting 6 1/4% Subordinated Noteholder’s

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obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(iii) Transfers. Each Consenting 6 1/4% Subordinated Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting 6 1/4% Subordinated Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-2, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting 6 1/4% Subordinated Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

(iv) Agreement to Budget and Funding Mechanism. Each Consenting 6 1/4% Subordinated Noteholder approves the Budget and Funding Mechanism (including the Initial Budget).

(v) Further Agreement. Each Consenting 6 1/4% Subordinated Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company’s creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting 6 1/4% Subordinated Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting 6 1/4% Subordinated Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting 6 1/4% Subordinated Noteholder is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Consenting 6 1/4% Subordinated Noteholder’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

4. Agreements of the Company Group. Each member of the Company Group believes that the confirmation of the Conforming Plan and the consummation of the Conforming Restructuring Loan Documents will best facilitate its business and financial restructuring and that consummation of the terms described in the Term Sheet is in the best interests of each member of the Company Group and in the best interests of their respective creditors and other parties in interest. Accordingly, the Company Group hereby agrees, for so long as this Agreement remains in effect: (a) to prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to (i) the legal and financial advisors for the Consenting 5 1/4% Subordinated Noteholders and (ii) the legal and financial advisors for the Consenting 6 1/4% Subordinated Noteholders; (b) to (i) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 15, 2003, (ii) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 26, 2003, (iii) to cause the solicitation pursuant to the Conforming

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Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003, and (iv) to solicit the requisite votes in favor of, and to obtain confirmation by the Bankruptcy Court at the earliest practicable date of, the Conforming Plan and approval of the Bankruptcy Court; (c) to not pursue, propose, support, encourage the pursuit of, or seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms unless or until this Agreement has been terminated in accordance with Section 5; and (d) to otherwise use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Term Sheet, the Conforming Plan and the Conforming Restructuring Loan Documents at the earliest practicable date (including opposing any appeal of the Confirmation Order).

5. Termination of Agreement. The obligations of the Consenting 5 1/4% Subordinated Noteholders and Consenting 6 1/4% Subordinated Noteholders under this Agreement shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a “Termination Event”), and such Termination Event is not waived in accordance with Section 10 of this Agreement: (i) the Company Group fails (A) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 15, 2003, (B) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 26, 2003, or (C) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (ii) any member of the Company Group files, proposes or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with Section 1121(c) of the Bankruptcy Code; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (iv) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under this Agreement or the Pre-Restructuring Loan Documents (as defined in the Term Sheet), or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement; (v) the final Definitive Documents (as defined below) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (vi) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (vii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (viii) the occurrence of a Termination Event (as defined in the RSA), which shall not have been waived by the Required Lenders; (ix) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (x) any failure to obtain, by November 15, 2003, (a) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 5 1/4% Subordinated Noteholders”) of 5 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan and (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 6 1/4% Subordinated Noteholders”) of 6 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan; (xi) any Court (including the Bankruptcy Court) shall declare, in a

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Final Order, this Agreement to be unenforceable; (xii) orders approving the Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (xiii) the Confirmation Order shall not be in form and substance acceptable to the Required 5 1/4 Noteholders and the Required 6 1/4 Noteholders; (xiv) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (xv) orders confirming the Conforming Plan shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (xvi) the Effective Date (as defined in the Term Sheet) of the Conforming Plan shall not have occurred on or before January 8, 2004; or (xvii) January 30, 2004.

6. Good Faith Cooperation; Further Assurances; Acknowledgment; Definitive Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of (a) all matters relating to their rights in respect any member of the Company Group or otherwise in connection with their relationship with the members of the Company Group, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any other debt or equity securities of the Company Group in favor of the Restructuring Transaction (provided that no Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. While the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders commit herein to support the Restructuring Transaction and Conforming Plan and it is their intention to vote in favor of the Conforming Plan, this Agreement is not and shall not be deemed a solicitation for consent to the Conforming Plan or a solicitation to tender or exchange any Debt. The acceptance of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders will not be solicited until they have received the Conforming Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Parties hereunder shall be expressly subject to the preparation of definitive documents (the “Definitive Documents”) implementing, achieving and relating to the Restructuring Terms and this Agreement, including, without limitation: (i) (a) the Conforming Plan, the Disclosure Statement, the order of the Bankruptcy Court confirming the Conforming Plan which shall be in form and substance acceptable to the Parties (the “Confirmation Order”), the Conforming Disclosure Statement, and any related ballots, releases and settlement documents, (b) definitive documentation relating to the management incentive plan, the common stock of Reorganized DDi, the preferred stock of DDi Europe (as defined in the Term Sheet) and other related documents, each of which are more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall be, satisfactory in form and substance to the Parties signatory thereto, (c) the Conforming Restructuring Loan Documents, and (d) all other agreements, instruments, orders or other documents necessary or appropriate to consummate the transactions contemplated by this Agreement, the Term Sheet, the Conforming Restructuring Loan Documents or the Conforming Plan, each of which documents must be in form and substance acceptable to each of the Parties (except as otherwise provided in the Term Sheet), and (ii) any “first day” orders and motions which must be in form and substance acceptable to each of the Parties. Each Party hereby

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covenants and agrees (i) to negotiate in good faith the Definitive Documents and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

7. Further Acquisitions. This Agreement shall in no way be construed to preclude any Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder from acquiring additional 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes and/or Senior Discount Notes. However, any such 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes or Senior Discount Notes so acquired shall automatically be deemed to be subject to all of the terms of this Agreement.

8. Additional Claims or Equity Interests. To the extent any Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder (a) acquires additional debt or Claims, or (b) holds or acquires other claims or equity interests in the Company entitled to vote on the Conforming Plan, each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees that such debt, Claims, claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional debt, Claims, claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with this Agreement.

9. Representations and Warranties. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

(a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Disclosure Statement and the Conforming Plan. Although none of the Parties intend that this Agreement should constitute, and they each believe that it does not constitute, a solicitation and acceptance of the Conforming Plan, they each acknowledge and agree that, regardless of whether its Relevant Claims or the Conforming Restructuring Loan Documents constitutes “securities” within the meaning of the Securities Act of 1933, (i) each of the Consenting 5 1/4% Subordinated Noteholders and Consenting 6 1/4% Subordinated Noteholders is

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an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933 and a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act of 1933 and (ii) adequate information was provided by the Company Group to each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation and acceptance, such solicitation was (i) in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or (ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of “adequate information” as such term is defined in Section 1125(a) of the Bankruptcy Code;

(d) if such Party is a Consenting 5 1/4% Subordinated Noteholder, such Consenting 5 1/4% Subordinated Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction;

(e) if such Party is a Consenting 6 1/4% Subordinated Noteholder, such Consenting 6 1/4% Subordinated Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

(f) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with the terms hereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

10. Amendments and Waivers. This Agreement may not be modified, amended or supplemented except in a writing signed by each member of the Company Group and (i) the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders; provided, that, that any modification or amendment to this Section 10 shall require the written consent of all of the Parties; provided, further, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected. A Termination Event may not be waived except in a writing by the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders no later than three (3) business days following the occurrence of a Termination Event.

11. Other Existing Support Agreements. Each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder acknowledges that other parties are being requested to sign the RSA, and that a condition of the Term Sheet is that the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA).

12. Conditions to Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until (i) counterpart signature pages and Joinders, as applicable, shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the

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Company Group, (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes, to the Debtors, with a copy to the Administrative Agent; and (ii) the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA).

13. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING, AND WAIVES ANY OBJECTION IT MAY HAVE TO VENUE OR THE CONVENIENCE OF THE FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14. Specific Performance. This Agreement, including without limitation the Parties’ agreement herein to support the Restructuring Transaction and Conforming Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

15. Survival. Notwithstanding (i) any sale of the debt or Claims in accordance with Sections 3(a)(iii) and 3(b)(iii), or (ii) the termination of this Agreement pursuant to Section 5, the agreements and obligations of the Parties in Sections 13, 15, 17, 19, 20, 24, and 25 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders in accordance with the terms hereof.

16. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

17. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and

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enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders under this Agreement are, in all respects, several and not joint.

18. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and, to the extent contemplated by the Term Sheet, the Consenting Lenders under the RSA and no other person or entity shall be a third party beneficiary hereof.

19. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior and contemporaneous negotiations, agreements, representations, warranties and understandings of the parties, whether oral, written or implied, with respect to the subject matter hereof, except that the Parties acknowledge that, except as provided in Section 20 below, any confidentiality agreements heretofore executed between any member of the Company Group and each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder shall continue in full force and effect.

20. Confidentiality. Each member of the Company Group and each Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees to use commercially reasonable efforts to maintain the confidentiality of (a) the individual identities and individual holdings of each Consenting 5 1/4% Subordinated Noteholder Consenting 6 1/4% Subordinated Noteholder and Consenting Lender; provided, however, that such information may be disclosed (i) to the Parties’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as “Representatives”), (ii) to person in response to, and to the extent required by, (x) any subpoena, or other legal process or (y) any bank regulatory agency or any other regulatory agency or authority. If any Party or its Representative receives a subpoena or other legal process as referred to in clause (ii)(x) above in connection with the Agreement, such Party shall provide the other Parties with prompt written notice of any such request or requirement, to the fullest extent permissible and practicable under the circumstances, so that the other Parties may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 20, (i) the Company Group may disclose (a) the existence of and nature of support evidenced by this Agreement in one or more public releases that have first been sent to the counsel for the Administrative Agent and to the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders for review and comment, and (b) in the context of any such releases, the aggregate holdings of the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder (but, as indicated above, not their identities or their individual holdings), (ii) any Party hereto may disclose the identities to the Parties hereto and their individual holdings in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, and (iii) to the extent required by the Bankruptcy Code, Bankruptcy Rules, Local Rules of the Bankruptcy Court or other applicable rules, regulations or procedures of the Bankruptcy Court or the Office of the United States Trustee, the Company Group may disclose the individual identities of the Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder in a writing that has first been sent to each Consenting 5 1/4% Subordinated Noteholder and the Consenting 6 1/4% Subordinated Noteholder for review and comment on five (5) business days’ notice.

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21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

22. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, during standard business hours (from 8:00 a.m. to 6:00 p.m.) as follows:

a. if to the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, to each such Party at its address set forth on the signature pages to each Joinder Agreement; and

b. if to any member of the Company, to Richard Wynne, Kirkland & Ellis LLP, 777 South Figueroa Street, Los Angeles, California 90017, Facsimile No. (213) 680-8500.

With a copy to:	Kathrine A. McLendon
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: 212-455-2502
Counsel for the Consenting Lenders

and

George C. Webster
Stutman, Treister & Glatt Professional Corporation
1901 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Facsimile No.: (310) 228-5788
Attorneys to the Ad Hoc Committee of Subordinated Noteholders

23. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code, and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankruptcy Code.

24. Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or its full participation in any bankruptcy case filed by any member of the Company or any of its affiliates and subsidiaries. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein, in the Conforming Plan or the Conforming Restructuring Loan Documents are not consummated, or this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights. As provided in the Term Sheet, this Agreement may be filed

13

with the Bankruptcy Court, provided, however, that Schedule B to the Term Sheet shall be attached with any redactions as may be required by the Required Lenders.

25. Disclosure of Holdings. Unless required by applicable law or regulation or otherwise provided for in this Agreement, no Party shall disclose the amount of any Consenting Lender’s, Consenting 5 1/4% Subordinated Noteholder’s or Consenting 6 1/4% Subordinated Noteholder’s holdings of debt to any third party without the prior written consent of such Consenting Lender, Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder; provided, however, that (a) if such disclosure is required by law or regulation, the disclosing Party shall afford the relevant Consenting Lender, Consenting 5 1/4% Subordinated Noteholder or Consenting 6 1/4% Subordinated Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (b) the foregoing shall not prohibit the disclosure of approximate aggregate group holdings by class of debt.

26. Independent Due Diligence and Decision-Making. Each of the undersigned hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company Group, without reliance upon the Ad Hoc Committee, any of their respective affiliates or any of their respective advisors or representatives. To the extent any materials or information have been furnished to it by such persons, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

27. Prevailing Party. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys’, accountants’ and financial advisors fees in connection with such action or proceeding.

28. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the ability of (a) any member of the Company Group or any of their respective directors or officers (in such person’s capacity as a director or officer of any member of the Company Group) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law, (b) any Consenting 5 1/4% Subordinated Noteholder or representative of a Consenting 5 1/4% Subordinated Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code or (c) any Consenting 6 1/4% Subordinated Noteholder or representative of a Consenting 6 1/4% Subordinated Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 28.

29. Several not Joint. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

14

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders acknowledge and agree that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents and (c) so long as this Agreement shall remain in effect, no Consenting Subordinated Noteholders shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first written above.

DDi CAPITAL CORP.

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS, INCORPORATED

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

*By:		/s/ Timothy Donnelly
Title: Vice President

DDi Corp.

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

*By:		/s/ Timothy Donnelly
Title: Vice President

DYNAMIC DETAILS TEXAS, L.P.

By:		Dynamic Details Texas Holdings Corp.

	*By:	/s/ Timothy Donnelly
Title: Vice President

16

By: DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

*By:	/s/ Timothy Donnelly
Title: Vice President

By: DYNAMIC DETAILS TEXAS HOLDINGS CORP.

*By:	/s/ Timothy Donnelly
Title: Vice President

By: DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

*By:	/s/ Timothy Donnelly
Title: Vice President

By: DYNAMIC DETAILS INCORPORATED, TEXAS

*By:	/s/ Timothy Donnelly
Title: Vice President

*	Executed as of August 8, 2003 accepting the interlineations made to paragraph 31 herein by the Consenting Noteholders.

17

Exhibit A

Term Sheet

(See Exhibits 1 through 6 attached to the Plan)

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Capital Research and Management Company] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

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EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Capital Research and Management Company

[JOINING PARTY]

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Vice President

Principal Amount of Debt Held
Debt	$20,000,000

Notice Address:	333 South Hope Street Los Angeles, CA 90071 Attn: Kristine Nishiyama

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

IN WITNESS WHEREOF, the joining Party has [ILLEGIBLE] this Joinder to be executed as on the date first written above.

[JOINING PARTY] Cohanzick Management, LLC

By:	/s/ David K. Sherman
Name:	David K. Sherman
Title:	President

Principal Amount of Debt Held
Debt 5 1/4%	13 Million

Notice Address:

With a Copy to :

Acknowledged:

By:	/s/ David K. Sherman
Name:	David K. Sherman
Title:

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Deephaven Capital] (the “Joining Party”) as of [Aug. 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex 1 (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under this Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ [ILLEGIBLE]
Name:
Title:

Principal Amount of Debt Held
Debt	720,000

Notice Address:

With a Copy to:

Acknowledged:

By:
Name:
Title:

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Providence Capital LLC, [ILLEGIBLE] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ Thomas A. Schmidt
Name:	Thomas A. Schmidt
Title:	CEO Providence Capital LLC on behalf of Aquitania Funds, Mauretania, RAM CSA Ltd.

Principal Amount of Debt Held
Debt	20,000,000

Notice Address:	261 School Ave Suite 480 Excelsior Minn. 55331

With a Copy to:

Acknowledged:

By:

Name:

Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity In the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72,892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

EXHIBIT B-1

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4 % Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Symphony Asset Management] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Symphony Asset Management [JOINING PARTY]
By:	/s/ Gunther Stein
Name:	Gunther Stein
Title:	Director Fixed Income Securities

Principal Amount of Debt Held
Debt	21,200,000

Notice Address:

555 California Street, Suite 2975

San Francisco CA 94104

With a Copy to:

Acknowledged:

By:

Name:

Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page Intentionally left blank; remaining pages are signature pages.]

15

EXHIBIT

EXHIBIT B-I

[Form of Joinder for 5 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders all signatories thereto (the “Agreement”), is executed and delivered by [Tablerock Fund Management LLC] (the “Joining Party”) as of [Aug 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 5 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 5 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ John Barton
Name:	John Barton
Title:	Managing Member, Tablerock Fund Mgmt, LLC

Principal Amount of Debt Held
Debt 5 1/4	10,000,000

Notice Address:

With a Copy to:

Acknowledged:

By:

Name:

Title:

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Argent Financial] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ Robert Richardson
Name:	Robert Richardson
Title:	Managing Director

Principal Amount of Debt Held
Debt	11,000,000

Notice Address:	Argent Financial 3100 Tower Bldg, Suite 1107 Durham, N.C. 27707

With a Copy to:

Acknowledged:

By:

Name:

Title:

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Deephaven Capital] (the “Joining Party”) as of [Aug. 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ [ILLEGIBLE]
Name:
Title:

Principal Amount of Debt Held
Debt	4,250,000

Notice Address:

With a Copy to:

Acknowledged:

By:

Name:

Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

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15

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Providence Capital LLC] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

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EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above,

[JOINING PARTY]

By:	/s/ Thomas A Schmidt
Name:	Thomas A Schmidt
Title:	CEO, Providence Capital LLC

Principal Amount of Debt Held
Debt	5,000,000

Notice Address:	261 School Ave

Suite 400

Excelsior MN 55331

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

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15

EXHIBIT

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August 8, 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Symphony Asset Management] (the “Joining Party”) as of [August 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

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EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Symphony Asset Management [JOINING PARTY]

By:	/s/ Gunther Stein
Name:	Gunther Stein
Title:	Director of Final Income Securities

Principal Amount of Debt Held
Debt	10,000,000

Notice Address:

555 California Street, Suite 2975

San Francisco CA 94104

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claim and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law, and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, no Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

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15

EXHIBIT

6 1/4

EXHIBIT B-2

[Form of Joinder for 6 1/4% Subordinated Noteholders]

JOINDER

This Joinder to the Plan Support Agreement, dated as of August     , 2003, by and among the Company and the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders, all signatories thereto (the “Agreement”), is executed and delivered by [Tablerock Fund Mgmt] (the “Joining Party”) as of [Aug 8], 2003. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting 6 1/4% Subordinated Noteholder” and a “Party” for all purposes under the Agreement.

2. Representations and Warranties. With respect to the Debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such Debt, the Joining Party hereby makes the representations and warranties of the Consenting 6 1/4% Subordinated Noteholders set forth in the Agreement to each other Party to the Agreement.

3. Notices. All notices and other communications to be delivered to the Joining Party shall be made to the addresses and facsimile numbers set forth below.

4. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York.

* * * * *

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EXHIBIT

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[JOINING PARTY]

By:	/s/ John Barton
Name: Title:	John Barton Managing Member, TFM LLC

Principal Amount of Debt Held
Debt 6 1/4	10,750,000

Notice Address:

505 PARK AVE, 5th Fl

NY NY, 0022

With a Copy to:

Acknowledged:

By:
Name:
Title:

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Subordinated Noteholders agree that until this Agreement is terminated they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72,892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents until this Agreement is terminated, Consenting Subordinated Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

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15

Exhibit C

Budget and Funding Mechanism

EXECUTION COPY

BUDGET AND FUNDING AGREEMENT

This BUDGET AND FUNDING AGREEMENT, dated as of August 1, 2003 (the “Agreement”), by and among, (i) DDi Corp. (“DDi”), (ii) DDi Capital Corp., formerly known as Details Capital Corp. (the “DDi Capital”); (ii) Dynamic Details, Incorporated, formerly known as Details, Inc. (“Details”); (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc. (“DDISV”, and collectively with Details, the “Borrowers”); (iv) each Subsidiary Guarantor (together with DDi Capital and the Borrowers, the “Grantors”); (v) the Consenting Lenders (as defined below); (vi) the Administrative Agent (as defined below) and (vii) the Professionals (as defined below) signatory hereto, entered into in connection with (a) the Amended and Restated Credit Agreement, dated as of July 23, 1998 and as amended and restated as of August 28, 1998, and as amended by the First Amendment, dated as of March 10, 1999, the Second Amendment, dated as of March 22, 2000, the Third Amendment, dated as of October 10, 2000, the Fourth Amendment, dated as of February 13, 2001, the Fifth Amendment, dated as of December 31, 2001, the Sixth Amendment, dated as of June 28, 2002, the Seventh Amendment, dated as of June 27, 2003 and the Eighth Amendment, dated as of August 1, 2003 (as amended, supplemented or otherwise modified, the “Credit Agreement”) among (i) DDi Capital; (ii) the Borrowers; (iii) the several banks and other financial institutions from time to time parties thereto, (individually, a “Lender,” and collectively, the “Lenders”); (iv) Bankers Trust Company, as documentation and co-syndication agent; and (v) JPMorgan Chase Bank, as collateral, co-syndication and administrative agent (in such capacity, the “Administrative Agent”), and all collateral and ancillary documentation executed in connection therewith, including, without limitation, the hedge agreement (the “Hedge Agreement”) entered into by Details with JPMorgan Chase Bank (collectively, the “Loan Documents”) and (b) that certain Restructuring Support Agreement dated as of August 1, 2003 (the “RSA”) by and among the DDi Group (as defined in the RSA) and the Consenting Lenders (as defined in the RSA).

WITNESSETH:

WHEREAS, pursuant to the RSA, the Consenting Lenders have consented to, inter alia, the Restructuring Terms subject to certain terms and conditions set forth in the RSA.

WHEREAS, pursuant to the RSA, DDi and DDi Capital (collectively, the “Filing Entities”) will file voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) and will file a Conforming Chapter 11 Plan and enter into the Conforming Restructuring Loan Documents in each case to implement the Restructuring Terms.

WHEREAS, pursuant to the Loan Documents, the Lenders have a lien on all or substantially all of the assets of the Borrowers and their subsidiaries, including without limitation, all cash and proceeds of collateral held by such persons (the “Cash Collateral”).

WHEREAS, the Restructuring Terms provide for a budget and cash funding mechanism (the “Budget and Funding Mechanism”) relating to the use of the Cash Collateral in connection with the Restructuring as more fully described below, and it is a condition to the RSA that the parties enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the RSA.

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2. Budget.

(a) The Consenting Lenders hereby agree to permit the Borrowers to use the Cash Collateral solely as provided in this Agreement. Each of the Borrowers hereby agrees not to use the Cash Collateral except for the payment of the costs and expenses associated with the operation of the Borrowers’ business during the Chapter 11 Cases and the costs and expenses associated with the conduct of the Chapter 11 Cases of the types specified in and in accordance with the Budget delivered pursuant to this Agreement (the “Budget”, which term shall include the Initial Budget, the Second Interim Budget and the Third Interim Budget (each as defined below), as applicable). A copy of the initial Budget (the “Initial Budget”) for the period commencing August 1, 2003 and ending on October 26, 2003 is annexed hereto as Exhibit A. No later than September 22, 2003, the Borrowers shall provide the Administrative Agent with a revised Budget for the period commencing September 29, 2003 and ending on January 4, 2003 (in form and substance approved by the Administrative Agent, the “Second Interim Budget”) and no later than December 1, 2003, the Borrowers shall provide the Administrative Agent with a revised Budget for the period commencing December 8, 2003 and ending on February 1, 2003 (in form and substance approved by the Administrative Agent, the “Third Interim Budget”). The Budget may be amended, modified or supplemented from time to time with the written consent of the Required Lenders or, in the event of non-material amendments, with the written consent of the Administrative Agent; provided, however, that no such amendment, modification or supplement to the Budget shall reduce the amounts budgeted for each month for Advisor Fees without the prior written consent of each Professional (as defined below) whose fees are affected thereby.

(b) The parties acknowledge that, under the Budget, amounts authorized to be spent in any given week (or in the case of the Professionals, in any given month) and not so expended may be carried forward and spent in any succeeding week (or in the case of the Professionals, in any succeeding month) until the Expiration Date. If amounts authorized to be spent on a Professional’s Advisor Fees (as defined below) are greater than the amount set forth for such Professional’s Advisor Fees in any given month, then such Professional’s Advisor Fees shall be paid out of the amount set forth for the subsequent month; provided, further that upon the Expiration Date, if such Professional’s Advisor Fees exceed the aggregate amount of the Budget during the Budget and Funding Period, then such Professional will have an allowed administrative expense claim for such excess amount, which amount shall be subject to Bankruptcy Court approval, at the termination of the Chapter 11 Cases. With respect to any approval or disapproval of expenditures set forth in the Budget or in any proposed budget, the Administrative Agent and the Consenting Lenders shall not owe any fiduciary duty to the Professionals, the Borrowers or any of the Filing Entities or their respective creditors, shareholders or estates.

3. Implementation of Budget and Funding Mechanism. On or before August 1, 2003, each of the Borrowers and the Filing Entities agree to do the following:

(a) The Borrowers shall enter into an amendment to the account control agreement with respect to the Reserved Cash Account (as defined in the Eighth Amendment) in a form and substance acceptable to the Administrative Agent.

(b) The Borrowers shall open and fund the JPM Controlled Account (as defined in the Eighth Amendment).

(c) The JPM Controlled Account will be subject to a deposit account control agreement in form and substance satisfactory to the Administrative Agent.

(d) The Borrowers shall transfer all funds on deposit in Account #209-14469 established with Bank of America and shall deposit such funds into the JPM Controlled Account.

(e) On or before August 1, 2003, the Filing Entities shall open and maintain an account at JPM, from which account disbursements shall be made for the payment of Advisor Fees and other specified costs and expenses incurred in connection with the Chapter 11 Cases (the “Restructuring

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Account”), and the Restructuring Account will be subject to a deposit account control agreement in form and substance acceptable to the Administrative Agent.

f. Except as otherwise provided herein, the Borrowers’ and their subsidiaries’ other cash management and accounts receivable collection system, including the banks associated therewith, shall be maintained, and the Borrowers agree not to, and cause their subsidiaries not to, modify this cash management system or establish any new bank accounts without the Administrative Agent’s prior written consent.

4. Retainers. Subject to all of the terms and conditions hereof, the Initial Budget shall provide for the payment of retainers for the professionals identified therein (the FE Professionals (as defined below) and the Non-FE Professionals (as defined below), collectively, the “Professionals”) in the aggregate amounts set forth below (collectively, the “Retainers”; and for each Professional, a “Retainer”) to provide for the payment of a portion of the reasonable fees (“Fees”) and expenses (“Expenses”, and together with the Fees, the “Advisor Fees”) incurred by such Professionals in connection with the Chapter 11 Cases; provided, however, that notwithstanding the foregoing, the aggregate amount of the Retainers shall in no event exceed $1,773,333.00.

Retained by Filing Entities (collectively, the “FE Professionals”; individually, a “FE Professional”)	Amount equal to three times (3x) the monthly amount provided for such Professional in the Budget

Not retained by Filing Entities (excluding any professionals retained by the Administrative Agent or the Lenders, collectively, the “Non-FE Professionals”; individually, a “Non-FE Professional”)	Amount equal to two times (2x) the monthly amount provide for such Professional in the Budget

The Retainers set forth in this Section 4 shall be payable no earlier than August 8, 2003 (but in any event prior to the Petition Date) so long as the PSA shall be effective on or before August 8, 2003. If (x) an Official Committee of Unsecured Creditors (the “Creditors’ Committee”) is appointed in the Chapter 11 Cases, and (y) a Professional receives a Retainer, and such Professional’s retention is not approved by the Bankruptcy Court, such Professional shall (i) no longer be entitled any additional Advisor Fees pursuant to this Agreement, provided, however, that any Advisor Fees incurred through the date that the Creditors’ Committee selects its professionals shall be payable pursuant to the Budget, and (ii) immediately remit the unused portion of such Retainer to the Filing Entities for deposit into the Restructuring Account (it being understood that such remitted funds must be used before the Borrowers deposit additional funds into the Restructuring Account).

5. Filing Entities’ Restructuring Fees. Subject to the PSA’s having become effective on or before August 8, 2003, for the period (the “Budget and Funding Period”) commencing on August 8, 2003 to the Expiration Date (as defined below), the Consenting Lenders agree, subject to the terms and conditions of this Agreement and the Budget, to permit the Borrowers to pay the Advisor Fees, the Retainers and the fees payable to the Bankruptcy Court and the Office of the United States Trustee (the “United States Trustee”) in connection with the Chapter 11 Cases (excluding. any fees incurred in connection with DDi Europe and its European subsidiaries)(collectively, the “Filing Entities’ Restructuring Fees”). The following procedures shall apply to the payment of the Filing Entities’ Restructuring Fees:

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(a) No later than the last business day of each, month immediately succeeding the month for which compensation is sought (but in no event later than January 25, 2004), each Professional will deliver a monthly statement (the “Monthly Statement”) of its Advisor Fees, which statement shall include (i) detailed daily time entries and summaries of time (redacted as may be-necessary and appropriate) (except in the case of any Professional that does not maintain such time records in the ordinary course) and (ii) a detailed summary of all disbursements and expenses for which the Professional is seeking reimbursement to the following: (i) John Stumpf, Chief Financial Officer, Dynamic Details, Inc., 1220 Simon Circle Anaheim, CA 92806, with a copy to Kirkland & Ellis LLP, -777 South Figueroa Street; Los Angeles, California 90017 (Attn. Sharon Kopman, Esq.), (ii) Administrative Agent, 270 Park Avenue, New York, NY 10017 (Attn: Jonathan E. Katz), (iii) Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (Attn: Kathrine A. McLendon, Esq.), (iv) counsel to any statutory committee of creditors of the Filing Entities appointed by the United States Trustee and (iv) the United States Trustee.

(b) Provided that the Interim Compensation Motion and the Funding Motion have been approved by the Bankruptcy Court pursuant to final orders, within five (5) calendar days of the submission of the Monthly Statements by a Professional, the Consenting Lenders shall permit the Borrowers to deposit an amount of the Cash Collateral equal to 80% of such Professional’s Fees and 100% of such Professional’s Expenses into the Restructuring Account. Immediately upon receipt of such funds, subject to the Budget and this Agreement, the Filing Entities shall pay such Professional (i) 80% of its Fees and (ii) 100% of its Expenses.

(c) If a Professional’s Advisor Fees are less than the amount provided for in the Budget, the excess availability shall roll over into the next period; if a Professional’s Advisor Fees are greater than the amount provided for in the Budget, such Professional’s excess Advisor Fees shall be paid out of the next period’s availability.

(d) If the PSA becomes effective on or before August 8, 2003, all Filing Entities’ Restructuring Fees (excluding the Retainers) paid out of the Cash Collateral after August 8, 2003 shall constitute an allowed administrative expense claim of the Lenders pursuant to Sections 503(b)(1), 507(a) and 507(b) of the Bankruptcy Code with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code including, without limitation, Sections 105, 326, 328, 330, 331 and 726 of the Bankruptcy Code, and shall at all times be senior to the rights of the Filing Entities, and any successor trustee or any creditor in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code (such claim of the Lenders in either case, the “Allowed Superpriority Administrative Expense Claim”), subject to Section 8(c) below.

(e) Upon entry of a final order by the Bankruptcy Court approving both the Funding Motion and the Interim Compensation Motion, the FE Professionals shall agree to consent to apply a maximum of two-thirds (2/3) of the amount of each of their respective Retainers to the first 80% of their respective Fees and 100% of their respective Expenses until such portion of their Retainers has been fully utilized and the Non-FE Professionals shall agree to consent to apply a maximum of one-half (1/2) of the amount of each of their respective Retainers to 80% of their respective Fees and 100% of their respective Expenses until such portion of their Retainers has been fully utilized.

(f) If the Bankruptcy Court does not approve the Interim Compensation Motion, then the Consenting Lenders shall permit the Borrowers to deposit into the Restructuring Account, on a monthly basis, an amount of the Cash Collateral equal to the amount of the Filing Entities’ Restructuring Fees for one (1) month under the Budget, and the Filing Entities shall pay such Filing Entities’ Restructuring Fees upon compliance with the orders of the Bankruptcy Court.

(g) The payment of all Filing Entities’ Restructuring Fees shall be subject to the Budget, the terms and conditions of this Agreement and orders of the Bankruptcy Court that have been approved in form and substance by the Administrative Agent.

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(h) The total aggregate amount of the Filing Entities’ Restructuring Fees permitted to be paid pursuant to this Agreement shall not exceed the amounts provided for in the Budget for, and only during, the Budget and Funding Period. Each Filing Entity agrees that in the event any such Professional’s Advisor Fees exceed the aggregate budgeted amount for such Professional, that such Professional will have an allowed administrative expense claim for such excess amount that is approved by the Bankruptcy Court at the termination of the Bankruptcy Cases (it being understood that. all Filing Entities’ Restructuring Fees accrued during the Budget and Funding Period will be paid by the Borrowers from the Cash Collateral, subject to the Budget).

6. Agreements of the Filing Entities.

(a) No later than one (1) business day after the commencement of the Chapter 11 Cases (the “Petition Date”), the Filing Entities acknowledge and agree that the Filing Entities shall file a Motion for Interim Monthly Compensation (in form and substance satisfactory to the Administrative Agent, the “Interim Compensation Motion”) pursuant to the Bankruptcy Court’s Administrative Order M-219, dated January 24, 2000 and the terms and conditions of this Agreement seeking entry of an order approving the monthly interim compensation of the Professionals (in form and substance satisfactory to the Administrative Agent, the “Interim Compensation Order”).

(b) No later than one (1) business day after the Petition Date, the Filing Entities acknowledge and agree that the Filing Entities and the Borrowers shall file a Joint Motion (in form and substance acceptable to the Administrative Agent, the “Funding Motion”) seeking entry of an order (in form an substance satisfactory to the Administrative Agent, the “Funding Order”) permitting the Borrowers to continue payment of the Filing Entities’ Restructuring Fees relating to the Restructuring Transaction pursuant to the terms of the Budget and this Agreement.

(c) Each of the Filing Entities acknowledges and agrees that any funds deposited in the Restructuring Account shall be used solely for payment of the Filing Entities’ Restructuring Fees and as otherwise provided in this Agreement and the Budget.

(d) Each of the Filing Entities acknowledges and agrees that the Allowed Superpriority Administrative Expense Claim shall be an allowed claim under the Funding Order, subject to the terms of Section 7(g) and Section 8(c).

(e) Each of the Filing Entities shall perform all of the terms and conditions hereunder.

(f) Each of the Filing Entities acknowledges and agrees that (i) neither the Consenting Lenders nor the Borrowers shall have any obligation, implicit or otherwise, to pay the. Retainers and the remainder of the Filing Entities’ Restructuring Fees, except as set forth herein, and only through the Expiration Date (as defined below), (ii) payment of such Filing Entities’ Restructuring Fees does not and will not give rise to any liability on the part of the Consenting Lenders, (iii) payment of such Filing Entities’ Restructuring Fees (other than the Advisor Fees) does not and will not give rise to any liability on the part of the Borrowers and (iv) the Consenting Lenders have not agreed to the use of the Cash Collateral for payment of any obligation that the Borrowers may have (if any) to such Professionals.

(g) Each of the Filing Entities shall permit the Administrative Agent and its representatives, in the Administrative Agent’s reasonable discretion, to inspect and copy the Filing Entities’ books and records during normal business hours.

(h) Each of the Filing Entities acknowledges and agrees that in the event any such Professional’s respective Advisor Fees exceed the budgeted amount for such Professional in the aggregate, that such Professional will have an allowed administrative expense claim for such excess amount that is approved by the Bankruptcy Court at the termination of the Bankruptcy Cases.

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7. Agreements of the Borrowers.

(a) No later than one (1) business day after the Petition Date, the Borrowers and the Filing Entities shall file the Funding Motion.

(b) Each of the Borrowers acknowledges and agrees that they shall only use the Cash Collateral as provided in this Agreement and pursuant to the Budget.

(c) Each of the Borrowers acknowledges and agrees that any funds deposited in the Restructuring Account shall solely be used to pay the Filing Entities’ Restructuring Fees and as otherwise provided in this Agreement and the Budget.

(d) Each of the Borrowers agrees to perform all of the terms and conditions hereunder.

(e) Each of the Borrowers acknowledges and agrees that the Consenting Lenders do not have any obligation to pay the Filing Entities’ Restructuring Fees and that the payment of the Filing Entities’ Restructuring Fees does not give rise to any liability to the Professionals.

(f) Each of the Borrowers acknowledges and agrees that if the Bankruptcy Court does not approve the Interim Compensation Motion and/or requires the Professionals to exhaust their respective Retainers prior to receiving payment directly from the Filing Entities, then the Consenting Lenders agree to permit the Borrowers to, each month, deposit an amount of the Cash Collateral equal to one month of Advisor Fees (excluding the Retainers) for each Professional (provided, however, that each respective Professional’s Retainers must be applied pursuant to Section 5(e) herein before any such amounts are deposited into such the Restructuring Account for such Professional) under the Budget into the Restructuring Account.

(g) Each of the Borrowers acknowledges and agrees that the Allowed Superpriority Administrative Expense Claim shall be a claim of the Lenders and not of the Borrowers.

(h) Each of the Borrowers acknowledges and agrees that the Borrowers shall jointly provide the following reports (the “Reporting Requirements”) to the Administrative Agent (which may be further transmitted to the Administrative Agent’s advisors and the Consenting Lenders): (x) commencing on Wednesday, August 6, 2003, and on every Wednesday thereafter, the Borrowers shall prepare and deliver, as of the week ending the preceding Friday, a weekly report of the actual cash balances as compared to the Budget, with a report of any material variances and the reasons therefore, in each case in a form reasonably satisfactory to the Administrative Agent; (y) no later than the fourteenth (14) day following the last calendar day of each calendar month (commencing with the month of August), the Borrowers shall prepare (i) a monthly report of the actual Cash Collected (as defined in the Budget), actual Cash Disbursements (as defined in the Budget) and actual Advisor Fees (as defined in the Budget) for such immediately preceding month as compared to the Budget for such calendar month on a line item basis with key assumptions and supporting detail; and (ii) a report of the actual Ending Cash Balance (as defined in the Budget) for such immediately preceding month as compared to the Budget for such calendar month, in each case in a form reasonably satisfactory to the Administrative Agent; and (z) all reports required under the terms of the Credit Agreement, when required to be provided thereunder and such other reports and information as may be reasonably requested by the Administrative Agent from time to time. A Default (as defined below) shall occur under this Agreement if: (a) with respect to the weekly Reporting Requirements set forth in clause (x), if the actual Ending Cash Balance is 15% less than the amount set forth in the Budget for such week, or (b) with respect to the monthly Reporting Requirements set forth in clause (y), if (i) the actual Total Cash Collected (as defined in the Budget) is 20% less than the amount set forth in the Budget for such calendar month, (ii) the actual Total Operating Disbursements (as defined in the Budget) exceeds 20% of the amount set forth for such Total Operating Disbursements in the Budget for such calendar month or (iii) the actual Ending Cash Balance is 10% less than the amount set forth in the Budget for such calendar month. A chart outlining the deadlines for the filing of such reports and the Interim Budgets is annexed hereto as Schedule I.

7

8. Agreements of the Consenting Lenders.

(a) Each Consenting Lender hereby consents to and shall not object to the filing of the Interim Compensation Motion and the Funding Motion.

(b) Each Consenting Lender agrees to permit the Filing Entities and the Borrowers to use the Cash Collateral, subject to the Budget and the terms and conditions provided herein for the period commencing on August 8, 2003 up to and including the Expiration Date.

(c) Each Consenting Lender hereby agrees to waive the Allowed Superpriority Administrative Expense Claim if the Restructuring Transaction is consummated on or before January 30, 2004.

(d) If the Bankruptcy Court does not approve the Interim Compensation Motion, then the Consenting Lenders agree to permit the Borrowers to deposit into the Restructuring Account, on a monthly basis, an amount of the Cash Collateral equal to the amount of the Filing Entities’ Restructuring Fees for one (1) month under the Budget, and the Filing Entities shall pay such Filing Entities’ Restructuring Fees upon compliance with the orders of the Bankruptcy Court.

9. Agreements of the Professionals.

(a) Each of the Professionals agrees that the Consenting Lenders shall not have any obligation, implicit or otherwise, to pay the Retainers and the remainder of the Filing Entities’ Restructuring Fees (which include the Advisor Fees), except as set forth in, and only through the Expiration Date, of this Agreement, and that payment of such Filing Entities’ Restructuring Fees does not and will not give rise to any liability on the part of the Consenting Lenders. The Professionals further agree that, except as set forth in, and only through the Expiration Date, of this Agreement: (i) the Borrowers’ shall not have any obligation, implicit or otherwise, to pay the Filing Entities’ Restructuring Fees (other than Advisor Fees), and (ii) the Consenting Lenders have not agreed to the use of the Cash Collateral for payment of any obligation that the Borrowers may have (if any) to such Professionals.

(b) Upon entry of a final order by the Bankruptcy Court approving both the Funding Motion and the Interim Compensation Motion, the FE Professionals agree to apply a maximum of two-thirds (2/3) of the amount of each of their respective Retainers to 80% of their respective Fees and 100% of their respective Expenses and the Non-FE Professionals agree to apply a maximum of one-half (1/2) of the amount of each of their respective Retainers to 80% of their respective Fees and 100% of their respective Expenses. It being understood that the Filing Entities shall not pay any Professional for its Advisor Fees unless and until such amounts. are so applied.

(c) Each of the Professionals acknowledges and agrees that if its Advisor Fees exceed the budgeted amount in aggregate, that such Professional will have an Allowed (as defined in the Conforming Plan) administrative expense claim for such excess amount at the termination of the Bankruptcy Cases.

(d) Each of the Professionals acknowledges and agrees that (i) if a Professional’s Advisor Fees are less than the amount provided for in the Budget, the excess availability shall roll over into the next period and (ii) if a Professional’s Advisor Fees are greater than the amount provided for in the Budget, such Professional’s excess Advisor Fees shall be paid out of the next period’s availability.

8

10. Representations and Warranties. Each Professional, Filing Entity and Borrower, severally (and not jointly) represents and warrants to the Consenting Lenders that the following statements are true, correct and complete as the date hereof:

(a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party; and

(c) this Agreement is a good faith agreement.

11. Termination. This Agreement shall be in full force and effect from August 1, 2003 through and including the Expiration Date (as defined below); provided, however, that the agreement to fund the Filing Entities’ Restructuring Fees is contingent upon the effectiveness of the PSA. Unless the Required Lenders have otherwise agreed in writing, the Filing Entities’ and the Borrowers’ use of the Cash Collateral under this Agreement shall terminate on the date (the “Expiration Date”) that is the earlier to occur of (x) August 8, 2003, which date shall automatically be extended to January 30, 2004 if the PSA becomes effective on or before August 8, 2003; (y) on the date any foreclosure proceeding is commenced against, or any bankruptcy case is commenced by or against, Details or DDISV; or (z) three (3) business days following the receipt by the Filing Entities, the Borrowers, the Ad Hoc Committee, any statutory committee appointed in the Chapter 11 Cases and the United States Trustee of written notice from the Administrative Agent of the occurrence and continuance of any of the following defaults (the “Defaults”) under this Agreement: (i) the Bankruptcy Court shall not enter an order approving this Agreement or any court shall enter an order reversing, amending, supplementing, staying, vacating or otherwise modifying the order approving this Agreement; (ii) any of the Filing Entities and the Borrowers shall otherwise fail to comply in any material respect with the terms hereof, including without limitation, failing to comply with the Reporting Requirements for making types of payments not set forth in the Budget; (iii) any representation or warranty made by the Borrowers in connection with the Reporting Requirements shall prove to have been incorrect in any material respect when made; (iv) a Termination Event shall have occurred under the RSA; and (v) the Filing Entities shall fail to make a payment to the Professionals as required under this Agreement. In the event of a termination of this Agreement, the Filing Entities’ Restructuring Fees accrued to the date of termination shall be paid by the Borrowers and the Filing Entities’ in accordance with the Budget and the other applicable terms hereof. Subject to. the immediately preceding sentence, on the Expiration Date, (i) the Borrowers’ right to use the Cash Collateral under this Agreement shall terminate and the Borrowers shall immediately cease using the Cash Collateral pursuant to this Agreement, (ii) the Filing Entities’ right to use the Cash Collateral shall terminate and the Filing Entities’ shall immediately cease using the Cash Collateral (and, in the event any amounts remain in the Restructuring Account after payment of Filing Entities’ Restructuring Fees accrued to the Expiration Date shall immediately be transferred to the Borrowers for deposit into the JPM Controlled Account) and (iii) the Administrative Agent and each Consenting Lender shall have all their rights and remedies under the Loan Documents, including the right to setoff amounts in any account of the Borrowers and the Filing Entities maintained with any such party. Notwithstanding the occurrence of the Expiration Date or anything herein, all of the rights, remedies, benefits and protections provided to the Administrative Agent and the Consenting Lenders under this Agreement shall survive the Expiration Date.

9

12. Limited Effect. The provisions of this Agreement shall be effective solely for the purposes set forth herein, shall be limited precisely as written and shall not be deemed to (a) waive any Default or Event of Default (each as defined in the Loan Documents) under the Loan Documents or (b) otherwise prejudice any right or remedy which the Consenting Lenders or the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents.

14. Reservation of Rights; No Waiver; Cumulative Remedies. Each of the Filing Entities and the Borrowers jointly and severally acknowledges and agrees that, except as otherwise provided herein, the Consenting Lenders shall preserve all rights, remedies, powers or privileges under the Credit Agreement and the other Loan Documents and under applicable law. Nothing contained herein shall in any way (i) limit or otherwise prejudice any right, remedy, power or privilege which the Consenting Lenders or the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, or diminish any of the obligations of the Filing Entities and the Borrowers or any of their respective Subsidiaries contained in the Credit Agreement or any other Loan Document, (ii) waive any Default (as defined in the Loan Documents) or Event of Default (as defined in the Loan Documents), or (iii) waive, modify, consent to or amend any term or condition of the Credit Agreement or any other Loan Document. The rights, remedies, powers and privileges of the Administrative Agent and the Consenting Lenders provided under this Agreement and the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

15. Full Force and Effect; No Change. Except as expressly stated herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Consenting Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, waived, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

16. Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.

18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/s/ Timothy Donnelly
Title: VP

DYNAMIC DETAILS, INCORPORATED

By:	/s/ Timothy Donnelly
Title: VP

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ Timothy Donnelly
Title: VP

DDi Corp.

By:	/s/ Timothy Donnelly
Title: VP

11

JPMORGAN CHASE BANK, as Administrative Agent, Collateral Agent, Co- Syndication Agent

By:	/s/ [ILLEGIBLE]
Title: Vice-President

JPMORGAN CHASE BANK, on behalf of the Consenting Lenders

By:	/s/ [ILLEGIBLE]
Title: Vice-President

12

KIRKLAND & ELLIS LLP

By:	/s/ Sharon M. Kopman
Title: Senior Associate

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:	/s/ John F. DellaGrotta
Title: Partner

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:	/s/ [ILLEGIBLE]
Title: Vice President

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:	/s/ [ILLEGIBLE]
Title: [ILLEGIBLE]

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:	/s/ [ILLEGIBLE]
Title: Partner

JEFFERIES GROUP INC.

By:
Title:

12

KIRKLAND & ELLIS LLP

By:
Title:

PAUL, HASTINGS, JANOFSKY & WALKER LLP

By:
Title:

HOULIHAN LOKEY HOWARD & ZUKIN

By:
Title:

STUTMAN TREISTER & GLATT PROFESSIONAL CORPORATION

By:
Title:

AKIN GUMP STRAUSS HAUER & FELD LLP

By:
Title:

JEFFERIES GROUP INC.

By:	/s/ [ILLEGIBLE]
Title:

EXECUTION COPY

EXHIBIT A

[Interim Budget]

DDi North American Operations

Preliminary Restructuring Budget – No OpCo Bankruptcy Case

($ in thousands)

	Estimated
Week Ending	7/27/03	8/3/03	8/10/03	8/17/03	8/24/03	8/31/03	9/7/03	9/14/03	9/21/03	9/28/03	10/5/03	10/12/03	10/19/03	10/26/03
Week		1	2	3	4	5	6	7	8	9	10	11	12	13
Beginning Cash Balance		$16,050	$15,935	$14,534	$12,126	$12,010	$11,157	$11,129	$11,101	$11,073	$9,968	$10,238	$10,507	$10,777

Receipts:
Collection of Accounts Receivable		$2,495	$2,495	$2,495	$2,495	$2,495	$3,150	$3,150	$3,150	$3,150	$2,536	$2,536	$2,536	$2,536

Total Cash Collected		$2,495	$2,495	$2,495	$2,495	$2,495	$3,150	$3,150	$3,150	$3,150	$2,536	$2,536	$2,536	$2,536

Operations Disbursements:
Personnel Costs		(847)	(847)	(847)	(847)	(847)	(1,090)	(1,090)	(1,090)	(1,090)	(830)	(830)	(830)	(830)
Material Purchases		(467)	(467)	(467)	(467)	(467)	(600)	(600)	(600)	(600)	(299)	(299)	(299)	(299)
Plans Costs & Overhead		(705)	(705)	(705)	(705)	(705)	(907)	(907)	(907)	(907)	(690)	(690)	(690)	(690)
Sales & Marketing		(233)	(233)	(233)	(233)	(233)	(291)	(291)	(291)	(291)	(229)	(229)	(229)	(229)
General & Administrative		(127)	(127)	(127)	(127)	(127)	(159)	(159)	(159)	(159)	(125)	(125)	(125)	(125)
Income Taxes - Canada		0	0	0	0	(50)	0	0	0	(50)	0	0	0	0
Canadian Earnouts		0	0	0	0	0	0	0	0	(125)	0	0	0	0
Capital Losses (Principal & Interest)		0	0	0	0	(198)	0	0	0	(198)	0	0	0	0

Total Operating Disbursements		(2,379)	(2,379)	(2,379)	(2,379)	(2,627)	(3,047)	(3,047)	(3,047)	(3,420)	(2,174)	(2,174)	(2,174)	(2,174)

Other Cash Flow Items:
Employee Retention Payments		0	0	0	0	0	0	0	0	0	0	0	0	0
Capital Expenditures		(67)	(67)	(67)	(67)	(67)	(83)	(83)	(83)	(83)	(67)	(67)	(67)	(67)
Operational Restructuring Costs		(167)	(167)	(167)	(167)	(167)	(49)	(49)	(49)	(49)	(28)	(28)	(28)	(28)
Interest Income		3	3	3	2	2	2	2	2	2	2	2	2	2

Total Other Disbursements		(231)	(231)	(231)	(231)	(231)	(131)	(131)	(131)	(131)	(93)	(93)	(93)	(93)

Total Cash Disbursements		(2,610)	(2,610)	(2,610)	(2,610)	(2,859)	(3,177)	(3,177)	(3,177)	(3,551)	(2,267)	(2,267)	(2,267)	(2,266)

Operating Cash Flow		(115)	(115)	(115)	(116)	(364)	(28)	(28)	(28)	(401)	270	270	270	270

Memo: Operating Cash Flow Excluding Other Disbursements		116	116	116	116	(152)	103	103	103	(270)	363	363	363	363

Bankruptcy Professional Fees (1)(2):
Debtor - Bankruptcy Counsel		0	0	(600)	0	0	0	0	0	0	0	0	0	0
Debtor - Corporate/Securities Counsel		0	0	(125)	0	0	0	0	0	0	0	0	0	0
Debtor - Financial Advisor		0	0	(405)	0	0	0	0	0	0	0	0	0	0
Debtor - Other Professionals		0	0	0	0	(25)	0	0	0	(25)	0	0	0	0
Secured Creditors Professionals		0	0	0	0	(150)	0	0	0	(150)	0	0	0	0
Unsecured Creditors Professionals (SDN) (3)		0	0	(67)	0	0	0	0	0	(33)	0	0	0	0
Unsecured Creditors Professionals (Convert.) (4)		0	0	(1,016)	0	0	0	0	0	(142)	0	0	0	0
Bank and JFM Fees		0	(1,286)	0	0	0	0	0	0	0	0	0	0	0
Committee Fees		0	0	0	0	(7)	0	0	0	(7)	0	0	0	0
Trustee Fees		0	0	(80)	0	(25)	0	0	0	(65)	0	0	0	0
Audit and Tax Services		0	0	0	0	(8)	0	0	0	(8)	0	0	0	0

Total Professional Fees		0	(1,286)	(2,293)	0	(215)	0	0	0	(430)	0	0	0	0

Free Cash Flow Before Debt Service		(115)	(1,401)	(2,408)	(116)	(579)	(28)	(28)	(28)	(831)	270	270	270	270

Debt Service
Interest Payments		0	0	0	0	(274)	0	0	0	(274)	0	0	0	0
Principal Payments		0	0	0	0	0	0	0	0	0	0	0	0	0

Total Debt Service		0	0	0	0	(274)	0	0	0	(274)	0	0	0	0

Free Cash Flow After Debt Service	Beginning cash balance	(115)	(1,401)	(2,408)	(116)	(853)	(28)	(28)	(28)	(1,106)	270	270	270	270
Ending Cash Balance	$16,050	$15,935	$14,534	$12,126	$12,010	$11,157	$11,129	$11,101	$11,073	$9,968	$10,238	$10,507	$10,777	$11,047

**	Note: Professional fees are based on preliminary discussions with the Company’s advisors . Amount and timing may change based on various factors, including the progress of negotiations with the SDNs.

(1)	Estimates. Amount and timing subject to change. Assumes restructuring is completed beyond initial 13-week projection period. Houlthan Lokey was paid $750,000 from the Restructuring Account on August 14, 2003. ($750,000 payment has been deducted from estimated cash balance as of 7/27/03 to be consistent with prior budget).
(2)	The Secured Creditors’ professionals, Simpson and FTL have pre-existing retainers of $125,600 and $75,000, respectively.
(3)	Assumes SDNs execute PSA pre-petition. If SDNs do not execute PSA, SDN advisors will receive only a retainer of $20,000 as indicated in the original budget ($20,000 was paid on August 14, 2003).
(4)	Includes Jefferies Success Fee of approximately $603,000, which was paid on August 14, 2003.

DDi North American Operations

Preliminary Restructuring Budget Assumptions

1.	GENERAL - The following forecast covers the 13 week period from the week ended August 3, 2003 through October 26, 2003. Projected receipts and disbursements are based primarily on the Company’s Business Plan (under the “No OpCo Bankruptcy Filing” Case). The forecast assumes vendors are paid as service is provided (i.e., no credit terms).

2.	CASH RECEIPTS - represents cash receipts from providing manufacturing and assembly services and assumes an average DSO of 55-60 days.

3.	PERSONNEL COSTS - represents costs for the Company’s salaried and hourly employees including taxes and benefits. All salaries are payable in arrears for the prior 1 or 2 week periods.

4.	MATERIAL PURCHASES - represents costs for the Company’s raw materials used in production.

5.	PLANT COSTS AND OVERHEAD - represents rent payments, utilities and other overhead costs.

6.	SALES & MARKETING EXPENSES - represents costs for the Company’s and independent sales representatives.

7.	GENERAL & ADMINISTRATIVE - represents backoffice expenses required to support the overall enterprise (e.g., human resources, accounting, IT, and etc.)

8.	INCOME TAXES - represents income tax payment for the corporation.

9.	CAPITAL LEASES - represents principal and interest payments for equipment and facilities.

10.	BANKRUPTCY PROFESSIONAL FEES
Debtor - Bankruptcy Counsel - represents estimated costs for debtor’s bankruptcy counsel.
Debtor - Corporate/Securities Counsel - represents estimated costs for debtor’s corporate/securities counsel.
Debtor - Financial Advisor - represents estimated costs for debtor’s financial advisor.
Debtor - Other Professionals - represents estimated payments for other professionals assisting the Company (e.g., MWW).
Secured Creditors Professionals - represents legal, financial and other costs for the secured bank group.
Unsecured Creditors Professionals (SDN) - represents legal costs for the Senior Discount Noteholders. Budget excludes costs that would likely be incurred by SDN legal and financial advisors if the transaction is contested by the SDN’s.
Unsecured Creditors Professionals (Convert.) - represents legal, financial and other costs for the unsecured creditors group.
Trustee Fees - reflects estimated fees payable to the US Trustee’s office and Indenture Trustees.
Audit and Tax Services - professional services related to restructuring activities.

11.	OTHER CASH FLOW ITEMS
Employee Retention Payments - represents remaining payments to be made under the Company’s pre-petition key employee retention program.
Capital Expenditures - represents payments to maintain the Company’s property, plant, and equipment.
Operational Restructuring Costs - represents costs associated with continuing operational restructuring efforts, including restructuring activities at Anaheim and Virginia.
Other - represents other miscellaneous gains and/or costs including interest income.

12.	DEBT SERVICE - Assumes (i) a $65.9 million term loan with an annual interest rate of 3.75% and 4.00% for Tranche A and Tranche B, respectively, and (ii) nominal SWAP termination interest on $5.8 million SWAP value.

DDi Corp.

Estimated Monthly Fees

	Estimated Fees and Costs			Total	Retainer Amount	Nov-03	Dec-03
	Aug-03	Sep-03	Oct-03
Debtors’ Advisors (1)
Paul Hastings	41,667	41,667	41,667	125,000	125,000	125,000	125,000
Kirkland & Ellis	200,000	200,000	200,000	600,000	600,000	150,000	150,000
Houlihan Lokey	135,000	135,000	135,000	405,000	405,000	135,000	135,000

Total	376,667	376,667	376,667	1,130,000	1,130,000	410,000	410,000

Convertible Notes Advisors (2)
Jefferies & Company	130,000			130,000	0
Stutman, Treister & Glatt	131,667	131,667	131,667	395,000	263,333	133,333	133,333
Akin Gump Strauss	10,000	10,000	10,000	30,000	20,000	10,000	10,000
CN Trustee	20,000	20,000	20,000	60,000	40,000	20,000	20,000

Total	291,667	161,667	161,667	615,000	323,333	163,333	163,333

SDN Advisors (2)
Hahn & Hessin	33,333	33,333	33,333	100,000	66,667	10,000	10,000
SDN Trustee	20,000	20,000	20,000	60,000	40,000	20,000	20,000

Total	53,333	53,333	53,333	160,000	106,667	30,000	30,000

						603,333	603,333
Other Debtors’ Professionals (e.g. MWW)	25,000	25,000	25,000	75,000		25,000	25,000
Audit and Tax Services	8,333	8,333	8,333	25,000		8,333	8,333
US Trustees	25,000	25,000	25,000	75,000		25,000	25,000

						$661,667	$661,667
Banks’ Advisors
Simpson Thacher & Bartlett	100,000	100,000	100,000	300,000		100,000	100,000
FTI Consulting	50,000	50,000	50,000	150,000		50,000	50,000

Total	$930,000	$800,000	$800,000	$2,530,000		$811,667	$811,667

(1)	Retainer amounts reflect totals for three (3) months of professional fees and costs.
(2)	Retainer amounts reflect totals for two (2) months of professional fees and costs.

EXECUTION COPY

Schedule I

Deadlines for Filing Reports and Interim Budgets

WEEK	PERIOD	WEEKLY REPORT	MONTHLY REPORT	BUDGET MAINTENANCE
1	Jul 29 - August 3
2	August 4 - August 10	06-Aug
3	August 11 - August 17	13-Aug
4	August 18 - August 24	20-Aug
5	August 25 - August 31	27-Aug
6	September 1 - September 7	03-Sep
7	September 8 - September 14	10-Sep	14-Sep
8	September 15 - September 21	17-Sep
9	September 22 - September 28	24-Sep		PROVIDE 2nd Interim Budget to A.A.
10	September 29 - October 5	01-Oct		COMMENCE 2nd Interim Budget
11	October 6 - October 12	08-Oct	14-Oct
12	October 13 - October 19	15-Oct
13	October 20 - October 26	22-Oct
14	October 27 - November 2	29-Oct
15	November 3 - November 9	05-Nov
16	November 10 - November 16	12-Nov	14-Nov
17	November 17 - November 23	19-Nov
18	November 24 - November 30	26-Nov		PROVIDE 3rd Interim Budget to A.A
19	December 1 - December 7	03-Dec		COMMENCE 3rd Interim Budget
20	December 8 - December 14	10-Dec	14-Dec
21	December 15 - December 21	17-Dec
22	December 22 - December 28	24-Dec
23	December 29 - January 4	31-Dec
24	January 5 - January 11	07-Jan	14-Jan
25	January 12 - January 18	14-Jan
26	January 19 - January 25	21-Jan
27	January 26 - February 1	28-Jan		END of 3rd Interim Budget
14-Feb

EXECUTION COPY

FIRST AMENDMENT TO

PLAN SUPPORT AGREEMENT

FIRST AMENDMENT, dated as of August     , 2003 (the “Amendment”), to that certain Plan Support Agreement, dated as of August 8, 2003 (together with exhibits, annexes and attachments thereto, the “PSA”) by and among (i) DDi Corp. (“DDi”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details”), Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and their respective subsidiaries and affiliates (collectively, the “Company Group”), (ii) the 5 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 5 1/4% Subordinated Noteholders”) and (iii) the 6 1/4% Subordinated Noteholders (as defined below) signatory hereto (the “Consenting 6 1/4% Subordinated Noteholders” and together with the Consenting 5 1/4% Subordinated Noteholders, the “Consenting Subordinated Noteholders”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the PSA.

WITNESSETH:

WHEREAS, pursuant to the PSA, the Consenting Subordinated Noteholders have agreed to implement a restructuring and reorganization of the Company Group pursuant to the Restructuring Terms as set forth on the Term Sheet;

WHEREAS, the Company Group has requested that the Consenting Subordinated Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Subordinated Noteholders (the “Required Subordinated Noteholders”) enter into this Amendment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Preliminary Statements. The Preliminary Statements are hereby amended as follows:

(i) by inserting the following new Section (D) immediately after Section (C):

“D. Pursuant to that certain Senior Discount Noteholder Plan Support Agreement, dated as of August     , 2003 (the “SDPSA”), the holders of sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the 12 1/2% Senior Discount Notes due 2007 (the “Senior Discount Notes”) issued by DDi Capital under that certain Indenture, dated as of November 18, 1997 between DDi Capital, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee (the “12 1/2 Trustee”), as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the 12 1/2 Trustee (the “Consenting Senior Discount Noteholders”) have consented to, inter alia, the Restructuring Terms subject to certain terms and conditions outlined in the SDPSA.”;

(ii) by re-lettering each of the Sections immediately succeeding new Section (D) in proper alphabetical order; and

(iii) by adding the terms “the Consenting Senior Discount Noteholders,” immediately after each occurrence of the terms “the Consenting Lenders,” in new Sections E and F.

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2. Amendment to Section 5. Section 5 is hereby amended by deleting the word “or” at the end of subsection (xvi) thereof, deleting the period at the end of subsection (xvii) thereof and replacing it with“;or” and adding the following new subsection (xviii):

“(xviii) the occurrence of a Termination Event (as defined in the SDPSA), which shall not have been waived by the Required Senior Discount Noteholders.”

3. Amendment to Exhibit A. Exhibit A to the PSA is hereby amended by deleting Schedule E and replacing it with the new Schedule E annexed hereto as Exhibit A.

4. Reservation of Rights. Each member of the Company Group jointly and severally acknowledges and agrees that, (a) the Consenting Subordinated Noteholders shall preserve all rights, remedies, power or privileges set forth in the PSA and under applicable law and (b) nothing contained herein shall in any way limit or otherwise prejudice, and the Consenting Subordinated Noteholders have reserved their right to invoke fully, any right, remedy, power or privilege which the Consenting Subordinated Noteholders may not have or may have in the future under or in connection with the PSA and applicable law, or diminish any of the obligations of any member of the Company Group contained in the PSA. The rights, remedies, powers and privileges of the Consenting Subordinated Noteholders provided under this Amendment and the PSA are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5. No Change. Except as expressly provided herein, no term or provision of the PSA shall be amended, waived, modified, consented to or supplemented, and each term and provision of the PSA shall remain in full force and effect.

6. Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(i)	counterparts hereof duly executed by each member of the Company Group and the Required Subordinated Noteholders; and

(ii)	counterpart signatures to the Senior Discount Noteholder Plan Support Agreement (the “SDPSA”), in the form annexed hereto, shall have been executed and delivered, with a copy to the Administrative Agent and the Ad Hoc Committee, prior to the Petition Date by (a) each member of the Company Group and (b) each Consenting Senior Discount Noteholder (as defined in the SDPSA)

The execution and delivery of this Amendment shall be binding upon each of the Consenting Subordinated Noteholders’ successors and assigns.

7. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts by facsimile with originals to follow, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DDi CAPITAL CORP.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS TEXAS, L.P.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ John Stumpf
Title: CFO

By:	DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ John Stumpf
Title: CFO

By:	DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ John Stumpf
Title: CFO

ARGENT, as a 6.25% Subordinated Noteholder

By:	/s/ Nate Brown
Name:
Title:

[Signature Page to First Amendment to Plan Support Agreement]

PROVIDENCE CAPITAL, LLC, ON BEHALF OF AQUITANIA PARTNERS, LP; MAVRETANIA PARTNERS, LP; AND RAM [ILLEGIBLE] LIMITED, as a 5 1/4% Subordinated Noteholder

By:	/s/ John C. Kopchik
Name: John C. Kopchik Title: PRESIDENT, PROVIDENCE CAPITAL, LLC

[Signature Page to First Amendment to Plan Support Agreement]

PROVIDENCE CAPITAL ON BEHALF OF MAVRETANIA PARTNERS, LP, as a 6 1/4% Subordinated Noteholder

By:	/s/ John C. Kopchik
Name: John C. Kopchik Title: PRESIDENT, PROVIDENCE CAPITAL, LLC

[Signature Page to First Amendment to Plan Support Agreement]

Tablerock Fund Management, as a 5 1/4% Subordinated Noteholder

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE] Title: [ILLEGIBLE]

[Signature Page to First Amendment to Plan Support Agreement]

Tablerock Fund Management, as a 6 1/4% Subordinated Noteholder

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE] Title: [ILLEGIBLE]

[Signature Page to First Amendment to Plan Support Agreement]

[ILLEGIBLE], as a 5.25%
Subordinated Noteholder

By:	/s/ David Sherman
Name:	Cohanzick
Title:	President of Cohanzick Management, LLC

[Signature Page to First Amendment to Plan Support Agreement]

Exhibit 8

SENIOR DISCOUNT NOTEHOLDER PLAN SUPPORT AGREEMENT

This Senior Discount Noteholder Plan Support Agreement (together with exhibits, annexes and attachments hereto, this “Agreement”) is made and entered into as of August 19, 2003 by and among (i) DDi Corp. (“DDi”), DDi Intermediate Holdings Corp. (“DDi Intermediate”), DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details”), Dynamic Details, Incorporated, Silicon Valley (“DDISV”) and their respective subsidiaries and affiliates (collectively, the “Company Group”) and (ii) the Senior Discount Noteholders (as defined below) signatory hereto (the “Consenting Senior Discount Noteholders”). DDi, DDi Intermediate, DDi Capital, Details, DDISV, and each of their respective subsidiaries and affiliates, each Consenting Senior Discount Noteholder and any subsequent person, that becomes a party hereto are referred herein as the “Parties” and individually, as a “Party.”

PRELIMINARY STATEMENTS

A. The holders of (the “Senior Discount Noteholders”) of 12 1/2% Senior Discount Notes due 2007 (the “Senior Discount Notes”) issued by DDi Capital under that certain indenture dated as of November 18, 1997 between DDi Capital, as issuer, and The State Street Bank and Trust Company (n/k/a U.S. Bank, N.A.), as trustee, as supplemented by the supplemental indenture dated as of February 10, 1998 between DDi Capital and the 12 1/2 Trustee (the “12 1/2 Indenture”), hold senior debt in face amount of $16,090,000 (the “Senior Discount Indebtedness”). As of the date hereof, the Consenting Senior Discount Noteholders hold, in aggregate, [    ] of the principal amount of the Senior Discount Indebtedness.

B. Pursuant to that certain Restructuring Support Agreement, dated as of August 1, 2003 (the “RSA”), the Consenting Lenders (as defined in the Term Sheet) have consented to, inter alia, the Restructuring Terms (as defined below) subject to certain terms and conditions outlined in the RSA.

C. The Consenting 5 1/4% Subordinated Noteholders (as defined in the PSA as defined below) and the Consenting 6 1/4% Noteholders (as defined in the PSA as defined below) have until August 8, 2003 to execute the Plan Support Agreement (the “PSA”), the form of which is annexed hereto as Exhibit B to the RSA, which shall provide for, inter alia, their consent to the Restructuring Terms subject to certain terms and conditions outlined in the PSA

D. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders, the Consenting 6 1/4% Subordinated Noteholders and the Consenting Senior Discount Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to certain aspects of the restructuring and reorganization of the Company Group.

E. The Company Group, the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders, the Consenting 6 1/4% Subordinated Noteholders and the Consenting Senior Discount Noteholders now desire to implement a restructuring and reorganization of the Company Group such that the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholders and the Consenting 6 1/4% Subordinated Noteholders and the other holders of claims against and/or equity interests in the Company Group shall receive the consideration to be paid, distributed or provided by the Company Group pursuant to such restructuring and reorganization

(the “Restructuring Terms”) as set forth on the term sheet (the “Term Sheet”) attached hereto as Exhibit A (the “SDN Term Sheet”).

F. In order to expedite the contemplated restructuring and reorganization of the Company Group, each Party, subject to the terms of this Agreement, desires to pursue and support a restructuring transaction (i) by way of a plan of reorganization under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) relating to DDi and DDi Capital, and (ii) by way of an out-of-court restructuring transaction relating to Details, DDISV and their respective subsidiaries that achieves and implements the Restructuring Terms (any such restructuring transaction that achieves and implements the Restructuring Terms, the “Restructuring Transaction”) and during the pendency of this Agreement desires not to support any restructuring or reorganization of any of the members of the Company Group (or any plan or proposal in respect of the same) that does not achieve or implement the Restructuring Terms.

G. In order to implement the Restructuring Transaction, the Company Group has agreed, subject to the terms and conditions of this Agreement, (i) to prepare and file (a) a disclosure statement that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Disclosure Statement”), and (b) a plan of reorganization for DDi and DDi Capital that is consistent in all material respects with the Restructuring Terms and is in the form attached to the Term Sheet (the “Conforming Plan”) in cases filed under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and to negotiate and prepare the definitive Restructuring Transaction documents that are consistent in all respects with the Restructuring Terms and are in form and substance satisfactory to the Consenting Lenders (the “Conforming Restructuring Loan Documents”), and (ii) to use reasonable commercial efforts to have the Conforming Disclosure Statement approved and the Conforming Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

H. The Company Group and the Consenting Senior Discount Noteholders acknowledge and agree that the best way to effectuate the Conforming Plan and the Conforming Restructuring Loan Documents is to do so in a way that would:

1.	maximize the value of the Company Group for the benefit of all interested persons;

2.	minimize the disruption to the Company Group resulting from the commencement of the Chapter 11 Cases as quickly as possible;

3.	minimize the loss of business continuity and opportunity of Details and DDISV;

4.	provide all parties to the Restructuring Transaction with Global Releases (as defined in the Term Sheet) and a Plan Injunction (as defined in the Term Sheet); and

5.	provide assurances and stability to certain key employees of the Company Group.

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I. In expressing such support and commitment, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, the fiduciary duties of DDi and DDi Capital as debtors in possession, the fiduciary duties of any Consenting Senior Discount Noteholder who is appointed to the official committee of unsecured creditors (the “Creditors’ Committee”) in the Chapter 11 Cases or the role of any state or federal agencies with regulatory authority concerning any member of the Company Group.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Term Sheet.

2. Term Sheet Conditions. Without limiting the conditions set forth herein, each Party’s agreement to this Agreement and support for the Conforming Plan, the Conforming Restructuring Loan Documents and the Term Sheet is expressly conditioned on satisfaction of each of the terms and conditions set forth in the Term Sheet and this Agreement. To the extent that any such conditions involve a time period or an outside date for satisfaction, the Parties acknowledge and agree that time is of the essence with respect to each such condition.

3. Agreements of the Consenting Senior Discount Noteholders

(i) Ownership. Each Consenting Senior Discount Noteholder represents and warrants, on a several but not joint basis, that, as of the date hereof, (i) such Consenting Senior Discount Noteholder either (A) is the sole legal and beneficial owner of, or holder of investment authority over, the debt set forth below its name on the signature page hereof and all related claims, rights and causes of action arising out of or in connection with or otherwise relating to such debt (the “Consenting Senior Discount Noteholder Claims”), in each case free and clear of all claims, liens and encumbrances, or (B) has or will have investment or voting discretion with respect to the debt and Consenting Senior Discount Noteholder Claims and has or will have the power and authority to bind the beneficial owner(s) of such debt and Consenting Senior Discount Noteholder Claims to the terms of this Agreement, and (ii) such Consenting Senior Discount Noteholder has or will have full power and authority to vote on and consent to such matters concerning such debt and Consenting Senior Discount Noteholder Claims and to exchange, assign and transfer such debt and Consenting Senior Discount Noteholder Claims.

(ii) Voting. Each Consenting Senior Discount Noteholder agrees that for so long as this Agreement remains in effect, it (i) shall vote its debt and Consenting Senior Discount Noteholder Claims to accept any Conforming Plan as soon as practicable following receipt of any Conforming Disclosure Statement in any solicitation of votes for any such Conforming Plan (but in no case later than any voting deadline stated therein), (ii) shall vote against and shall in no way otherwise, directly or indirectly, support any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) that is not consistent with, or does not implement or achieve, the Restructuring Terms, (iii) shall not (A) directly or indirectly seek, solicit, pursue,

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support or encourage any other plan or the termination of the exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company that could be expected to prevent, delay or impede the successful restructuring of the Company as contemplated by the Restructuring Terms and any Conforming Plan, (B) object to the Conforming Disclosure Statement or the solicitation of votes for the Conforming Plan or support any such objection by a third party; provided, however, that the Consenting Senior Discount Noteholder may object to the Conforming Disclosure Statement solely on the basis that it does not contain adequate information as required by Section 1125 of the Bankruptcy Code, or (C) take any other action that is inconsistent with, or that would delay confirmation of, the Conforming Plan; and (iv) shall not object to, or otherwise oppose, directly or indirectly, any of the terms and conditions of the Budget and Funding Agreement, dated as of August 1, 2003 (the “Budget and Funding Mechanism”) and the Funding Motion (as defined in the Budget and Funding Mechanism). Nothing contained herein shall limit the ability of a Consenting Senior Discount Noteholder to consult with the Company, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases so long as such consultation or appearance is consistent with the Consenting Senior Discount Noteholder’s obligations hereunder and the terms of the Conforming Plan, the Restructuring Terms and this Agreement.

(iii) Transfers. Each Consenting Senior Discount Noteholder agrees that for so long as this Agreement remains in effect, it shall not sell, transfer, assign, pledge or otherwise dispose, directly or indirectly, any of the debt or Consenting Senior Discount Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B-1, a copy of which shall be provided to the Parties, in which event each Party shall be deemed to have acknowledged that its obligations to the Consenting Senior Discount Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee.

(iv) Further Agreement. Each Consenting Senior Discount Noteholder believes that the consummation of the Conforming Plan consistent with the Term Sheet is in its best interests and is in the best interests of the Company’s creditors generally. Accordingly, for so long as this Agreement remains in effect, each Consenting Senior Discount Noteholder will support the Conforming Plan consistent with the terms and conditions of the Term Sheet. Without limiting the foregoing, each Consenting Senior Discount Noteholder commits, for so long as the Agreement remains in effect, to support the Budget and Funding Mechanism, the Conforming Disclosure Statement, the Conforming Plan and the Conforming Restructuring Loan Documents and use its commercially reasonable efforts to facilitate the filing and confirmation of the Conforming Plan at the earliest practicable date; provided, however, that notwithstanding anything contained herein to the contrary, if any Consenting Senior Discount Noteholder is appointed to and serves on the Creditors’ Committee, the terms of this Agreement shall not be construed to limit such Consenting Senior Discount Noteholder’s exercise of its fiduciary duties in its role as a member of a Creditors’ Committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

4. Agreements of the Company Group. Each member of the Company Group believes that the confirmation of the Conforming Plan and the consummation of the Conforming Restructuring Loan Documents will best facilitate its business and financial restructuring and that consummation of the terms described in the Term Sheet is in the best interests of each member of the Company Group and in the best interests of their respective creditors and other parties in

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interest. Accordingly, the Company Group hereby agrees, for so long as this Agreement remains in effect: (a) to prepare or cause the preparation, as soon as practicable after the date hereof, of each of the Definitive Documents (as defined below), each containing terms and conditions consistent in all material respects with the Restructuring Terms, and to distribute such documents and afford reasonable opportunity of comment and review to (i) the legal and financial advisors for the Consenting Senior Discount Noteholders; (b) to (i) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 21, 2003, (ii) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 30, 2003, (iii) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003, and (iv) to solicit the requisite votes in favor of, and to obtain confirmation by the Bankruptcy Court at the earliest practicable date of, the Conforming Plan and approval of the Bankruptcy Court; (c) to not pursue, propose, support, encourage the pursuit of, or seek to implement any transaction or series of transactions that would effect a restructuring on terms other than the Restructuring Terms unless or until this Agreement has been terminated in accordance with Section 5; and (d) to otherwise use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Term Sheet, the Conforming Plan and the Conforming Restructuring Loan Documents at the earliest practicable date (including opposing any appeal of the Confirmation Order).

5. Termination of Agreement. The obligations of the Consenting Senior Discount Noteholders under this Agreement shall terminate and be of no further force and effect upon the occurrence of any of the following events (any such event, a “Termination Event”), and such Termination Event is not waived in accordance with Section 10 of this Agreement: (i) the Company Group fails (A) to file the Chapter 11 Cases with respect to the Restructuring Transaction in the Bankruptcy Court on or prior to August 21, 2003, (B) to file the Conforming Disclosure Statement and the Conforming Plan with the Bankruptcy Court on or prior to August 30, 2003, or (C) to cause the solicitation pursuant to the Conforming Disclosure Statement and the Conforming Plan to commence on or before October 10, 2003; (ii) any member of the Company Group files, proposes or otherwise supports, either directly or indirectly, any plan of reorganization other than the Conforming Plan, or other creditors of any member of the Company Group file any plan of reorganization other than the Conforming Plan in accordance with Section 1121(c) of the Bankruptcy Code; (iii) the Conforming Plan is modified or replaced such that it (or any such replacement) at any time is not consistent in any material respect with the Restructuring Terms; (iv) any breach of any member of the Company Group of any of their respective obligations, or failure to satisfy in any material respect any of the terms or conditions under this Agreement or the Pre-Restructuring Loan Documents (as defined in the Term Sheet), or any member of the Company Group or any of their respective professionals or representatives shall take any action to challenge (including, without limitation, to assert in writing any challenge to) the validity or enforceability of this Agreement; (v) the final Definitive Documents (as defined below) are modified to provide for any terms that are not consistent in any material respect with the Restructuring Terms or that are otherwise not satisfactory in form and substance to the Parties signatory thereto; (vi) any member of the Company Group or any of their respective professionals or representatives shall withdraw or revoke the Conforming Plan; (vii) an examiner with expanded powers or a trustee shall have been appointed in the Chapter 11 Cases, the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or the Chapter 11 Cases shall have been dismissed by order of the Bankruptcy Court; (viii) the occurrence of a Termination Event (as defined in the RSA), which shall not have been waived by the Required

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Lenders (as defined in the RSA); (ix) the occurrence of a Termination Event (as defined in the PSA), which shall not have been waived by the Consenting Subordinated Noteholders (as defined in the PSA) holding at least one-half (1/2) in aggregate principal amount of the debt held by the Consenting Subordinated Noteholders; (x) any foreclosure proceeding is commenced against, or bankruptcy case is commenced by or against Details or DDISV; (xi) any failure to obtain, by November 15, 2003, (a) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 5 1/4% Subordinated Noteholders”) of 5 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan, (b) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required 6 1/4% Subordinated Noteholders”) of 6 1/4% Subordinated Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan and (c) more than one-half (1/2) in number and two-thirds (2/3) in amount of the holders (the “Required Senior Discount Noteholders”) of Senior Discount Notes (as defined in the Term Sheet) voting on the Conforming Plan to accept the terms of the Conforming Plan; (xii) any Court (including the Bankruptcy Court) shall declare, in a Final Order, this Agreement to be unenforceable; (xiii) orders approving the Conforming Disclosure Statement shall not have been entered by the Clerk of the Bankruptcy Court on or before October 7, 2003; (xiv) orders confirming the Conforming Plan shall not have been entered by the Clerk of the Bankruptcy Court on or before December 15, 2003; (xv) the Confirmation Order shall not be in form and substance acceptable to the Required Senior Discount Noteholders; (xvi) the Bankruptcy Court shall enter an order denying confirmation of the Conforming Plan; (xvii) the Effective Date (as defined in the Term Sheet) of the Conforming Plan shall not have occurred on or before January 8, 2004; or (xviii) January 30, 2004.

6. Good Faith Cooperation; Further Assurances; Acknowledgment; Definitive Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of (a) all matters relating to their rights in respect any member of the Company Group or otherwise in connection with their relationship with the members of the Company Group, (b) all matters concerning the implementation of the Restructuring Terms, and (c) the pursuit and support of the Restructuring Transaction. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be necessary to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and voting any other debt or equity securities of the Company Group in favor of the Restructuring Transaction (provided that no Consenting Senior Discount Noteholder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including proposing a plan that is not the Conforming Plan. While the Consenting Senior Discount Noteholders commit herein to support the Restructuring Transaction and Conforming Plan and it is their intention to vote in favor of the Conforming Plan, this Agreement is not and shall not be deemed a solicitation for consent to the Conforming Plan or a solicitation to tender or exchange any Debt. The acceptance of the Consenting Senior Discount Noteholders will not be solicited until they have received the Conforming Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Parties hereunder shall be expressly subject to the preparation of definitive documents (the “Definitive Documents”) implementing, achieving and relating to the Restructuring Terms and this Agreement, including, without limitation: (i) (a) the Conforming Plan, the Disclosure Statement, the order of the Bankruptcy Court confirming the Conforming Plan (the “Confirmation Order”), the Conforming Disclosure Statement, and any related ballots, releases and settlement documents, (b) definitive documentation relating to the management

6

incentive plan, the common stock of Reorganized DDi, the preferred stock of DDi Europe (as defined in the Term Sheet) and other related documents, each of which are more specifically described in the Restructuring Terms, shall contain terms and conditions consistent in all material respects with the Restructuring Terms, and shall be satisfactory in form and substance to the Parties signatory thereto, (c) the Conforming Restructuring Loan Documents and (d) all other agreements, instruments, orders or other documents necessary or appropriate to consummate the transactions contemplated by this Agreement, the Term Sheet, the Conforming Restructuring Loan Documents or the Conforming Plan, and (ii) any “first day” orders and motions. Each Party hereby covenants and agrees (i) to negotiate in good faith the Definitive Documents and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents.

7. Further Acquisitions. This Agreement shall in no way be construed to preclude any Consenting Senior Discount Noteholder from acquiring additional 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes and/or Senior Discount Notes. However, any such 5 1/4% Subordinated Notes, 6 1/4% Subordinated Notes or Senior Discount Notes so acquired shall automatically be deemed to be subject to all of the terms of (i) in the case of the 5 1/4% Subordinated Notes and the 6 1/4% Subordinated Notes, the PSA and (ii) in the case of the Senior Discount Notes, this Agreement.

8. Additional Claims or Equity Interests. To the extent any Consenting Senior Discount Noteholder (a) acquires additional debt or claims, or (b) holds or acquires other claims or equity interests in the Company entitled to vote on the Conforming Plan, each such Consenting 5 1/4% Subordinated Noteholder and Consenting 6 1/4% Subordinated Noteholder agrees that such debt, Claims, claims or equity interests shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional debt, claims, claims or equity interests (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with this Agreement.

9. Representations and Warranties. Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof.

(a) it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability, partnership or other similar action on its part;

(b) the execution, delivery, and performance by such Party of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(c) the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with, consent or approval of,

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or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Cases, the Conforming Disclosure Statement and the Conforming Plan. Although none of the Parties intend that this Agreement should constitute, and they each believe that it does not constitute, a solicitation and acceptance of the Conforming Plan, they each acknowledge and agree that, regardless of whether its Relevant Claims or the Conforming Restructuring Loan Documents constitutes “securities” within the meaning of the Securities Act of 1933, (i) each of the Consenting Senior Discount Noteholders is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933 and a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act of 1933 and (ii) adequate information was provided by the Company Group to each such Consenting Senior Discount Noteholder in order to enable it to make an informed decision such that, were this Agreement to be construed as or deemed to constitute such a solicitation and acceptance, such solicitation was (i) in compliance with any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, or (ii) if there is not any such law, rule, or regulation, solicited after disclosure to such holder of “adequate information” as such term is defined in Section 1125(a) of the Bankruptcy Code;

(d) if such Party is a Consenting Senior Discount Noteholder, such Consenting Senior Discount Noteholder has reviewed this Agreement and all exhibits hereto and has received all such other information as it deems necessary and appropriate to enable it to evaluate the financial risks inherent in the Restructuring Transaction; and

(e) this Agreement is the legally valid and binding obligation of it, enforceable in accordance with the terms hereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

10. Amendments and Waivers. This Agreement may not be modified, amended or supplemented except in a writing signed by each member of the Company Group and (i) the Consenting Senior Discount Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Senior Discount Noteholders; provided, that, that any modification or amendment to this Section 10 shall require the written consent of all of the Parties; provided, further, that any modification of, or amendment or supplement to, this Agreement (including the Restructuring Terms) that materially and adversely affects any Party shall require the written consent of the Party so affected. A Termination Event may not be waived except in a writing by the Consenting Senior Discount Noteholders holding at least one-half (1/2) in aggregate principal amount of the debt held by Consenting Senior Discount Noteholders no later than three (3) business days following the occurrence of a Termination Event.

11. Other Existing Support Agreements. Each Consenting Senior Discount Noteholder acknowledges that other parties are being requested to sign the RSA and that a condition of the Term Sheet is that the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA). Each Consenting Senior Discount Noteholder further acknowledges that other parties are being requested to sign the PSA

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and that a condition of the RSA is that the PSA shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the Company Group and (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes.

12. Conditions to Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until (i) counterpart signature pages and Joinders, as applicable, shall have been executed and delivered, no later than August     , 2003, by (a) each member of the Company Group, (b) the Consenting Senior Discount Noteholders holding          in aggregate principal amount of the Subordinated Notes, to the Debtors, with a copy to the Administrative Agent; (ii) the RSA shall have been executed and delivered, no later than August 1, 2003, by (a) each member of the Company Group and (b) one hundred percent of the (100%) of the holders of Lender Indebtedness (as defined in the RSA); and the PSA shall have been executed and delivered, no later than August 8, 2003, by (a) each member of the Company Group and (b) the Consenting Subordinated Noteholders holding at least forty-two and a half percent (42.5%) in aggregate principal amount of the Subordinated Notes.

13. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING, AND WAIVES ANY OBJECTION IT MAY HAVE TO VENUE OR THE CONVENIENCE OF THE FORUM. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14. Specific Performance. This Agreement, including without limitation the Parties’ agreement herein to support the Restructuring Transaction and Conforming Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms. It is understood and agreed by each of the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

15. Survival. Notwithstanding (a) any sale of the debt or Claims in accordance with Sections 3 (iii), or (b) the termination of this Agreement pursuant to Section 5, the agreements and obligations of the Parties in Sections 13, 15, 17, 19, 20, 24, and 25 shall survive such sale and/or

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termination and shall continue in full force and effect for the benefit of the Consenting Senior Discount Noteholders in accordance with the terms hereof.

16. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

17. Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting Senior Discount Noteholders under this Agreement are, in all respects, several and not joint.

18. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and, to the extent contemplated by the Term Sheet, the Consenting Lenders under the RSA and the Consenting Subordinated Noteholders under the PSA, and no other person or entity shall be a third party beneficiary hereof.

19. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior and contemporaneous negotiations, agreements, representations, warranties and understandings of the parties, whether oral, written or implied, with respect to the subject matter hereof, except that the Parties acknowledge that, except as provided in Section 20 below, any confidentiality agreements heretofore executed between any member of the Company Group and each Consenting Senior Discount Noteholder shall continue in full force and effect.

20. Confidentiality. Each member of the Company Group and each Consenting Senior Discount Noteholder agrees to use commercially reasonable efforts to maintain the confidentiality of (a) the individual identities and individual holdings of each Consenting 5 1/4% Subordinated Noteholder, Consenting 6 1/4% Subordinated Noteholder, Consenting Senior Discount Noteholders and Consenting Lender; provided, however, that such information maybe disclosed (i) to the Parties’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as “Representatives”), (ii) to person in response to, and to the extent required by, (x) any subpoena, or other legal process or (y) any bank regulatory agency or any other regulatory agency or authority. If any Party or its Representative receives a subpoena or other legal process as referred to in clause (ii)(x) above in connection with the Agreement, such Party shall provide the other Parties with prompt written notice of any such request or requirement, to the fullest extent permissible and practicable under the circumstances, so that the other Parties may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 20, (i) the Company Group may disclose (a) the existence of and nature of support evidenced by this Agreement in one or more public releases that have first been sent to the counsel for the Administrative Agent and to the Consenting Senior Discount Noteholders for review and comment, and (b) in the context of any such releases, the aggregate holdings of the Consenting Lenders, the Consenting 5 1/4% Subordinated Noteholder, the Consenting 6 1/4% Subordinated Noteholder and the Consenting Senior Discount Noteholders (but, as indicated above, not their identities or their individual holdings), (ii) any Party hereto may disclose the identities to the Parties hereto and their

10

individual holdings in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, and (iii) to the extent required by the Bankruptcy Code, Bankruptcy Rules, Local Rules of the Bankruptcy Court or other applicable rules, regulations or procedures of the Bankruptcy Court or the Office of the United States Trustee, the Company Group may disclose the individual identities of the Consenting Senior Discount Noteholders in a writing that has first been sent to each Consenting Senior Discount Noteholder for review and comment on five (5) business days’ notice.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

22. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, during standard business hours (from 8:00 a.m. to 6:00 p.m.) as follows:

a. if to the Consenting Senior Discount Noteholders, to each such Party at its address set forth on the signature pages to each Joinder Agreement; and

b. if to any member of the Company, to Richard Wynne, Kirkland & Ellis LLP, 777 South Figueroa Street, Los Angeles, California 90017, Facsimile No. (213) 680-8500.

With a copy to:	Jeffrey L. Schwartz Hahn & Hessen LLP 488 Madison Avenue New York, NY 10022

and

Kathrine A. McLendon Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Facsimile No.: 212-455-2502 Counsel for the Consenting Lenders

and

George C. Webster

Stutman, Treister & Glatt Professional Corporation

1901 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Facsimile No.: (310) 228-5788

Attorneys to the Ad Hoc Committee of Subordinated

Noteholders

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23. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code, and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankuptcy Code.

24. Reservation of Rights. Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or its full participation in any bankruptcy case filed by any member of the Company or any of its affiliates and subsidiaries. Nothing herein shall be deemed an admission of any kind. If the transactions contemplated herein, in the Conforming Plan or the Conforming Restructuring Loan Documents are not consummated, or this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights. As provided in the Term Sheet, this Agreement may be filed with the Bankruptcy Court, provided, however, that Schedule B to the Term Sheet shall be attached with any redactions as may be required by the Required Lenders.

25. Disclosure of Holdings. Unless required by applicable law or regulation or otherwise provided for in this Agreement, no Party shall disclose the amount of any Consenting Lender’s, Consenting 5 1/4% Subordinated Noteholder’s, Consenting 6 1/4% Subordinated Noteholder’s or Consenting Senior Discount Noteholders’s holdings of debt to any third party without the prior written consent of such Consenting Lender, Consenting 5 1/4% Subordinated Noteholder, Consenting 6 1/4% Subordinated Noteholder or Consenting Senior Discount Noteholder; provided, however, that (a) if such disclosure is required by law or regulation, the disclosing Party shall afford the relevant Consenting Lender, Consenting 5 1/4% Subordinated Noteholder, Consenting 6 1/4% Subordinated Noteholder or Consenting Senior Discount Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure, and (b) the foregoing shall not prohibit the disclosure of approximate aggregate group holdings by class of debt.

26. Independent Due Diligence and Decision-Making. Each of the undersigned hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company Group, without reliance upon the Ad Hoc Committee, any of their respective affiliates or any of their respective advisors or representatives. To the extent any materials or information have been furnished to it by such persons, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

27. Prevailing Party. If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to all reasonable expenses incurred, including reasonable attorneys’, accountants’ and financial advisors fees in connection with such action or proceeding.

28. Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the ability of (a) any member of the Company Group or any of their respective directors or officers (in such person’s capacity as a director or officer of any member of the Company Group) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law and (b) any

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Consenting Senior Discount Noteholder or representative of a Consenting Senior Discount Noteholder that is a member of a statutory committee established in the Chapter 11 Cases to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member to the extent required to comply with fiduciary obligations applicable under the Bankruptcy Code. Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 28.

29. Several not Joint. The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.

30. No Admissions. This Agreement shall in no way be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims of defenses which it has asserted or could assert.

31. Lender Claims and Liens. The Consenting Senior Discount Noteholders agree that until this Agreement is terminated, they shall not dispute that (a) the Borrowers are indebted to the Administrative Agent and the Lenders for $72, 892,916.17 in outstanding principal amount and face amount of undrawn letters of credit, plus interest and fees, as provided under the Credit Agreement (as defined in the Term Sheet) and the other Pre-Restructuring Loan Documents (as defined in the Term Sheet) and applicable law and (b) as security for payment of the foregoing indebtedness, the Lenders have valid, perfected and unavoidable first-priority liens and charges on, and security interests in, all or substantially all of the assets of the Borrowers, as more particularly described in, and evidenced by, the Credit Agreement and the Pre-Restructuring Loan Documents. Until this Agreement is terminated, no Consenting Senior Discount Noteholder shall (i) challenge or contest, the validity, binding nature, due authorization or enforceability of any document or instrument evidencing the Credit Agreement, the other Pre-Restructuring Loan Documents or any term or condition thereof or (ii) seek to alter, amend or supplement the Credit Agreement or any of the other Pre-Restructuring Loan Documents without the prior written consent of the Consenting Lenders or (iii) challenge or contest the validity, enforceability, perfection or priority of (or shall seek to alter the priority of) any existing lien, charge, security interest, or other interest in favor of the Lenders or any lien, charge, security interest, or other interest granted to the Lenders pursuant to the Pre-Restructuring Loan Documents.

[Remainder of page intentionally left blank; remaining pages are signature pages.]

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IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first written above.

DDi CAPITAL CORP.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, SILICON VALLEY

By:	/s/ John Stumpf
Title: CFO

DDi Corp.

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/s/ John Stumpf
Title: CFO

DYNAMIC DETAILS, TEXAS, L.P.

By:	Dynamic Details Texas Holdings Corp.

	By:	/s/ John Stumpf
Title: CFO

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By: DDi-TEXAS INTERMEDIATE HOLDINGS, L.L.C.

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS TEXAS HOLDINGS CORP.

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, COLORADO SPRINGS

By:	/s/ John Stumpf
Title: CFO

By: DYNAMIC DETAILS INCORPORATED, TEXAS

By:	/s/ John Stumpf
Title: CFO

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Exhibit A

Term Sheet

(See Exhibits 1 through 6 attached to the Plan)